SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES

EXCHANGE ACT OF 1934

Filed by the Registrant  ☑

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☑	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to 240.14a-12

LIFEWAY FOODS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☑	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

PRELIMINARY PROXY STATEMENT—SUBJECT TO COMPLETION

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

AND

PROXY STATEMENT

Notice of 2022 Annual Shareholders Meeting

You are cordially invited to attend the 2022 Annual Meeting of Shareholders (together with any postponements, adjournments or other delays thereof, the “Annual Meeting”) of Lifeway Foods, Inc. (the “Company”).

Date	[●], 2022

Time	[●] Central Time

Place	[●]

Record date	[●]. Only shareholders of record at the close of business on the Record Date are entitled to receive notice of, and to vote at, the Annual Meeting.

Proxy voting

Your vote is important. Whether or not you plan to attend the Annual Meeting, we urge you to submit your proxy via the Internet or telephone or by mail as soon as possible.

IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE ANNUAL MEETING, REGARDLESS OF WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING. ACCORDINGLY, AFTER READING THE ACCOMPANYING PROXY STATEMENT, PLEASE FOLLOW THE INSTRUCTIONS ON THE ENCLOSED WHITE PROXY CARD AND PROMPTLY SUBMIT YOUR PROXY BY FOLLOWING THE INSTRUCTIONS PROVIDED. PLEASE NOTE THAT EVEN IF YOU PLAN TO ATTEND THE ANNUAL MEETING, WE RECOMMEND THAT YOU VOTE USING THE ENCLOSED WHITE PROXY CARD PRIOR TO THE ANNUAL MEETING TO ENSURE THAT YOUR SHARES WILL BE REPRESENTED.

Items of business		To elect seven (7) members of Lifeway’s Board of Directors to serve until the 2023 Annual Meeting of Shareholders (or until successors are elected and qualified).
	2.	To ratify the appointment of Mayer Hoffman McCann P.C. as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022.
	3.	To approve, by non-binding advisory vote, executive compensation.
	4.	To authorize the Company’s 2022 Omnibus Incentive Plan.
	5.	To authorize the Company’s 2022 Non-Employee Director Equity and Deferred Compensation Plan.
	6.	To authorize issuance of common stock upon settlement of RSUs into which certain fiscal 2021 compensation of non-employee directors was converted.
To transact such other business as may properly come before the Annual Meeting.

The Board strongly recommends that you vote on the WHITE proxy card “FOR” the election of the Board’s nominees, “FOR” Proposal Two, “FOR” Proposal Three, “FOR” Proposal Four, “FOR” Proposal Five, and “FOR” Proposal Six.

By Order of the Board of Directors

Julie Smolyansky
Director, President, Chief Executive Officer and Secretary
[●], 2022

The proxy statement, accompanying WHITE proxy card, and the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021, were first sent or given to our shareholders on or about [●], 2022.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL

MEETING TO BE HELD ON [●], 2022

The proxy statement, the accompanying WHITE proxy card, and the Annual Report on Form 10-K for the fiscal year ended December 31, 2021 are available free of charge at [website]. Information on this website, other than this proxy statement, is not a part of this proxy statement.

Please sign, date and promptly return the enclosed WHITE proxy card in the envelope provided, or submit your proxy and voting instructions over the Internet or by telephone by following the instructions on the enclosed WHITE proxy card, so that you may be represented at the Annual Meeting.

********************

The accompanying proxy statement provides a detailed description of the business to be conducted at the Annual Meeting. We urge you to read the accompanying proxy statement, including the appendices, carefully and in their entirety.

If you have any questions concerning the business to be conducted at the Annual Meeting, would like additional copies of the proxy statement or if you need assistance voting your shares, please contact Georgeson LLC, the Company’s proxy solicitor:

Shareholders, banks or brokers may call toll-free at (866) 775-2705.

PRELIMINARY PROXY STATEMENT—SUBJECT TO COMPLETION

LIFEWAY FOODS, INC.

6431 Oakton Street

Morton Grove, Illinois 60053

_________________________________

PROXY STATEMENT

_________________________________

2022 ANNUAL MEETING OF SHAREHOLDERS

[●], 2022

i

1.       INFORMATION ABOUT THE ANNUAL MEETING

Date	[●], 2022

Time	[●] Central Time

Place	[●]

The enclosed proxy is solicited by the Board of Directors (the “Board”) of LIFEWAY FOODS, INC. (“Lifeway,” “we,” “us,” or the “Company”) for use at Lifeway’s 2022 Annual Meeting of Shareholders (together with any postponements, adjournments or other delays thereof, the “Annual Meeting”).

Why am I receiving these materials?

This proxy statement and the accompanying WHITE proxy card are furnished in connection with the solicitation of proxies by our board of directors for use at the Annual Meeting.

Your vote is very important. Please sign, date and return the enclosed WHITE proxy card in the postage-paid envelope provided, or use the telephone or Internet voting instructions on the enclosed WHITE proxy card, even if you plan to attend the Annual Meeting. If you hold your shares in an account at a broker, bank or other nominee, follow the instructions provided by your nominee to vote your shares. Voting your shares by proxy ensures that if you are unable to attend the Annual Meeting, your shares will be voted at the Annual Meeting. Voting now will not limit your right to change your vote or to attend the Annual Meeting.

What am I voting on?

You will be entitled to vote on the following proposals at the Annual Meeting:

☐	To elect seven (7) members of the Board to serve until the 2023 Annual Meeting of Shareholders (or until successors are elected and qualified) (Proposal One);

☐	To ratify the appointment of Mayer Hoffman McCann P.C. as our independent registered public accounting firm for the fiscal year ending December 31, 2022 (Proposal Two);
☐	To approve, by non-binding advisory vote, executive compensation (Proposal Three);
☐	To authorize the Company’s 2022 Omnibus Incentive Plan (Proposal Four);
☐	To authorize the Company’s 2022 Non-Employee Director Equity and Deferred Compensation Plan (Proposal Five); and
☐	To authorize issuance of common stock upon settlement of RSUs into which certain fiscal 2021 compensation of non-employee directors was converted (Proposal Six).

How does the Board recommend that I vote on these proposals?

The Board recommends that you vote your shares:

☐	“FOR” the election of the director nominees named in this proxy statement (which nominees are Julie Smolyansky, JC Dalto, Jody Levy, Dorri McWhorter, Perfecto Sanchez, Pol Sikar and Jason Scher);

☐	“FOR” the ratification of the selection of Mayer Hoffman McCann P.C. as our independent registered public accounting firm for the fiscal year ending December 31, 2022 (Proposal Two);
☐	“FOR” the approval, by non-binding advisory vote, executive compensation (Proposal Three);
☐	“FOR” the authorization of the Company’s 2022 Omnibus Incentive Plan (Proposal Four);
☐	“FOR” the authorization of the Company’s 2022 Non-Employee Director Equity and Deferred Compensation Plan (Proposal Five); and
☐	“FOR” the authorization of the issuance of common stock upon settlement of RSUs into which certain fiscal 2021 compensation of non-employee directors was converted (Proposal Six).

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Is the Annual Meeting important?

Yes. One of our shareholders, Edward Smolyansky, has notified the Company that he intends to nominate himself, Ludmila Smolyansky, Robert Whalen, Austin Hollis and Iana Trifonova (collectively, the “Opposition Nominees”) for election as members of the Board at the Annual Meeting. You may receive proxy solicitation materials from Mr. Smolyansky, including proxy statements and proxy cards. The Board recommends that you disregard them. The Company is not responsible for the accuracy of any information contained in any proxy solicitation materials filed or disseminated by, or on behalf of, Mr. Smolyansky or any other statements that he may otherwise make.

The Board does not endorse the Opposition Nominees. The Board urges you to disregard any proxy materials and NOT to sign, return or vote using any proxy card sent to you by or on behalf of Mr. Smolyansky. Voting to “withhold” with respect to any of Mr. Smolyansky’s nominees on a proxy card that he provides to you is not the same as voting for the Board’s nominees, because a vote to “withhold” with respect to any of Mr. Smolyansky’s nominees on a proxy card will revoke any WHITE proxy card that you may have previously submitted. To support the Board’s nominees, you should vote “FOR” the Board’s nominees on the WHITE proxy card. If you vote, or have already submitted a vote, using any proxy card provided by or on behalf of Mr. Smolyansky, you have the right to change your vote by following the instructions on the enclosed WHITE proxy card to vote by Internet or telephone or by signing, dating and returning the enclosed WHITE proxy card in the postage pre-paid envelope provided or by voting at the Annual Meeting. Only your latest-dated proxy will count.

Help support Lifeway’s progress and the important work that the Board is doing to continue to position Lifeway for success. To show your support for the Board of directors, please sign, date and return the enclosed WHITE proxy card in the postage-paid envelope provided, or use the telephone or Internet voting instructions on the enclosed WHITE proxy card to submit your proxy.

Who can vote?

Holders of our common stock, par value $.01 per share (the “Common Stock”), as of the close of business on [●], 2022 (the “Record Date”), may vote at the Annual Meeting. As of the Record Date, there were [●] shares of Common Stock outstanding. Each share of Common Stock is entitled to one vote on each matter properly brought before the Annual Meeting. Shareholders are not permitted to cumulate votes with respect to the election of directors. We do not have any outstanding shares of preferred stock.

How can I vote my shares?

Shareholders of Record. Shareholders of record at the close of business on the Record Date are entitled to notice of and to vote at the Annual Meeting. Each holder of record of Common Stock is entitled to one vote for each share of Common Stock held as of the Record Date.

If your shares are registered directly in your name with our transfer agent, you are considered a shareholder of record with respect to those shares. If you are a record holder, your proxy materials are being sent to you directly by our transfer agent. If you are a shareholder of record, you may vote your shares in one of the following ways:

To vote THROUGH THE INTERNET, to go [website] to complete an electronic proxy card. You will be asked to provide the control information from the enclosed WHITE proxy card. Your Internet vote must be received by 11:59 p.m., Central Time on [●], 2022 to be counted.

To vote BY PHONE, call 1-800-652-VOTE (8683) and follow the pre-recorded instructions. You will be asked to provide the control information from the enclosed proxy card. Your telephone vote must be received by 11:59 p.m., Eastern Time on [●], 2022 to be counted.

To vote BY MAIL, sign, date and return your proxy card promptly so that we can be assured of having a quorum present at the Annual Meeting and so that your shares may be voted in accordance with your wishes, even if you later decide to attend the Annual Meeting.

To vote IN PERSON, you may attend the Annual Meeting and vote by ballot.

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Help support Lifeway’s progress and the important work that the Board is doing to continue to position Lifeway for success. To show your support for the Board, please sign, date and return the enclosed WHITE proxy card in the postage-paid envelope provided, or use the telephone or Internet voting instructions on the enclosed WHITE proxy card to submit your proxy.

Beneficial Shareholders. The method of voting by proxy differs for shares held beneficially through another holder of record (sometimes referred to as holding shares in “street name”). If your shares are held in a brokerage account or by a broker, bank or other nominee, then you are considered the beneficial owner of shares held in street name, and this proxy statement was forwarded to you by your broker, bank or other nominee, which is considered the shareholder of record with respect to those shares. As a beneficial owner, you have the right to direct your broker, bank or other nominee on how to vote the shares held in your account by following the instructions that your broker, bank or other nominee sent to you. As a beneficial owner, you are also invited to attend the Annual Meeting. However, because you are not the shareholder of record, you may not vote these shares at the Annual Meeting by ballot unless you obtain a “legal proxy” from your broker, bank or other nominee giving you the right to vote the shares.

What should I know about attending the Annual Meeting?

You are entitled to attend the Annual Meeting only if you were a shareholder as of the Record Date, a proxy holder for such a shareholder, or an invited guest of the Company. Since seating is limited, admission to the Annual Meeting will be on a first-come, first-served basis. You should be prepared to present government-issued photo identification for admittance, such as a passport or driver’s license. If you are the beneficial owner of your shares, you also will need proof of ownership as of the Record Date to be admitted to the Annual Meeting, such as your most recent account statement prior to the Record Date, a copy of the voting instruction card provided by your bank, broker or other nominee, or similar evidence of ownership. For security reasons, you and your bags may be subject to search prior to your admittance to the Annual Meeting. All attendees must be fully vaccinated against COVID-19, and comply with applicable COVID-19 protocols that may be required to access the meeting site. Cameras and recording devices will not be permitted at the Annual Meeting. If you do not comply with each of the foregoing requirements, you will not be admitted to the Annual Meeting. Although we are planning to hold the Annual Meeting in person, we reserve the right to change that intention depending on, among other things, local public health measures.

What is the quorum requirement for the Annual Meeting?

A quorum is the minimum number of shares required to be present or represented at the Annual Meeting for the meeting to be properly held under the Company’s bylaws (as amended, the “Bylaws”) and Illinois law. A majority of the outstanding shares of Common Stock as of the Record Date must be present, in person or by proxy, at the Annual Meeting in order to have the required quorum for the transaction of business. If the aggregate voting power of the shares of Common Stock present, in person and by proxy, at the Annual Meeting does not constitute the required quorum, we may adjourn the Annual Meeting to a subsequent date for the purpose of obtaining a quorum.

How many votes are needed for approval of each proposal?

Shares of Common Stock that are voted “FOR,” “WITHHOLD” or “AGAINST,” as applicable, on a matter are treated both as being present for purposes of establishing a quorum and as shares entitled to vote at the Annual Meeting with respect to such matter (the “Votes Cast”). Abstentions and broker non-votes (i.e., shares of Common Stock held as of the Record Date by banks, brokers or other nominees as to which the beneficial owners have given no voting instructions) will be counted for purposes of determining the presence or absence of a quorum for the transaction of business on a matter, but will not be counted for purposes of determining the number of Votes Cast with respect to that matter. Abstentions and broker non-votes, if any, will have no effect on proposals that require a plurality or majority of Votes Cast for approval.

Broker non-votes result from shares that are held by a bank, broker or other nominee that are represented at the Annual Meeting, but with respect to which the nominee holding those shares (i) has not received instructions from the beneficial owner of the shares to vote on the particular proposal and (ii) does not have discretionary voting power with respect to the particular proposal. Whether a bank, broker, or other nominee has authority to vote shares that it holds is determined by stock exchange rules. Banks, brokers and other nominees holding shares of record for beneficial owners generally are entitled to exercise their discretion to vote on Proposal Two, but do not have the discretion to vote on Proposals One, Three, Four, Five and Six unless they receive voting instructions from the beneficial owners of the shares. However, if a bank, broker or other nominee mails Mr. Smolyansky’s proxy materials to the accounts of the underlying beneficial owners, then such nominee will not be able to exercise its discretion to vote with respect to such accounts on any of the proposals at the Annual Meeting.

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The votes needed to approve each proposal are as follows:

☐	Proposal One: Each director is elected by a plurality of the Votes Cast. A plurality means that the seven nominees with the largest number of FOR votes are elected as directors. Because the outcome of this proposal will be determined by a plurality vote, any shares not voted FOR a particular nominee, whether as a result of a WITHHOLD vote or a broker non-vote, will have no effect on the outcome of the election.

☐	Proposal Two: Requires the affirmative vote of a majority of the Votes Cast for approval.

☐	Proposal Three: Requires the affirmative vote of a majority of the Votes Cast for approval.

☐	Proposal Four: Requires the affirmative vote of a majority of the Votes Cast for approval.

☐	Proposal Five: Requires the affirmative vote of a majority of the Votes Cast for approval.

☐	Proposal Six: Requires the affirmative vote of a majority of the Votes Cast for approval.

What is the effect of giving a proxy?

Proxies are being solicited by and on behalf of the Board. The Board has designated our Chief Executive Officer (“CEO”), Julie Smolyansky, and our Chief Financial Officer (“CFO”), Eric Hanson, and each or any of them, as proxies to vote the shares of Common Stock solicited on its behalf.

You may vote your proxy as described above. As a shareholder of record, if you submit your proxy, but do not specify how you want your shares to be voted, your shares will be voted by the proxy holders named in the enclosed proxy in accordance with the recommendation of the Board.

In their discretion, the proxy holders named in the proxy are also authorized to vote on any other matters that may properly come before the Annual Meeting. The Board knows of no other items of business as of the date of this proxy statement that will be presented for consideration at the Annual Meeting other than those described in this proxy statement.

Can I change my vote or revoke my proxy?

Shareholder of Record. If you are a shareholder of record, you can change your vote or revoke your proxy by:

•	entering a new vote by Internet or telephone (subject to the applicable deadlines for each method as set forth above);
•	completing and returning a later-dated proxy card, which must be received prior to the Annual Meeting;
•	delivering a written notice of revocation, which must be received prior to the Annual Meeting, to our Corporate Secretary at Lifeway Foods, Inc., 6431 Oakton St., Morton Grove, IL 60053, Attention: Corporate Secretary; or
•	attending and voting by ballot at the Annual Meeting (although attendance at the Annual Meeting will not, by itself, revoke a proxy).

Street Name Shareholder. If you are a street name shareholder, then your broker, bank or other nominee can provide you with instructions on how to change or revoke your proxy. Please note that if your shares are held of record by a bank, broker, or other nominee, and you decide to attend and vote at the Annual Meeting, your vote in person at the Annual Meeting will not be effective unless you present a legal proxy issued in your name from the record holder (your bank, broker, or other nominee).

Am I entitled to dissenters’ right of appraisal?

Under Illinois General Corporation Law and Lifeway’s Certificate of Incorporation, shareholders are not entitled to any appraisal or similar rights of dissenters with respect to any of the proposals to be acted on at the Annual Meeting.

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How are proxies solicited for the Annual Meeting and who is paying for such solicitation?

The Board is soliciting proxies for use at the Annual Meeting by means of these proxy materials. By signing, dating and returning the WHITE proxy card, or by submitting your proxy over the Internet or by telephone using the instructions in this proxy statement, you are authorizing the persons named as proxies to vote your shares at the Annual Meeting as you have instructed. Proxies will be solicited on behalf of the Board by the Company’s directors, director nominees, and certain executive officers and other employees of the Company. Such persons are listed in Annex A to this proxy statement.

The Company will bear the entire cost of solicitation of proxies for the Annual Meeting, including the cost of preparing, printing and distributing the proxy materials. The original solicitation of proxies may be supplemented by solicitation by telephone, electronic communications or other means by our directors, director nominees, officers or employees. No additional compensation will be paid to these individuals for any such services, although we may reimburse such individuals for their reasonable out-of-pocket expenses in connection with such solicitation.

Proxies may be solicited by certain of the Company’s directors, executive officers, and regular employees, without additional compensation, in person, or by telephone, email or facsimile. In addition, the Company has engaged Georgeson LLC as solicitor in connection with the Annual Meeting to assist in the solicitation of proxies and provide related advice and informational support, all for a service fee and the reimbursement of customary disbursements. The anticipated cost of such service is not expected to exceed $130,000. That firm expects that approximately 25 of its employees will assist in the solicitation. The cost of soliciting proxies will be borne by the Company. Copies of our solicitation materials will also be made available upon request to brokers, banks and other nominees to forward to the beneficial owners of the shares held of record by such brokers, banks or other nominees. The Company expects to reimburse brokerage firms, banks, custodians, and other persons representing beneficial owners of shares of Common Stock for their reasonable out-of-pocket expenses in forwarding solicitation material to such beneficial owners.

Our expenses related to the solicitation of proxies from shareholders this year may substantially exceed those normally spent for an annual meeting of shareholders. Such additional costs are expected to aggregate to approximately $[●]. These additional solicitation costs are expected to include: the fee payable to our proxy solicitor; fees of outside counsel to advise us in connection with a contested solicitation of proxies; increased mailing costs, such as the costs of additional mailings of solicitation material to shareholders, including printing costs, mailing costs and the reimbursement of reasonable expenses of banks, brokerage houses and other agents incurred in forwarding solicitation materials to beneficial owners of Common Stock; and the costs of retaining an independent inspector of election.

I share an address with another shareholder, and we received only one paper copy of the proxy materials. How may I obtain an additional copy of the proxy materials?

We have adopted a procedure called “householding,” which the Securities and Exchange Commission (the “SEC”) has approved. Under this procedure, multiple shareholders who share the same last name and address will receive only one copy of our proxy materials and the Annual Report, unless they notify us that they wish to continue receiving multiple copies. We have undertaken householding to reduce our printing costs, mailing costs and fees. If you currently receive multiple copies of the proxy materials at the same address and wish to opt in to householding, or if you currently do not receive multiple copies and wish to opt out of householding, you may notify us in writing or by telephone. Lifeway will also promptly deliver an additional copy of the proxy materials to any shareholder who requests one. Any such request should be directed to Lifeway’s Corporate Secretary at the following address and telephone number.

Lifeway Foods, Inc.

6431 Oakton St.

Morton Grove, IL 60053

Tel: (847) 967-1010

Attention: Corporate Secretary

Street name shareholders may contact their broker, bank or other nominee to request information about householding.

Where can I find the voting results of the Annual Meeting?

We will disclose voting results on a Current Report on Form 8-K that we will file with the SEC within four business days after the meeting. If final voting results are not available to us in time to file a Form 8-K, then we will file a Form 8-K to publish preliminary results and will provide the final results in an amendment to the Form 8-K as soon as they become available.

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What is the deadline to propose actions for consideration at the Company’s 2023 annual meeting of shareholders or to nominate individuals to serve as directors?

In order for any shareholder proposal submitted pursuant to Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to be included in the Company’s proxy statement to be issued in connection with the Company’s 2023 annual meeting of shareholders (the “2023 Annual Meeting”), we must receive such shareholder proposals no later than [●], 2023. Any such shareholder proposal submitted, including the accompanying supporting statement, may not exceed 500 words, per Rule 14a-8(d) of the Exchange Act. All shareholder proposals must be made in writing and addressed to Lifeway Foods, Inc., 6431 Oakton St., Morton Grove, IL 60053, Attn: Corporate Secretary.

The Bylaws also establish an advance notice procedure for shareholders who wish to present a proposal or nominate a director at an annual meeting, but do not seek to include the proposal or director nominee in our proxy statement. In order to be properly brought before 2023 Annual Meeting, a shareholder must provide timely written notice to the Company’s Corporate Secretary, at the principal executive offices of the Company, and any such proposal or nomination must constitute a proper matter for shareholder action. The written notice must contain the information specified in the Bylaws. To be timely, a shareholder’s written notice must be received by our Corporate Secretary at our principal executive offices no earlier than [●], 2023, and no later than [●], 2023.

Who should I contact if I have questions?

Georgeson LLC is assisting us with our effort to solicit proxies. If you have additional questions about the election of directors, other matters to be voted on at the Annual Meeting, this proxy statement or the Annual Meeting, or if you need assistance voting your shares, please contact:

Shareholders, banks or brokers may call toll-free at (866) 775-2705

THE BOARD RECOMMENDS VOTING “FOR” THE ELECTION OF THE BOARD’S NOMINEES, “FOR” PROPOSAL TWO, “FOR” PROPOSAL THREE, “FOR” PROPOSAL FOUR, “FOR” PROPOSAL FIVE AND “FOR” PROPOSAL SIX USING THE ENCLOSED WHITE PROXY CARD.

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2.       BACKGROUND OF THE SOLICITATION

Lifeway is the largest producer and marketer of kefir in the U.S. and an important player in the broader market spaces of probiotic-based products and natural, “better for you” foods.

On October 4, 2019, we announced that Mr. Smolyansky’s service as our Secretary and Treasurer had ended, but that Mr. Smolyansky retained his role as our Chief Operating Officer (“COO”).

In 2020, the Board formed a Compensation Committee made up of independent directors and delegated all Board authority to that committee with respect to performance review of, and compensation setting for, certain executive officers, consultants and employees of the Company, including, but not limited to, Mr. Smolyansky and Ludmila Smolyansky. As part of this review, the Compensation Committee took a fresh look at the Company’s compensation practices and, among other things, refined the performance review process to ensure that information was gathered from sources unrelated to the employee or consultant was appropriately reviewed.

In December 2020, after considering the roles and responsibilities, and information gathered about the performance, of Mr. Smolyansky and Ludmila Smolyansky, and with the assistance of an independent compensation consultant, the Compensation Committee determined to decrease Mr. Smolyansky’s 2021 base salary to $500,000 and to reduce the fees payable to Ludmila Smolyansky under the Amended and Restated Consulting Agreement (as defined below) from $1 million to $500,000.

On October 14, 2021, Mr. Smolyansky and Ludmila Smolyansky filed an amendment to their Schedule 13D stating that Mr. Smolyansky intended to nominate up to three candidates for election to the Board at the Company’s 2021 annual meeting of shareholders (the “2021 Annual Meeting”), which was scheduled to be held on October 18, 2021.

On October 15, 2021, Mr. Smolyansky notified the Board of his intention to nominate three candidates for election to the Board at 2021 Annual Meeting.

On October 18, 2021, the Company held the 2021 Annual Meeting. At the 2021 Annual Meeting, Mr. Smolyansky did not attempt to nominate any candidates for election to the Board.

On January 4, 2022, we announced that Mr. Smolyanksy’s employment with the Company had concluded.

Also on January 4, 2022, we announced that we had provided written notice to Ludmila Smolyansky terminating the Amended and Restated Consulting Agreement.

On February 21, 2022, Mr. Smolyansky and Ludmila Smolyansky notified the Board of their belief that the Company should replace our CEO and commence an exploration of the Company’s strategic alternatives. Mr. Smolyansky and Ludmila Smolyansky filed an amendment to their Schedule 13D to that effect on February 24, 2022.

On March 7, 2022, the Audit and Corporate Governance Committee met and discussed the process for consideration of nominees, including re-nomination of current directors.

On March 10, 2022, we received notice from Mr. Smolyansky that he intended to nominate the Opposition Nominees for election as directors at the Annual Meeting.

Following receipt of Mr. Smolyansky’s nomination notice, representatives of Lifeway spoke with a representative of Mr. Smolyansky on multiple occasions. In these conversations, the representatives of Lifeway expressed an openness on the part of the Board to finding a resolution to Mr. Smolyansky’s proxy contest. As part of this, the representatives of Lifeway requested, on behalf of the Audit and Corporate Governance Committee, the opportunity to interview the Opposition Nominees. The representative of Mr. Smolyansky declined this request.

On April 7, 2022, the Audit and Corporate Governance Committee met and considered the Opposition Nominees for possible inclusion on the Board’s slate of director nominees at the Annual Meeting. The Audit and Corporate Governance Committee determined not to recommend any of the Opposition Nominees for inclusion on the Board’s slate of director nominees. Instead, the Audit and Corporate Governance Committee recommended Julie Smolyansky, Pol Sikar, Jason Scher, Jody Levy, Dorri McWhorter, JC Dalto and Perfecto Sanchez to be the Board’s slate of director nominees at the Annual Meeting.

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On April 9, 2022, Mr. Smolyansky offered to settle his proxy contest, but only if, among other things, (1) Ludmila Smolyansky and another of the Opposition Nominees (other than Mr. Smolyansky) were included on the Board’s slate of director nominees; (2) Ludmila Smolyansky continued to serve as chairperson of the Board: (3) the Board formed a special committee to review strategic alternatives for the Company; and (4) the Amended and Restated Consulting agreement with Ludmila Smolyansky was reinstated.

On April 10, 2022, the Board met and discussed the possibility of a proxy contest at the Annual Meeting. The Board also discussed and approved the recommendation of Audit and Corporate Governance Committee regarding the composition of the Board’s slate of director nominees at the Annual Meeting. Ludmila Smolyansky, in her capacity as a director, attended that Board meeting and voted in favor of the Board’s slate of director nominees.

On April 27, 2022, the Audit and Corporate Governance Committee met to discuss, among other things, the settlement proposal made by Mr. Smolyansky. The Audit and Corporate Governance Committee determined not to accept the proposal and approved the Company’s preliminary proxy statement and its filing with the SEC.

On April 29, 2022, we filed a preliminary proxy statement with the SEC.

The Company is disappointed that Mr. Smolyansky has chosen to pursue a costly and distracting proxy fight. The Board and Lifeway’s leadership team are focused on doing what is right for our Company and our shareholders. The Company does not believe that a proxy fight is in the best interests of the Company or its shareholders.

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3.       PROPOSALS TO BE VOTED ON AT THE ANNUAL MEETING

PROPOSAL ONE: ELECTION OF DIRECTORS

The Board currently consists of seven (7) directors, five (5) of whom have been nominated for re-election. Each nominee has consented to being named as a nominee for election as a director and has agreed to serve if elected. At the Annual Meeting, directors will be elected to serve a term of office expiring at the 2023 Annual Meeting or until their successors are elected and qualified.

Shareholders and their proxies are being asked to vote on these seven (7) persons nominated for the Board:

Name	Age	Director since	Occupation	ACG Committee Membership	Compensation Committee Membership
Julie Smolyansky	47	2002	President, CEO and Secretary, Lifeway Foods
Jody Levy	43	2020	Creative Director and Chief Executive Officer, World Waters, LLC	M	M
Dorri McWhorter	48	2020	Chief Executive Officer and President of YMCA of Metropolitan Chicago	M, F	M
Perfecto Sanchez	38	--	Founder and Chief Executive Officer of Keep The Change Consulting, LLC
Jason Scher	47	2012	Manager of JAMP,LLP	C, F	C
Pol Sikar	74	1986	President, Montrose Glass & Mirror	M
Juan Carlos (“JC”) Dalto	58	--	President of Dole Sunshine Company, Americas

ACG:	Audit and Corporate Governance Committee
C: Chair	M: Member		F: Financial Expert

☐	The Board of Directors recommends that you vote “FOR” the election of each of the nominees.

We urge you to REJECT the Opposition Nominees. We believe that our nominees have the right experience, have a deep understanding of Lifeway and the dairy and probiotic products industry, and are more capable than the Opposition Nominees to lead Lifeway forward. We believe that the Opposition Nominees would not add additional skills or diversity to our Board as their stated skill sets are already well represented among our director candidates.

We urge you to vote for the nominees that the Board proposed by using only the enclosed WHITE proxy card. Do not sign or return any proxy card that may be sent to you by Mr. Smolyansky. If you have already voted using a proxy card sent to you by Mr. Smolyansky, you can revoke it by signing and dating the enclosed WHITE proxy card and returning it in the postage-paid envelope provided or by voting via the Internet or by telephone by following the instructions provided.

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PROPOSAL TWO: RATIFY MAYER HOFFMAN McCANN P.C. AS OUR INDEPENDENT AUDITOR FOR FISCAL YEAR 2022

At a meeting held on April 27, 2022, Lifeway’s Audit and Corporate Governance Committee unanimously recommended ratification of the appointment of Mayer Hoffman McCann P.C. (“MHM”) as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022. The Audit and Corporate Governance Committee considers the selection of MHM to be in the best interests of Lifeway and our shareholders. While the Audit and Corporate Governance Committee is responsible for the appointment, compensation, retention, termination, and oversight of the independent auditor, we are requesting, as a matter of good corporate governance, that shareholders approve that selection. Our Audit and Corporate Governance Committee first engaged MHM on September 12, 2015, and MHM has been the Company’s independent registered public accounting firm since that date for periods ending after December 31, 2014. A representative of MHM is expected to be present at the Annual Meeting and will have an opportunity to make a statement, if desired, and respond to appropriate questions.

If the shareholders fail to ratify the selection, the Audit and Corporate Governance Committee may, but is not required to, reconsider whether to retain MHM. Even if the selection is approved, the Audit and Corporate Governance Committee in its discretion may direct the appointment of a different registered independent accountant at any time during the year if the Audit and Corporate Governance Committee determines that such a change would be in the best interest of Lifeway and its shareholders.

☐	The Board of Directors recommends that you vote “FOR” the ratification of our independent auditor.

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PROPOSAL THREE: NON-BINDING advisory vote on executive compensation

We believe that both Lifeway and its shareholders benefit from sound corporate governance and compensation policies. As part of our obligations under the Exchange Act, and as part of our good corporate governance and overall shareholder outreach efforts, we provide periodic opportunities for our shareholders to cast advisory votes on the compensation of our named executive officers (commonly referred to as a “Say on Pay Proposal”). We are asking our shareholders to approve, on a non-binding advisory basis, the compensation paid to our named executive officers as described in the Compensation Discussion and Analysis section of this proxy statement.

Our Commitment: Pay for Performance

Through our ongoing shareholder engagement, we have learned that our investors favor compensation plans for our executives tied to specific performance measures that incentivize long-term performance and value creation. In 2019, only 52.5% of the votes cast supported our Say on Pay Proposal. Shareholders we spoke to after our 2019 Say on Pay Proposal requested increased independent control of compensation, in particular for individuals related to any executive officer or director, and increased independent oversight of our compensation practices more generally. We listened and implemented the following changes.

REQUEST	CHANGES TO COMPENSATION PROCESSES AND PROCEDURES
Increased, and revised the structure of, independent oversight of compensation generally

✓  We created a standing compensation committee governed by a charter available on our website, www.lifewaykefir.com, whose members are independent from management.

✓  Compensation Committee refined the performance review process to ensure information gathered from sources unrelated to the employee or consultant being reviewed.

✓  Compensation Committee engages and has the sole power to terminate the compensation consultant ensuring independence of the compensation consultant from management.

✓  Human resources lead review of management job duties and quality of work resulting in changes to corporate management structure providing more a structured framework for performance review and compensation benchmarking.

✓  Rationalized total compensation packages of management based on market rates for performance of relevant responsibilities at peer group companies resulting in an increase of CEO and CFO compensation and a reduction in COO and consultant compensation.

o    Decreased aggregate compensation of Named Executive Officers and Ludmila Smolyansky by $364,182 between 2019 and 2021; and

o    Further reductions in the aggregate compensation of Named Executive Officers and Ludmila Smolyansky are expected in 2022 in the aggregate amount of approximately $600,000 based on the reduction of $1 million of compensation obligations to Edward Smolyansky and Ludmila Smolyansky, offset partially by the inclusion of another executive officer as Named Executive Officer.

✓  Adopted new human resource policies, software and training.

✓  Implemented requirement of 6 hours per year of ongoing director corporate governance education through NACD programming and made the same available to our CEO and CFO

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Increased independent control of certain compensation decisions

✓  Our Board delegated to the Compensation Committee all authority to review the compensation for certain insiders, including our CEO, Julie Smolyansky if she is not CEO, Edward Smolyansky, Ludmila Smolyansky and family members of any executive officer or director.

Increased independent oversight of other compensation

✓  Our Compensation Committee is responsible for reviewing, and recommending to the Board, compensation of executive officers and vice presidents other than those for whom the Compensation Committee has been delegated all authority.

Increased independent control of compensation paid to Ludmila Smolyansky

✓  We amended and restated Ludmila Smolyansky’s consulting agreement to provide for fees and Company performance thresholds to be set by the compensation committee and reviewed and adjusted at least annually. We subsequently terminated the amended and restated agreement.

Limitations on incentive awards	✓ Incentive awards must be based on annual performance goals
Increase alignment of executive and officer interests with shareholders’ interests

✓  Adopted a revised Executive and Director Stock Ownership and Holding Policy increasing ultimate share ownership requirements to 200% of base salary or fees from 100% to further align executive officer and director interests with shareholders.

✓  Adopted, subject to shareholder approval, an arrangement to allow independent directors to convert some or all of their 2021-2022 Board Year compensation to restricted stock units.

As further discussed, under “Danone Consent to Stock Issuances,” Lifeway, members of the Smolyansky family, and Danone signed a Shareholders’ Agreement dated October 1, 1999. Under this Agreement, as amended, Danone must give its consent to certain issuances of Common Stock.

To date, Danone has not provided consent to issuances of equity as compensation to Julie Smolyansky. The Compensation Committee does not believe it is in the best interest of the shareholders to use cash in lieu of equity to compensate Named Executive Officers, regardless of who they are. The Company and the Compensation Committee have attempted to reach an agreement with Danone to amend the Shareholders' Agreement and come to terms over what, if any, equity awards Danone would consent to. The Compensation Committee continues to review what is the appropriate equity and non-equity incentive awards to our CEO. As part of our benchmarking and analysis process, the Compensation Committee determined that Lifeway’s peers, as well as numerous other publicly traded corporations led by founders and/or controlling shareholders, make such awards to their named executive officers (even when such named executive officers also hold substantial or controlling stakes in those companies). In the past we have converted equity awards that could not be issued to cash based on the fair market value of the shares at the time of conversion. However, the Compensation Committee has not recommended such conversion for 2020 and 2021 grants and we continue to search for a resolution that will allow us to utilize equity compensation.

The vote on this resolution is not intended to address any specific element of compensation; rather, the vote relates to the overall compensation of our named executive officers. This vote is advisory only and is not binding on the Company or the Board. Although the vote is non-binding, our Board values the opinions of our shareholders and the Board, and the Compensation Committee will consider the outcome of the vote when making future compensation decisions for our named executive officers.

Accordingly, we ask our shareholders to vote in favor of the following resolution:

“RESOLVED, that the Company’s shareholders approve, on a non-binding, advisory basis, the compensation of the named executive officers, as disclosed in the Company’s proxy statement for the 2022 Annual Meeting of Shareholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission.”

☐	The Board of Directors recommends that you vote “FOR” approving the compensation of our named executive officers.

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PROPOSAL FOUR: APPROVAL OF 2022 OMNIBUS INCENTIVE PLAN

Our Board adopted the Lifeway Foods, Inc. Omnibus Incentive Plan (the “2022 Plan”), on April 27, 2022, subject to shareholder approval. The 2022 Plan, if approved by shareholders, will replace the 2015 Lifeway Foods, Inc. Omnibus Incentive Plan (“Prior Plan”), and will be administered by the Compensation Committee, and will expire ten years from the date of such shareholder approval.

The 2022 Plan allows for equity compensation awards for employees and non-employees (other than non-employee directors). Adopting the 2022 Plan will align our employees and those with whom we contract for services with shareholders’ interests. It will also create long-term incentives for our employees and others, as well as provide competitive employment and compensation environment for retaining our employees and attracting new employees. We expect to use the 3,247,855 shares of common stock that remain unused under the Prior Plan, along with any shares underlying any award granted under the Prior Plan that is terminated, expired, cancelled, or forfeited after shareholder approval of the 2022 Plan. We are not asking shareholders to approve of additional shares under the 2022 Plan at this time.

The following summary of the material features of the 2022 Plan is qualified in its entirety by reference to the 2022 Plan, a copy of which is attached as Appendix A.

If approved by shareholders, the 2022 Plan would become effective immediately upon such approval and no further awards will be made under the Prior Plan.

Administration

The Compensation Committee administers the 2022 Plan. The Compensation Committee has full and exclusive discretionary power to interpret the terms and the intent of the 2022 Plan and any award agreement or other agreement or document ancillary to or in connection with the 2022 Plan. The Compensation Committee may select recipients to receive awards (“Participants”), determine eligibility for awards and adopt such rules, regulations, forms, instruments, and guidelines for administering the 2022 Plan as it may deem necessary or proper. The Compensation Committee’s authority shall include, but not be limited to, establishing all award terms and conditions, including the terms and conditions set forth in award agreements, construing any ambiguous provision of the 2022 Plan or any award agreement, and, subject to shareholder or Participant approvals as may be required, adopting modifications and amendments to the 2022 Plan or any award agreement. All actions taken, and all interpretations and determinations made by the Compensation Committee, shall be final and binding upon Participants, the Company, and all other interested individuals.

The Compensation Committee may delegate its administrative duties or powers to one or more of its members or to one of more of the officers of the Company, its affiliates, or subsidiaries, or to one or more agents or advisors. However, the authority to grant awards to individuals who are subject to Section 16 of the Exchange Act cannot be delegated to anyone who is not a member of the Compensation Committee. As used in this summary, the term “Administrator” means the Compensation Committee and any delegate, as appropriate.

Eligibility

Any employee of the Company, an affiliate or a subsidiary, and non-employee service provider (other than non-employee directors serving on the Board) are eligible to participate in the 2022 Plan if selected by the Administrator. The Company is not able to estimate the number of individuals that the Administrator will select to participate in the 2022 Plan or the type or size of awards that the Administrator will approve. Therefore, the benefits to be allocated to any individual or to various groups of individuals are not presently determinable.

Awards

Under the 2022 Plan, if approved by shareholders, we will be able to grant nonqualified stock options, incentive stock options, stock appreciation rights, restricted stock, restricted stock units, performance shares, performance units, cash-based awards and other stock-based awards.

Options. Options granted under the 2022 Plan may be incentive stock options (“ISOs”) or nonqualified stock options. Options entitle the Participant to purchase a specified number of shares of common stock from the Company at a specified option price, subject to applicable vesting conditions and such other provisions as the Administrator may determine consistent with the 2022 Plan, including, without limitation, restrictions on transferability of the underlying shares. The per-share option price will be fixed by the Administrator at the time the option is granted, but cannot be less than the per-share fair market value of the underlying common stock on the date of grant (or, with respect to ISOs, in the case of a holder of more than 10 percent of outstanding voting securities, 110 percent of such per share fair market value). The option price may be paid in cash or its equivalent, with shares of common stock, by a cashless, broker-assisted exercise, or a combination thereof, or any other method accepted by the Compensation Committee.

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The minimum vesting period for an option is generally one year. The maximum period in which a vested option may be exercised will be fixed by the Administrator at the time the option is granted but cannot exceed 10 years (five years for ISOs granted to a holder of more than 10 percent of the Company’s outstanding voting securities). The Award Agreement will set forth the extent to which a Participant may exercise the option following termination of employment. No employee may be granted ISOs that are first exercisable in a calendar year for common stock having an aggregate fair market value (determined as of the date the option is granted) exceeding $100,000.

SARs. A stock appreciation right (“SAR”) entitles the Participant to receive an amount upon exercise equal to the excess of the fair market value of one share of common stock on the exercise date over the exercise price of the SAR. SARs shall be subject to applicable vesting conditions and such other provisions as the Administrator may determine consistent with the 2022 Plan, including, without limitation, mandatory holding periods for any shares received upon exercise. The exercise price per SAR shall be determined by the Administrator, but cannot be less than the fair market value of one share of common stock on the grant date.

The minimum vesting period for a SAR is generally one year. The maximum period in which a vested SAR may be exercised will be fixed by the Administrator at the time the SAR is granted, but cannot exceed 10 years. The Award Agreement shall set forth the extent to which a Participant may exercise the SAR following termination of employment. The amount payable upon the exercise of an SAR may, in the Administrator’s discretion, be settled in cash, common stock, or a combination thereof, or any other manner approved by the Administrator.

Restricted Stock and Restricted Stock Units. Restricted stock is common stock issued to a Participant subject to applicable vesting and other restrictions. Restricted stock units are similar to restricted stock except that no shares of common stock are actually issued to the Participant unless and until the restrictions on the award lapse. A restricted stock unit may also be settled in cash. An award of restricted stock or restricted stock units will be forfeitable, or otherwise restricted, until conditions established at the time of the grant are satisfied. These conditions may include, for example, a requirement that the Participant complete a specified period of service and/or the attainment of certain performance objectives. Any restrictions imposed on an award of restricted stock or restricted stock units will be prescribed by the Administrator.

The minimum vesting period for restricted stock and restricted stock units is generally one year. The Award Agreement shall set forth the extent to which a Participant may retain restricted stock or restricted stock units following termination of employment. Participants may be granted full voting rights with respect to restricted stock during the applicable restriction period, but will have no voting rights with respect to restricted stock units until common stock is issued in settlement thereof. Restricted stock will become freely transferrable by the Participant after all conditions and restrictions have been satisfied. Vested restricted stock units may, in the Administrator’s discretion, be settled in cash, common stock, or a combination of cash and common stock or any other manner approved by the Administrator.

Performance Shares and Performance Units. A performance share award entitles a Participant to receive a payment equal to the fair market value of a specific number of shares of common stock, subject to applicable performance and vesting conditions. A performance unit award is similar to a performance share award except that a performance unit award is not necessarily tied to the value of common stock. The Administrator will prescribe the performance conditions that must be satisfied during the applicable performance period for an award of performance shares or performance units to be earned. The Administrator may also impose time-based vesting conditions on the payment of earned performance shares or performance units.

The minimum performance period or vesting period for performance shares and performance units is generally one year. The award agreement shall set forth the extent to which a Participant may retain performance units and performance shares following termination of employment. To the extent that performance units or performance shares are earned and vested, the obligation may be settled in cash, common stock or a combination of cash and common stock. If the award is settled in shares of common stock, the shares may be subject to additional restrictions deemed appropriate by the Administrator.

Cash-Based Awards and Other Stock-Based Awards. The 2022 Plan also allows the Administrator to make cash-based awards and other stock-based awards to Participants on such terms and conditions as the Administrator prescribes, including without limitation, time-based and performance-based vesting conditions. The minimum vesting period for other stock- based awards is generally one year. The award agreement shall set forth the extent to which a Participant may retain cash- based and other stock and equity-based awards following termination of employment. To the extent that any cash-based and other stock and equity-based awards are granted, they may, in the Administrator’s discretion, be settled in cash or common stock.

Dividend Equivalents. Participants may be granted dividend equivalents based on the dividends declared on shares that are subject to any award during the period between the grant date and the date the Award is exercised, vests or expires. The payment of dividends and dividend equivalents prior to an award becoming vested is prohibited, and the Administrator shall determine the extent to which dividends and dividend equivalents may accrue during the vesting period.

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Minimum Vesting of Stock-Based Awards

Awards granted under the 2022 Plan are generally subject to a minimum vesting period of at least one year. Awards may be subject to cliff-vesting or graded-vesting conditions, with graded vesting starting no earlier than one year after the grant date. The Administrator may provide for shorter vesting periods in an award agreement for no more than five percent of the maximum number of shares authorized for issuance under the 2022 Plan.

Transferability

In general, awards available under the 2022 Plan will be nontransferable except by will or the laws of descent and distribution.

Performance Objectives

The Compensation Committee shall have full discretionary authority to select performance measures and related performance goals upon which payment or vesting of an award depends. Performance measures may relate to financial metrics, non- financial metrics, GAAP and non-GAAP metrics, business and individual objectives or any other performance metrics that the Compensation Committee deems appropriate.

The Compensation Committee may provide in any award that any evaluation of performance may include or exclude any of the following events that occurs during a performance period: (a) asset write-downs, (b) litigation or claim judgments or settlements, (c) the effect of changes in tax laws, accounting principles, or other laws or provisions affecting reported results, (d) any reorganization and restructuring programs, (e) extraordinary nonrecurring items as described in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to shareholders for the applicable year, (f) acquisitions or divestitures, and (g) foreign exchange gains and losses.

The Compensation Committee shall retain the discretion to adjust performance-based awards downward, either on a formula or discretionary basis or any combination, as the Committee determines.

Change of Control

Unless otherwise provided in an award agreement or otherwise determined by the Compensation Committee, upon a Change of Control of the Company the following shall occur:

•       For awards other than performance awards, a Replacement Award (that is, an award with a value and terms that are at least as favorable as the outstanding award) may be issued;

•       For awards other than performance awards, if a Replacement Award is not issued and the Company’s common stock ceases to be publicly traded after the Change of Control, such awards shall be immediately vested and/or exercisable upon such Change of Control;

•       For unearned performance awards, the award shall be (i) earned on a pro-rata basis at the higher of actual or target performance and (ii) measured as of the end of the calendar quarter before the Change of Control date or, if the award is stock-price based, as of the effective date of the Change of Control;

•       For earned but unvested performance awards, the award shall be immediately vested and payable as of the Change of Control;

•       For awards other than performance awards, if the Company’s common stock continues to be publicly traded after a Change of Control, such awards shall continue under their applicable terms, unless otherwise determined by the Compensation Committee.

Notwithstanding the forgoing, in the case of awards other than performance awards, the Compensation Committee may cancel such awards, and the award holders shall receive shares or cash equal to the difference between the amount shareholders receive for their shares and the purchase price per share, if any, under the award.

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If, in connection with a change in control, a Participant’s payment of any awards will cause the Participant to be liable for federal excise tax levied on certain “excess parachute payments,” then either (i) all payments otherwise due; or (ii) the reduced payment amount to avoid an excess parachute payment, whichever will provide the Participant with the greater after- tax economic benefit taking into account any applicable excise tax, shall be paid to the Participant. In no event will any Participant be entitled to receive any kind of gross-up payment or reimbursement for any excise taxes payable in connection with Change of Control payments.

Share Authorization for the 2022 Plan

The maximum aggregate number of shares of common stock that may be issued under the 2022 Plan is 3,247,855, which is intended to equal the number of shares available under the Prior Plan, plus any shares underlying any award granted under the Prior Plan that is terminated, expired, cancelled, or forfeited after shareholder approval of the 2022 Plan, all of which can be issued pursuant to the exercise of incentive stock options. The shares available for issuance under the 2022 Plan may consist, in whole or in part, of authorized and unissued shares (if any), treasury shares, or shares reacquired by the Company in any manner.

In connection with any corporate event or transaction (including, but not limited to, a change in the shares of the Company or the capitalization of the Company) such as a merger, consolidation, reorganization, recapitalization, separation, partial or complete liquidation, stock dividend, stock split, reverse stock split, split up, spin off, or other distribution of stock or property of the Company, combination of shares, exchange of shares, dividend in kind, or other like change in capital structure, number of outstanding shares or distribution (other than normal cash dividends) to shareholders of the Company, or any similar corporate event or transaction, the Compensation Committee, in its sole discretion, in order to prevent dilution or enlargement of Participants’ rights under the 2022 Plan, shall substitute or adjust, as applicable, the number and kind of shares that may be issued under the 2022 Plan or under particular forms of awards, the number and kind of shares subject to outstanding awards, the option price or grant price applicable to outstanding awards, and other value determinations applicable to outstanding awards. The Compensation Committee may also make appropriate adjustments in the terms of any awards under the 2022 Plan to reflect or relate to such changes or distributions and to modify any other terms of outstanding awards, including modifications of performance goals and changes in the length of performance periods.

If an award entitles the holder to receive or purchase shares of common stock, the shares covered by such award or to which the award relates shall be counted against the aggregate number of shares available for awards under the 2022 Plan as follows:

•       With respect to any awards, the number of shares available for awards shall be reduced by one share for each share covered by such award or to which the award relates; and

•       Awards that do not entitle the holder to receive or purchase shares and awards that are settled in cash shall not be counted against the aggregate number of shares available for awards under the 2022 Plan.

In addition, any shares related to awards which terminate by expiration, forfeiture, cancellation, or otherwise without issuance of shares shall be available again for grant under the 2022 Plan.

In no event, however, will the following shares again become available for awards or increase the number of shares available for grant under the 2022 Plan: (i) shares tendered by the Participant in payment of the exercise price of an option; (ii) shares withheld from exercised awards for tax withholding purposes; (iii) shares subject to a SAR that are not issued in connection with the settlement of that SAR; and (iv) shares repurchased by the Company with proceeds received from the exercise of an option.

Amendment and Termination

No award may be granted under the 2022 Plan after 10 years from the date the 2022 Plan was approved by shareholders. The Compensation Committee may, at any time and from time to time, alter, amend, modify, suspend, or terminate the 2022 Plan and any award agreement in whole or in part; provided, however, that, (i) without the prior approval of the Company’s shareholders, options or SARs issued under the 2022 Plan will not be repriced, repurchased (including a cash buyout), replaced, or re-granted through cancellation, or by lowering the option price of a previously granted option or the grant price of a previously granted SAR (except in connection with a permitted adjustment in authorized shares described above), (ii) any amendment of the 2022 Plan must comply with the rules of Nasdaq, and (iii) no material amendment of the 2022 Plan shall be made without shareholder approval if shareholder approval is required by law, regulation, or stock exchange rule.

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The Compensation Committee may make adjustments in the terms and conditions of, and the criteria included in, awards in recognition of unusual or nonrecurring events affecting the Company or the financial statements of the Company or of changes in applicable laws, regulations, or accounting principles, whenever the Compensation Committee determines that such adjustments are appropriate in order to prevent unintended dilution or enlargement of the benefits or potential benefits intended to be made available under the 2022 Plan.

Notwithstanding the foregoing, no termination, amendment, suspension, or modification of the 2022 Plan or an award agreement shall adversely affect in any material way any award previously granted under the 2022 Plan, without the written consent of the Participant holding such award.

Federal Income Tax Consequences

The Company has been advised by counsel regarding the federal income tax consequences of the 2022 Plan. No income is recognized by a Participant at the time an option or SAR is granted. If the option is an ISO, no income will be recognized upon the Participant’s exercise of the option (except that the alternative minimum tax may apply). Income is recognized by a Participant when he disposes of shares acquired under an ISO. The exercise of a nonqualified stock option or SAR generally is a taxable event that requires the Participant to recognize, as ordinary income, the difference between the shares’ fair market value and the option price. If a Participant disposes of shares acquired under an ISO before two years after the ISO was granted, or before one year after the ISO was exercised, this is a “disqualifying disposition” and any gain recognized by the Participant upon the disposition of such shares will be taxed as ordinary income to the extent such gain does not exceed the fair market value of such shares on the date the ISO was exercised over the option price.

Income is recognized on restricted stock and performance shares when the shares first become transferable or are no longer subject to a substantial risk of forfeiture, unless the Participant makes an election to recognize income on the grant date under Section 83(b) of the Code. When making a Section 83(b) election, the Participant recognizes income equal to the fair market value of the common stock.

With respect to awards of performance units, restricted stock units, and cash-based awards, a Participant will recognize ordinary income equal to any cash that is paid and the fair market value of common stock that is received in settlement of an award.

Except in the case of a disqualifying distribution of shares acquired upon the exercise of an ISO, as described above, upon the sale or other disposition of shares acquired by a Participant under the 2022 Plan, the Participant will recognize short- term or long-term capital gain or loss, depending on whether such shares have been held for more than one year at such time. Such capital gain or loss will equal the difference between the amount realized on the sale of the shares and the Participant’s tax basis in such shares (generally, the amount previously included in income by the Participant in connection with the grant or vesting of the shares or the exercise of the related option).

The Company generally will be entitled to claim a federal income tax deduction on account of the exercise of a nonqualified stock option or SAR, upon the taxability to the recipient of restricted stock and performance shares, the settlement of a performance unit or restricted stock unit, and the payment of a cash-based or other stock-based award (subject to tax limitations on the Company’s deductions in any year that certain remuneration paid to certain executives exceeds $1 million). The amount of the deduction is equal to the ordinary income recognized by the Participant. The Company will not be entitled to a federal income tax deduction on account of the grant or the exercise of an ISO unless the Participant has made a “disqualifying disposition” of the shares acquired on exercise of the ISO, in which case the Company will be entitled to a deduction at the same time and in the same amount as the Participant’s recognition of ordinary income. Except in the case of a disqualifying disposition of shares acquired on exercise of an ISO, a Participant’s sale or other disposition of shares acquired under the 2022 Plan should have no tax consequences for the Company.

Our common stock is listed for trading on the Nasdaq Global Market (the “Nasdaq”) under the symbol “LWAY”. The last reported closing price per share of our common stock as reported by the Nasdaq on April 25, 2022 was $5.70 per share.

As of the date shareholders approve of the 2022 Plan, the Prior Plan will be cancelled such that no further awards may be made under the Prior Plan. However, any outstanding awards under the Prior Plan shall not be affected in any way by the approval of the 2022 Plan.

The Company does not have any plans, proposals, or arrangements to make grants or issue any of the shares of common stock that would become available for issuance under the 2022 Plan, other than grants and issuances made in the ordinary course. If this Proposal Four is approved, the Company is considering making prompt grants of restricted stock to certain employees in recognition of the continuing service, although the recipients and amounts have not yet been determined.

☐	The Board of Directors recommends that you vote “FOR” approving the 2022 Plan.

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PROPOSAL FIVE: APPROVAL OF 2022 NON-EMPLOYEE DIRECTOR EQUITY AND DEFERRED COMPENSATION PLAN

General Information

The Board adopted the Company’s 2022 Non-Employee Director Equity and Deferred Compensation Plan (the “2022 Directors Plan”), on April 27, 2022, subject to shareholder approval. The 2022 Directors Plan, if approved by shareholders, permits (1) the grant of restricted stock units (“RSUs”) to each of our non-employee directors and (2) the deferral by the directors of some or all of their directors’ fees and RSU compensation. The 2022 Directors Plan will have a term of ten years from the date on which it is approved by shareholders.

The 2022 Directors Plan allows for the deferral by directors of some or all of their directors’ fees and RSU compensation. We believe adopting the 2022 Directors Plan will further align our non-employee directors with shareholders’ interests and create long-term incentives for non-employee directors as well as provide a competitive environment for retaining our non-employee directors and attracting new non-employee directors. We expect to use treasury shares that we previously acquire on the open market under our previously announced 2021 stock repurchase program and common stock reserved for issuance to be issued under the 2022 Directors Plan for satisfying the payment of RSUs under the Plan. If authorized, we may in the future use newly issued shares of common stock.

The following summary of the material features of the 2022 Directors Plan is qualified in its entirety by reference to the 2022 Directors Plan, a copy of which is attached as Appendix B.

If approved by shareholders, the 2022 Directors Plan would become effective immediately upon such approval.

Administration

The Company’s Chief Financial Officer (“2022 Plan Administrator”) will administer the 2022 Directors Plan. The 2022 Plan Administrator will interpret all provisions of the 2022 Directors Plan, establish administrative regulations to further the purposes of the 2022 Directors Plan and take any other action necessary for the proper operation of the 2022 Directors Plan. All decisions and acts of the 2022 Plan Administrator shall be final and binding upon all participants in the 2022 Directors Plan.

Eligibility

Each non-employee director of the Company is eligible to be a participant in the 2022 Directors Plan (a “Director”) until they no longer serve as a non-employee director. The Board currently includes six non-employee directors.

Share Authorization for the 2022 Directors Plan

The maximum aggregate number of shares of common stock that may be issued under the 2022 Directors Plan is 500,000 shares. The aggregate fair market value of shares underlying RSU compensation that may be issued as RSU compensation to a Director in any year shall not exceed $170,000. The shares available for issuance under the 2022 Directors Plan may consist, in whole or in part, of authorized and unissued shares (if any), treasury shares, or shares reacquired by the Company in any manner.

In connection with the occurrence of any corporate event or transaction (including, but not limited to, a change in the shares of the Company or the capitalization of the Company) such as a merger, consolidation, reorganization, recapitalization, separation, partial or complete liquidation, stock dividend, stock split, reverse stock split, split up, spin-off, or other distribution of stock or property of the Company, combination of shares, exchange of shares, dividend in kind, or other like change in capital structure, number of outstanding shares or distribution (other than normal cash dividends) to shareholders of the Company, or any similar corporate event or transaction, the 2022 Plan Administrator, in its sole discretion, in order to prevent dilution or enlargement of the Directors’ rights under the 2022 Directors Plan, shall substitute or adjust, as applicable, the number and kind of shares that may be issued under the 2022 Directors Plan, the number and kind of shares subject to outstanding RSU grants, the annual grant limits, and other value determinations applicable to outstanding Grants. The 2022 Plan Administrator may also make appropriate adjustments in the terms of any grants under the 2022 Directors Plan to reflect or relate to such changes or distributions and to modify any other terms of outstanding grants.

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Grant of RSUs

As of the date of each annual shareholder meeting (an “Annual Meeting”), the Company may grant each Director a number of RSUs for such year. Whether and how many RSUs the Company will grant to Directors in any year is subject to the sole discretion of the Company and shall in any event be subject to the Plan’s overall share limits.

Vesting of RSUs

RSUs granted under the 2022 Directors Plan will vest on such schedule as the Company, in its sole discretion, shall determine. Unvested RSUs will be forfeited when a Director’s service as a director terminates, except that (i) a Director’s unvested RSUs shall become fully vested upon the Director’s death or disability and (ii) a Director who elects not to stand for reelection as a Director at the next following Annual Meeting shall vest in a pro-rata portion of their outstanding grants at the Annual Meeting at which their service as a Director terminates provided that they continue their Director service until that next following Annual Meeting.

Deferral Elections

Under the 2022 Directors Plan, non-employee directors may defer all or part of their cash compensation (in 10% increments) into a deferred cash account, and they may defer all or part of their cash and/or RSU compensation (in 10% increments) into a deferred RSU account. Deferred cash and RSU accounts are unfunded and maintained for record keeping purposes only. Directors wishing to defer amounts under the 2022 Directors’ Plan must make their deferral elections by December 31st (or such earlier date as the 2022 Plan Administrator may designate) of the calendar year preceding the calendar year in which such compensation is earned or granted or, if later, within 30 days after first becoming eligible to make deferrals under the 2022 Directors Plan.

Distributions of Deferrals

Distributions of deferrals under the 2022 Directors Plan will be paid in a lump sum at such time as the Director terminates their service as a Director. Deferred cash account amounts are paid in cash, and deferred RSUs are paid in whole shares of common stock.

Cash deferral accounts will not be credited with any earnings and losses while they are deferred, and RSU deferral accounts will be credited with additional RSUs equal to the value of any dividends paid during the deferral period on deferred RSUs, with such dividends to be vested and/or paid at the same time as the RSUs to which the dividends correspond. Under limited hardship circumstances, Directors can withdraw some or all of the amounts of deferred cash and RSUs in their deferral accounts.

Change in Control

Unless otherwise determined by the 2022 Plan Administrator in connection with a grant, a change in control shall have the following effects on outstanding awards:

•	On a change in control in which a Director receives a replacement award with a value and terms that are at least as favorable as the Director’s outstanding awards (a “Replacement Award”), the Director’s outstanding awards shall remain outstanding subject to the terms of the Replacement Award.

•	On a change in control in which the Company’s shares cease to be publicly traded, the Director’s outstanding awards shall become immediately vested unless the Director receives Replacement Awards.

•	On a change in control in which the Company’s shares continue to be public traded, a Director’s outstanding awards shall remain outstanding and be treated as Replacement Awards.

Notwithstanding the forgoing, the 2022 Plan Administrator may determine that any or all outstanding awards granted under the 2022 Directors Plan will be canceled and terminated upon a change in control, and that in connection with such cancellation and termination, the Director shall receive for each RSU subject to such award, a cash payment (or the delivery of shares of stock, other securities or a combination of cash, stock and securities equivalent to such cash payment) equal to the consideration received by shareholders of the Company for a share of common stock in such change in control.

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Amendment and Termination

The Company may, at any time, alter, amend, modify, suspend, or terminate the 2022 Directors Plan in whole or in part; provided, however, that, without the prior approval of the Company’s shareholders, no such amendment shall increase the number of shares that may be issued to any Director, except as otherwise provided in the 2022 Directors Plan, or increase the total number of shares that may be issued under the 2022 Directors Plan. In addition, any amendment of the 2022 Directors Plan must comply with the rules of the Nasdaq, and no material amendment of the 2022 Directors Plan shall be made without shareholder approval if shareholder approval is required by law, regulation, or stock exchange rule.

Federal Income Tax Consequences

With respect to RSUs granted under the 2022 Directors Plan that were not deferred by the Director, the Director will be taxed on the fair market value of the underlying shares at ordinary income rates at the time such RSUs vest. The Company will receive a corresponding deduction for the same amount at the same time.

With respect to cash or RSUs deferred under the 2022 Directors Plan, Directors will be taxed on amounts distributed to them from their deferred cash and deferred RSU accounts at ordinary income rates at the time of such distributions. The Company will receive a deduction for the same amounts at the same time.

Upon the sale or other disposition of shares issued to a Director under the 2022 Directors Plan, the Director will recognize short-term or long-term capital gain or loss, depending on whether such shares have been held for more than one year at such time. Such capital gain or loss will equal the difference between the amount realized on the sale of such shares and the Director’s tax basis in such shares (generally, the amount previously included in income by the Director in connection with the vesting or payment of such RSUs or shares). Such sale or other disposition by a Director should have no tax consequences for the Company.

Other Information

Our common stock is listed for trading on the Nasdaq under the symbol “LWAY”. The last reported closing price per share of our common stock as reported by the Nasdaq on April 25, 2022 was $5.70 per share.

The number of shares to be issued in each year is not determinable, as it varies based on the amount of RSU awards determined to be paid to Directors as part of their retainer fees, which has not yet been determined for Board Year 2022-2023 or years beginning thereafter.

☐	The Board of Directors recommends that you vote “FOR” approving the 2022 Non-Employee Director Equity and Deferred Compensation Plan.

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PROPOSAL SIX: APPROVAL OF COMMON STOCK ISSUANCE UPON PAYMENT OF RESTRICTED STOCK UNITS IN LIEU OF 2021 NON-EMPLOYEE DIRECTOR CASH AND RESTRICTED STOCK COMPENSATION

Our Board has approved the opportunity for each non-employee director, in each of their sole discretion, to convert all or a part of their fiscal year 2021 Board compensation into restricted stock units (“RSUs”) which will be paid upon vesting and satisfaction of other conditions as discussed below under “Terms of the RSU Award Agreement” either (1) in restricted stock if approved by shareholders, or, (2) if payment in restricted stock is not approved by shareholders, in cash equal to the number of vested RSUs multiplied by the closing stock price of the Company’s Common Stock on the last day that the Director serves as director of the Company. The RSUs are governed by the terms of a Restricted Stock Unit Award Agreement (the “RSU Award Agreement”) in the form attached hereto as Appendix C.

The Board believes that allowing independent directors to receive their compensation as RSUs in lieu of cash more closely aligns their interests with our shareholders’ interests.

Eligible Participants

The eligible participants are the non-employee directors who earned compensation to be paid in fiscal year 2021.

Maximum RSUs to be Issued

Only non-employee directors whose compensation was earned during fiscal year 2021 were offered this opportunity. Mr. Scher, our Lead Independent Director and Chairperson of our Audit and Corporate Governance Committee and our Compensation Committee, elected to enter into an RSU Award Agreement and receive all of his earned cash and restricted stock compensation to be paid in fiscal 2021 in RSUs. All other non-employee directors have or will be paid their earned cash compensation, and issued their earned restricted stock in shares.

Up to 40,625 shares of our common stock will be issued upon payment of RSUs if shareholders approve this proposal.

Vesting

•	35,268 RSUs (“Vested RSUs”) issued upon conversion of cash compensation vest immediately upon issuance.

•	1,786 of the RSUs upon conversion of restricted stock compensation (“Converted RSUs”) will vest and become non-forfeitable on August 12, 2022, 1,786 of the Converted RSUs will vest and become non-forfeitable on August 12, 2023 and 1,785 of the Converted RSUs will vest and become non-forfeitable on August 12, 2024 unless there is an earlier change in control of the Company or death or disability of the applicable director, upon which all unvested Converted RSUs will become fully vested.

Forfeiture of RSUs

All unvested Converted RSUs are forfeited if the applicable director’s service as a director for the Company or its affiliate terminates for any reason other than a change in control of the Company or the director’s death or disability prior to vesting.

Settlement of RSUs

•	Payment of all Vested RSUs and vested Converted RSUs shall be made as soon as practicable after the director no longer serves as director for the Company.

•	If shareholders approve this proposal, the Vested RSUs and, when vested, the Converted RSUs, will be paid in whole shares of Common Stock.

•	If shareholders do not approve this proposal, Vested RSUs and, when vested, Converted RSUs shall be paid in cash equal to the number of Vested RSUs plus vested Converted RSUs, multiplied by the closing price of the Company’s Common Stock on the las day that the Director serves as a director of the Company.

This description of the RSU Award Agreement is qualified in its entirety by reference to the text of the form of RSU Award Agreement attached hereto as Appendix C.

☐	The Board of Directors recommends that you vote “FOR” approving the conversion.

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4.       CORPORATE GOVERNANCE AT LIFEWAY

Our shareholders elect the Board, whose primary responsibility is to foster Lifeway’s long-term health, growth, success, and financial condition, consistent with its fiduciary duty to our shareholders. The Board serves as our ultimate decision-making body, except for those matters reserved to or shared with the shareholders. The Board establishes broad corporate policies and oversees the members of senior management, who are charged by the Board with conducting Lifeway’s business.

In addition, the Board oversees these general areas of governance, as outlined in more detail in the section entitled “Lifeway’s Board of Directors”:

Audit and Finance	Integrity of financial reporting; internal controls over financial reporting and disclosure controls; internal and external audit; cybersecurity; legal and regulatory compliance; risk assessment and management

Compensation	Pay-for-performance compensation structure development; executive compensation and benefits; peer group analysis; succession plans; non-employee director compensation

Governance	Board and committee effectiveness; director qualification; shareholder engagement, governance framework; governance/corporate structure

Policy and Regulatory	Social responsibility; government relations activity; company policy; regulatory policy; legal and regulatory compliance; shareholder engagement

Key Governance Policies

Clawback Policy

To help support accountability among our management team, the Board has adopted a specific clawback policy. Our executive officers and other senior executives who participate in our Omnibus Plan are subject to this comprehensive policy. Under it, the Board or the Compensation Committee may seek to recover payments of incentive-based compensation awards, after considering the methods, costs, and benefits of doing so. Lifeway notifies each person receiving incentive-based compensation awards that the Board may elect to recover some or all of those awards if the performance results that led to an incentive payment are later subject to a restatement or other adjustment that would reduce the size of that payment. The Board or Committee may also seek recovery of up to the entire amount of any incentive compensation awarded during a period where a covered participant committed a significant legal or compliance violation.

Executive and Director Stock Ownership and Holding Policy

To better align the interests of our executive officers and independent directors with the interests of shareholders and further promote our commitment to sound corporate governance, in 2020, our Board adopted a revised stock ownership and holding policy, which it administers, interprets, and construes.

Under the policy, our executive officers are required to own Lifeway Common Stock valued at 200% of their annual base salary. Unless an executive officer has satisfied his or her applicable minimum ownership level, the executive officer is required to retain an amount equal to 50% of the net shares received as the result of the exercise, vesting, or payment of any equity awards granted to him or her. Thereafter, executive officers are required to (i) retain 25% of all such net shares, and (ii) continuously own sufficient numbers of shares to satisfy the minimum ownership requirement once attained, for so long as they remain executive officers. The individual minimum level for each executive officer is initially calculated using the executive officer’s base salary as of the date the person is first appointed as an executive officer. The Board recalculates and evaluates compliance on each January 1st and July 1st.

The policy also requires each independent director to own Lifeway Common Stock valued at 200% of the annual retainer payable to such director. The policy provides that if Lifeway awards shares to independent directors, those directors must retain 50% of all net shares (post tax) that vest until the director meets the minimum share ownership requirement and 25% of all such net shares thereafter. This individual minimum level is then recalculated each year when an independent director is elected or re-elected to the Board. Our policy requires independent directors to whom we award shares to continuously own sufficient numbers of those shares to satisfy the requirements once attained for so long as they remain members of our Board. The Board recalculates and evaluates compliance on each January 1st and July 1st.

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The policy also requires Ludmila Smolyansky to own Lifeway Common Stock valued at 200% of the annual consulting fee payable to her. The policy provides that if Lifeway awards shares to Ludmila Smolyansky, she must retain 50% of all net shares (post tax) that vest until she meets the minimum share ownership requirement and 25% of all such net shares thereafter. Our policy requires Ludmila Smolyansky to continuously own sufficient numbers of those shares to satisfy the requirements once attained for so long as she remains a member of our Board. The minimum level for Ludmila Smolyansky was initially calculated using the annual base consulting fee she was receiving pursuant to her Amended and Restated Consulting Agreement, which was terminated as of January 17, 2022. The Board recalculates and evaluates compliance on each January 1st and July 1st.

Shares that count toward satisfaction of the stock ownership requirements for executive officers and directors include the following: (i) vested shares held outright or beneficially owned by the executive officer or director, regardless of how acquired; (ii) vested shares held by the spouse or dependent children of the executive officer or director; (iii) vested shares held in trust for the economic benefit of the executive officer or director, or the spouse or dependent children of the executive officer or director; (v) vested shares held in a 401(k), IRA, or other retirement plan. The following do not count towards satisfaction of the stock ownership guidelines: (i) unvested shares of any type; (ii) shares subject to pledge as collateral for a loan or in a margin account; (iii) unexercised stock options (whether vested or unvested); and (iv) vested incentive performance awards that are settled in cash rather than equity.

Exceptions to these share ownership and holding requirements may be made at the discretion of the Board if compliance would create severe hardship or prevent an executive officer or director from complying with a court order, such as part of a divorce settlement. The Board expects these instances will be rare. If an exception is granted in whole or in part, the Board will, in consultation with the affected executive officer or director, develop an alternative stock ownership guideline for that individual that reflects both the intention of the policy and that individual’s circumstances.

During fiscal year 2021, Ms. Julie Smolyansky and Mr. Smolyansky satisfied the executive officer stock ownership requirements, and Mr. Hanson and Ms. Feldman were progressing toward attaining their applicable requirements. Mr. Sikar satisfied the independent director ownership requirements during fiscal year 2021, and Mr. Scher, Ms. Levy and Ms. McWhorter were progressing toward attaining the applicable requirements. Ludmilla Smolyansky satisfied the non-independent director stock ownership requirements during fiscal year 2021.

The ownership levels of our named executive officers and directors are set forth in Item 12 “Security Ownership of Certain Beneficial Owners and Management and Related Shareholder Matters” below. The stock ownership and holding policy described above prescribes the amount and length of time executives or directors have to hold their stock after exercise or vesting.

Insider Trading Policy and Rule 10b5-1 Sales Plans

Consistent with our Corporate Governance Guidelines, we have an insider trading policy that prohibits our officers, directors, and other employees and persons from engaging in, among other things, short sales; hedging of stock ownership positions; trading in options, puts, calls, or other derivative instruments relating to Lifeway’s common stock; or buying Lifeway common stock on margin. Our policy also prohibits pledging Lifeway’s common stock as collateral for a loan without prior approval of Lifeway’s designated compliance officer and the Board. Our insider trading policy does permit our officers, directors, and employees to enter into trading plans complying with Rule 10b5-1 under the Exchange Act.

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5.       LIFEWAY’S BOARD OF DIRECTORS

Board Leadership Structure

The Board believes that our shareholders are best served if the Board retains flexibility to decide what leadership structure works best for us under our current facts and in our current circumstances. Since 2002, we have maintained separate positions of Chairperson of the Board, Chief Executive Officer, and, since we established the position in 2018, Lead Independent Director. Our CEO has primary responsibility for our day-to-day leadership and strategic direction, and our Chairperson facilitates oversight of management, promotes communication among management and between management and the Board, and sets and maintains Board culture. Pursuant to Board policy, the chairperson of the Audit and Corporate Governance Committee also serves as the Board’s Lead Independent Director. The Lead Independent Director presides over meetings of independent directors, and if the Chairperson is not independent, fulfills certain functions of the Chairperson with, or instead of, the Chairperson.

Currently, Ludmila Smolyansky serves as Chairperson of the Board, Julie Smolyansky as Chief Executive Officer, and Jason Scher as Lead Independent Director. These positions are distinct and can be workable for leaders with a complementary array of skills, knowledge, and abilities. We believe that our leadership structure, with a separate Chief Executive Officer, Chairperson of the Board, and Lead Independent Director, is optimal for us because it allocates authority, responsibility, and oversight among management and key Board members. Following the Annual Meeting, the Board intends to review and consider, and appoint, a new Chairperson of the Board.

Board Composition

Our Board is committed to diversity of experience, gender, race and ethnicity, and seek to ensure that there is diversity of thought among our directors. Our Board believes that its directors should be of a diverse group of individuals who have broad experience and the ability to exercise sound business judgment. The Company believes that diversity of thought stems from many factors including professional experience, life experience, socio-economic background, gender, race, ethnicity, religion, skill set, and geographic representation. The Company believes that the backgrounds and qualifications of the directors, considered as a group, should provide a significant composite mix of experience, knowledge, abilities, and shareholder and community representation that will allow the board to fulfill its responsibilities.

In August 2021, the SEC approved a Nasdaq Stock Market proposal to adopt new listing rules relating to board diversity and disclosure. As approved by the SEC, the new Nasdaq listing rules require all Nasdaq listed companies to disclose consistent, transparent diversity statistics regarding their boards of directors. The rules also require most Nasdaq listed companies to have, or explain why they do not have, at least two diverse directors, including one who self-identifies as female and one who self identifies as either an under-represented minority or LGBTQ+. The Board Diversity Matrix below presents the board’s diversity statistics in the format prescribed by the Nasdaq rules.

The Board seeks to include members with diverse backgrounds, skills, and experience, including appropriate financial and other expertise relevant to our business. The Board’s current composition demonstrates our success in building such a group:

Board Diversity Matrix (As of April 29, 2022)
Total Number of Directors	7
	Female	Male	Non-Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	3	3		1
Part II: Demographic Background
African American or Black	1
Alaskan Native or Native American
Asian
Hispanic or Latinx
Native Hawaiian or Pacific Islander
White	2	2
Two or More Races or Ethnicities
Other (Race or Ethnicity)	1
LGBTQ+
Did Not Disclose Demographic Background				1

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Information About Our Nominees

Julie Smolyansky, Chief Executive Officer, President, Secretary and Director

Age: 47 Director Since: 2002	Board Leadership Roles: • None

JULIE SMOLYANSKY was appointed as a Director and elected President and Chief Executive Officer of Lifeway by the Board to fill the vacancies in those positions created by the death of her father, Michael Smolyansky, in June 2002. She was appointed as Secretary effective as of January 1, 2020. She is a graduate with a bachelor’s degree from the University of Illinois at Chicago. Prior to her appointment, Ms. Smolyansky spent six years as Lifeway’s Director of Sales and Marketing. Ms. Smolyansky also served as Lifeway’s Chief Financial Officer and Treasurer from 2002 to 2004. Under her leadership, Lifeway has brought its products into the mainstream, boosted annual revenues tenfold, and expanded distribution throughout the United States, Mexico, the UK, and Ireland, as well as portions of Central and South America and the Caribbean. She has been named to Fortune Business’s ‘40 under 40,’ Fortune’s 55 Most Influential Women on Twitter and Fast Company’s Most Creative People in Business 1000. She holds no other directorships in any other reporting company. Ms. Smolyansky is the daughter of Ludmila Smolyansky (the Chairperson of the Board), and brother of Edward Smolyansky (Former Chief Operating Officer of the Company). The Smolyansky family maintains a controlling interest in the Company, and the Board believes it is appropriate to provide for continuity of the representation of the Smolyansky family on the Board as a component of our succession planning strategy.

Key Attributes, Experience and Skills:

Ms. Smolyansky brings to the Board over twenty years of extensive experience in the dairy and consumer packaged goods industries including advertising; marketing and communications; public relations; digital, social, and event marketing; and consumer insights. Ms. Smolyansky provides the Board with unique perspectives and invaluable, in-depth knowledge of Lifeway, including strategic growth opportunities; personnel; relationships with key customers and suppliers; competitive product positioning; history; company culture; and all other aspects of Lifeway’s operations. As the Chief Executive Officer of a publicly traded company, Ms. Smolyansky brings experience working with the investor community and financial institutions. In addition, as a member of our founding family, Ms. Smolyansky is a recognized and prominent visionary and leader in the dairy and probiotic products industry with an in-depth knowledge of manufacturers, distributors, and retailers across all of our channels of distribution.

Pol Sikar, Director

Age: 74 Director Since: 1986	Board Leadership Roles: • Independent Director • Member, Audit and Corporate Governance Committee

POL SIKAR has served as a Lifeway director since our inception in February 1986. He holds a master’s degree from the Odessa State Institute of Civil Engineering in Russia. For more than 40 years, he has been President and a major shareholder of Montrose Glass & Mirror Co., a company providing glass and mirror products to the wholesale and retail trade in the greater Chicago area. Mr. Sikar devotes as much time as necessary to the business of the Company and currently holds no other directorships in any other reporting company.

Key Attributes, Experience and Skills:

Mr. Sikar brings a historical perspective to the Board along with executive and entrepreneurial experiences that provide Lifeway with insights into operational and strategic planning, and financial matters. His longtime service and institutional knowledge about Lifeway provide him with a broad understanding of the operational, financial, and strategic issues facing public companies like ours. His executive, operational, and financial experience make him well qualified for service on our Board.

Jason Scher, Director

Age: 47 Director Since: 2012	Board Leadership Roles: • Lead Independent Director • Chairperson, Audit and Corporate Governance Committee • Audit Committee Financial Expert • Chairperson, Compensation Committee

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JASON SCHER was elected as a Director of the Company in July 2012. Mr. Scher is the manager of JAMP, LLP, an investment fund. From 2016 to present Mr. Scher has been a principal investor and advisor focused on early-stage companies. From 2004 until 2016, Mr. Scher was the Chief Operating Officer of Vosges Haut-Chocolat, a leading manufacturer of super premium chocolate and confections in the US. From 2000 to 2004, Mr. Scher was a principal in RP3 Development, a New York based construction management and development company that performed work nationwide. Prior to that, Mr. Scher was employed by COSI Sandwich Bar in their real estate and construction group. Mr. Scher devotes as much time as necessary to the business of the Company and currently holds no other directorships in any other reporting company.

Key Attributes, Experience and Skills:

Mr. Scher brings manufacturing, financial and strategic experience to the Board, including a record of operational excellence in the food industry, and strategic experience across multiple industries from real estate to retail to the Board. In addition, he has advised a private company board; been an operational, team, and project leader; and served as a senior executive for nearly twenty years. His experience has provided him with a broad understanding of the operational, financial, and strategic issues facing public companies like ours. His industry, operational, and financial experience makes him well qualified for service on our Board.

Jody Levy, Director

Age: 43 Director Since: 2020	Board Leadership Roles: • Independent Director • Member, Audit and Corporate Governance Committee • Member, Compensation Committee

JODY LEVY was elected as a director of Lifeway to fill a vacancy on the Board on February 11, 2020. Ms. Levy is an entrepreneur, having founded many different types of companies. She has also acted as chief executive officer of companies at all stages of development from inception to operating with $200mm in annual revenue. In 2013, Ms. Levy founded World Waters, LLC, the parent company of WTRMLN WTR and served as its Creative Director and Chief Executive Officer from founding until the company’s sale in 2020. Ms. Levy is currently the chief executive officer and a director of Summit Group Endeavors LLC (since January 2021) and Summit Series LLC (since September 2020), related companies that produce annual ideas conference for the thought leaders of our time. Since January 2021, Ms. Levy has also been a director of Summit Junto LLC, an entity related to Summit Group Endeavors LLC and Summit Series LLC, which produces global events. In 2020, Ms. Levy founded, and has since served as chief executive officer of LabElymental and NeroPraxis, which are two companies that help people get healthy and happy, NeuroPraxis is a mind repatterning meditation app, respectively. As chief executive officer of companies at all stages of development, Ms. Levy has lead all departments within a company and understands the department functions and the intersection among them and how to optimize, manage and scale corporate efficiency and production. Ms. Levy has been a partner in, and advisor to, GEM&BOLT Mezcal since 2014. She also served as a director of Pinata, a company that offers a system for data driven task management for work, from 2017 to 2019. Ms. Levy has a Bachelor of Arts from School of the Art Institute of Chicago. Ms. Levy devotes as much time as necessary to Lifeway business and currently holds no other directorships in any other reporting company.

Key Attributes, Experience and Skills:

Ms. Levy’s breadth of experience in manufacturing, marketing and sale of consumer packaged goods, specifically health foods, as well as her financial expertise, depth of knowledge about all aspects of manufacturing companies and her leadership experience make her well qualified to be a member of our Board.

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Dorri McWhorter, Director

Age: 48 Director Since: 2020	Board Leadership Roles: • Independent Director • Audit Committee Financial Expert • Audit Committee Member • Compensation Committee Member

DORRI MCWHORTER was elected as a Director of the Company in August 2020. Ms. McWhorter became CEO of YMCA Chicago in 2021. From 2013 until 2021, Ms. McWhorter was the CEO of YWCA Metropolitan Chicago transforming the organization from a traditional social service organization to 21st Century social enterprise. Increasing impact and organizational sustainability, YWCA Metropolitan Chicago’s operating budget quadrupled. The organization has been an active contributor to many critical initiatives across the region, and under Ms. McWhorter’s leadership, YWCA Metropolitan Chicago expanded its service footprint to 10 new locations, completed seven mergers and acquisitions, implemented paid family leave and developed a retirement plan to include retirement options for thousands of childcare providers and small business owners. Ms. McWhorter led the effort to develop an exchange-traded fund (ETF) for women’s empowerment (NYSE: WOMN) in partnership with Impact Shares, which is the first non-profit investment advisor to develop an ETF product. Ms. McWhorter is a 2019 Inductee in the Chicago Innovation Hall of Fame. Ms. McWhorter is also a CPA. Prior to joining the YWCA, she was a partner at Crowe Horwath, LLP, one of the largest accounting firms in the U.S. She also held senior positions with Snap-on Incorporated and Booz Allen Hamilton.

Ms. McWhorter serves on the boards of directors of Green Thumb Industries (CSE: GTII)(OTCQX: GTBIF), William Blair Funds and Skyway Concession Company (Chicago Skyway). She is also active in the accounting profession and serves on the Financial Accounting Standards Advisory Council and having served as a member of the Board of Directors of the American Institute of Certified Public Accountants (AICPA) and a past Chairperson of the Board of Directors for the Illinois CPA Society. Ms. McWhorter also serves as Co-Chair of the Advisory Board of the First Women’s Bank (in development). Ms. McWhorter received a BBA from the University of Wisconsin-Madison, an MBA from Northwestern University’s Kellogg School of Management, and an honorary Doctor of Humane Letters from Lake Forest College.

Key Attributes, Experience and Skills:

Ms. McWhorter’s breadth of experience in health platforms, and her financial and accounting expertise and business experience as Chief Financial Officer make her a valuable addition to our Board. In addition, Ms. McWhorter has been an operational, team, and project leader; and served as a senior executive, board member and community leader for over twenty years. Her experience has provided her with a broad understanding of the financial, and strategic issues facing health related companies like ours. Her industry and financial experience make her well qualified for service on our Board.

Juan Carlos (“JC”) Dalto, Director Nominee

Age: 57 Director Since: Nominee

JC DALTO is a nominee for election as a member of Lifeway’s Board. He has over 30 years of experience in the agriculture and food and beverage industries. In 2000, Mr. Dalto became the CEO of Danone in Portugal, in 2002 the President and CEO of Danone in Italy, and in 2004 the Chairman, President and CEO of Danone North America - The Dannon Company, Inc. He has gone on to hold Director, Country/Regional President and CEO positions at numerous international corporations, such as Danone, The Pillsbury Company, Kraft Foods and Stonyfield Farm. From 2012 to 2015, Mr. Dalto served as Chief Executive Officer of JDE Brazil (formerly, D.E. Master Blenders 1753). From 2017 to 2020, Mr. Dalto served as Chief Executive Officer of Savencia Fromage & Dairy Latin America. In 2021, Mr. Dalto became the President of Dole Sunshine Company - Dole Packaged Foods LLC, Americas, where he is working on a movement toward zero fruit loss and zero fossil-based plastic packaging by 2025, and net zero carbon emissions by 2030. Mr. Dalto has extensive experience in de-commoditizing agri-business derived foods and drinks into added-value, functional, nutritional, health and wellness products, and has executed on sustainable and profitable growth business models in his previous roles. Mr. Dalto previously attended the Buenos Aires Institute of Technology and has post-graduate degrees from the University of Michigan and the London Business School. Mr. Dalto is also a certified Professional Coach from Integral Coaching Canada and has organized and led campaigns leading to Global Environmental Change in Latin America.

Key Attributes, Experience and Skills:

Mr. Dalto’s has deep industry, brand management and growth experience in the consumer-packaged goods sector. His business insights as a Board member will provide significant value to the Lifeway brand and support the Lifeway mission to grow profitably, sustainably and consciously and make Mr. Dalto well qualified for service on our Board

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Perfecto Sanchez, Director Nominee

Age: 38 Director Since: Nominee

PERFECTO SANCHEZ is a nominee for election as a member of Lifeway’s Board. He is a West Point graduate and decorated U.S Army Veteran with two combat tours to Iraq. He started his corporate career at Kraft Heinz, where he launched MiO Liquid Water Enhancer, which grossed over $100 million in its first year and is regarded as one of Kraft’s most successful innovations to date. In 2013, Mr. Sanchez joined Danone where he led portfolio strategy and trade finance for over half of the dairy portfolio and then ultimately went on to lead the Danone Waters Customer Marketing Team for North America. In 2014, Mr. Sanchez launched his own marketing consulting firm called Keep The Change, a growth consulting initiative with a purpose. At Keep The Change, Mr. Sanchez serves as the chief executive officer and head of growth. He and his team build social impact initiatives across a myriad of different sectors from working with local governments to billion-dollar startups. Mr. Sanchez currently serves on the board of directors at TechTarget Inc. (Nasdaq: TTGT), a publicly traded company, and as an Advisor at International Crisis Group and Build in Tulsa. He is also an Ambassador of Mission Blue, a global coalition aimed at protecting marine life.

Key Attributes, Experience and Skills:

Mr. Sanchez’s has deep industry, brand management and growth experience in the consumer-packaged goods sector. His business insights as a Board member will provide significant value to the Lifeway brand and support the Lifeway mission to grow profitably, sustainably and consciously and make Mr. Sanchez well qualified for service on our Board.

Director Independence

At least annually and in connection with any individuals being nominated to serve on the Board, the Board reviews the independence of each director or nominee and affirmatively determines whether each director or nominee qualifies as independent. The Board believes that shareholder interests are best served by having a number of objective, independent representatives on the Board. A majority of the current Board, consisting of Ms. Levy, Mr. Scher, Mr. Sikar and Ms. McWhorter, are “independent directors” as defined in the listing standards of Nasdaq and none of them have relationships to Lifeway that are material to that director’s ability to be independent from management in connection with the duties of a board member. The Board has determined that Mr. Dalto and Mr. Sanchez, will, when elected, also be “independent directors” as defined in the listing standards of Nasdaq and neither of them have relationships to Lifeway that are material to their ability to be independent from management in connection with the duties of a board member.

Each of the Audit and Corporate Governance Committee and the Compensation Committee is composed solely of independent directors. In addition, the Board and each committee have complete and open access to any member of management and the authority to retain independent legal, financial, and other advisors as they deem appropriate without consulting or obtaining the approval of any member of management. The Board and each committee also hold regularly scheduled executive sessions of only independent directors to promote discussion among the independent directors and assure independent oversight of management.

Voting for Directors; Director Resignation Policy

Each director must be elected by a majority of the Votes Cast at the Annual Meeting in an uncontested election, or by a plurality in a contested election. If any nominee is not available for election at the time of the Annual Meeting (which we do not anticipate), the proxy holders named in the proxy, unless specifically instructed otherwise in the proxy, will vote for the election of such other person as the existing Board may recommend, unless the Board decides to reduce the number of our directors.

Consistent with our Bylaws, under our Board’s policy, any director in an uncontested election who fails to be elected must offer to tender his or her resignation to the Board. The Board nominates for election or re-election as director, and fills director vacancies with, only those candidates who agree to tender their irrevocable resignations upon (i) the failure to receive the required vote at the annual meeting at which they face election or re-election and (ii) Board acceptance of such resignation.

If an incumbent director fails to receive the required vote for re-election in an uncontested election, the Board and the Audit and Corporate Governance Committee will act on an expedited basis to determine whether to accept the director’s resignation and will submit such recommendation for prompt consideration by the Board. The Board expects the director whose resignation is under consideration to abstain from participating in any decision regarding that resignation. The Audit and Corporate Governance Committee and the Board may consider any factors they deem relevant in deciding whether to accept a director’s resignation.

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Board Meetings and Attendance

The Board typically meets at least quarterly and holds special meetings when necessary. During the 2022 fiscal year, the Board intends to hold at least four regularly scheduled meetings and the independent directors serving on the Board intend to meet in executive session (i.e., without the presence of any non-independent directors or management) immediately following at least two regularly scheduled Board meetings. During the fiscal year ended December 31, 2021 (the “Last Fiscal Year”), the Board held 9 meetings. All directors standing for re-election who served on the Board during the Last Fiscal Year attended at least 75% of the total number of meetings of the Board and of the committees of the Board on which they served in the Last Fiscal Year.

Pursuant to our Corporate Governance Guidelines, the Board expects attendance by Directors at Lifeway’s annual meetings. Each of the directors standing for re-election who served on the Board during the Last Fiscal Year attended the 2021 Annual Meeting of Shareholders and each of the nominees currently intends to attend this Annual Meeting.

Board Oversight

Shareholders elect the Board to oversee management and to serve shareholders’ long-term interests. Management is responsible for executing strategy, fulfilling our mission, maintaining our corporate culture, creating innovative, healthy probiotic products, establishing accountability and the “tone at the top,” and managing risk. The Board maintains an active dialogue with management to align our strategy with our goals, manage risk, and help identify key business opportunities in an ever-changing business environment. To support that dialogue, the Board, its Audit and Corporate Governance Committee, and individual directors have access to, meet with, and engage our management team, subject matter experts inside and outside Lifeway, our internal audit function, our auditors, and other external experts and advisors.

At Board and Committee meetings during each year, the Board assesses our business objectives, trends in our business and our markets, policy and regulatory objectives and developments, our budget and financial forecasts, and how Lifeway’s performance aligns with our strategy and goals. The Board looks to the focused expertise of its Audit and Corporate Governance Committee to inform its oversight.

The Board’s Risk Oversight

The Board recognizes that although management is responsible for identifying and managing day-to-day risk, the Board and each of its directors play a critical role in the oversight of that risk. The Board implements its risk oversight responsibilities by having management provide appropriate briefings and informational sessions on the significant risks that Lifeway faces and how we are seeking to control risk. In some cases, the Audit and Corporate Governance Committee is responsible for oversight of specific risk topics. For example, the Audit and Corporate Governance Committee has oversight responsibility of our internal audit function and risks associated with financial accounting and audits, internal control over financial reporting, and major financial risk exposures.

As highlighted in detail below, the Board also has oversight responsibility of risks relating to Lifeway’s compensation policies and practices. At each regular meeting, or more frequently as needed, the Board considers reports from management and the Compensation Committee that provide detail on risk management issues and management’s response. Lifeway believes that its leadership structure promotes effective Board oversight of risk management because management provides the Board, directly and through the Audit and Corporate Governance Committee, the information necessary to appropriately monitor, evaluate, and assess our overall risk management.

The Board’s Compensation Oversight

Led by the Compensation Committee, the Board discharges its responsibilities related to compensation of Lifeway’s executive officers and administers our incentive and equity compensation plans. The Board also evaluates non-employee director compensation. In addition, the Board is responsible for conducting a periodic risk evaluation of Lifeway’s compensation practices, policies, and programs.

In 2021, the Compensation Committee engaged the Aon Consulting, Inc. (“AON”) as its independent compensation consultant to advise it on executive officer, senior management and director compensation matters. As part of its engagement in 2021, the Audit and Corporate Governance Committee directed AON to work with our human resources department and other members of management to obtain information necessary for AON to evaluate compensation of executive officers, senior management and directors.

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The Compensation Committee tasked AON with developing a compensation strategy for 2021 built on AON’s and the Compensation Committee’s prior work and reflects the compensation philosophy described in this proxy statement. AON reviewed our comparative peer group with management and the Compensation Committee and suggested several refinements to it, which the Compensation Committee approved. Additional information about peer group selection can be found in “Compensation Discussion and Analysis.”

Using the refined peer group, AON analyzed the peer group’s comparative total direct compensation practices and mix of pay against Lifeway’s executive officer total direct compensation practices generally and proposed recommendations regarding the amount and mix of base and incentive compensation to be delivered to our executive officers, senior management team and directors for fiscal year 2021.

During 2021, Aon performed no other services for Lifeway. The Compensation Committee believed that there was no conflict of interest based on any prior relationship with AON. In reaching this conclusion, the Compensation Committee considered the factors set forth in the SEC and Nasdaq rules regarding compensation advisor independence.

The Board’s Director Nominations Oversight

Led by the Audit and Corporate Governance Committee and the Board’s independent directors, the Board selects and evaluates qualified candidates for election or appointment to the Board, including by identifying individuals qualified to become Board members and members of Board committees; nominates director nominees for the next annual meeting of shareholders or for appointment to vacancies on the Board; and identifies individuals to serve as our executive officers.

There are no specific minimum qualifications that the Board believes that a director nominee must meet. However, the Board believes that director candidates should, among other things, possess high degrees of integrity and honesty; have literacy in financial and business matters; have no material affiliations with our direct competitors, suppliers, or vendors; and preferably have experience in our business and other relevant business fields (for example, finance, accounting, law and banking). As a matter of policy, the Board considers diversity together with other factors considered when evaluating candidates but does not have a specific diversity requirement.

The Board meets in advance of each of Lifeway’s annual meetings of shareholders to identify and evaluate the skills and characteristics of each potential nominee for election as one of our directors. The Board reviews the candidates in accordance with the skills and qualifications set forth in its Corporate Governance Guidelines and by Nasdaq rules. The Board evaluates all director candidates in the same manner, regardless of whether a shareholder or some other source recommends them.

The Board’s Management Succession Planning Oversight

One of our Board’s principal duties is to review management succession planning. The Board reviews its management succession plans annually and plans for the development, retention, and replacement of executive officers, including the Chief Executive Officer and Chief Financial Officer. Additionally, the Board oversees the risks and exposures associated with management succession planning. Our Board believes that the directors and Lifeway’s executive officers should collaborate on succession planning and that the entire Board should be involved in the critical aspects of the management succession planning process, including establishing selection criteria that reflect our business strategies, identifying and developing internal candidates to ensure the continuity of our culture, and making key management succession decisions.

Management succession is discussed by the Board in regular meetings and in executive sessions of the Board as appropriate. Directors can become familiar with potential successors for key management positions through various means, including regular organization and talent reviews, presentations to the Board, and informal meetings.

The Board’s Cybersecurity Oversight

The Board has oversight of risks related to data protection and cybersecurity. Cybersecurity protection is vital to maintaining our operations and the trust of our business and supply chain partners, as well as the general public that buys our products. We must secure our own manufacturing and information technology infrastructure, as well as our sensitive data, from failures, breaches, or cyber incidents. This oversight includes reports to the Board on data protection and cybersecurity matters from senior members of our information technology department, legal department, and internal audit function. The topics covered by these reports include risk management strategies, data protection, ongoing risk mitigation activities, cybersecurity strategy, and governance structure.

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Annual Board and Committee Evaluations

Each year, as required by our Corporate Governance Guidelines and as part of the Board’s oversight responsibilities, our Board and its Committees conduct evaluations to assess their effectiveness and adherence to the Lifeway’s Code of Ethics, Corporate Governance Guidelines, policies adopted by the Board, and committee charters, and to identify opportunities to improve Board and committee performance.

Board evaluation – Each Director is given the opportunity to provide an annual evaluation of the performance of the Board and each of its members. The aggregate results are reported to the Board. The report includes an assessment of the Board’s compliance with our Code of Ethics, corporate governance guidelines, and policies adopted by the Board, and identification of areas in which the Board could improve its performance.

Committee evaluations – Each Committee member is given the opportunity to provide an annual performance evaluation and reports the results to the Board. Each report includes an assessment of the committee’s compliance with our Code of Ethics, corporate governance guidelines, policies adopted by the Board, the committee’s charter, and identification of areas in which the committee could improve its performance.

Controlled Company Exemption

Because Ludmila Smolyansky, Julie Smolyansky, and Edward Smolyansky, acting as a group for certain purposes, (the “Smolyansky family”) beneficially own a majority of Lifeway’s outstanding Common Stock, we qualify as a “controlled company” pursuant to Nasdaq Listing Rule 5615. As a controlled company, we are exempt from the requirements to have separate, independent compensation and nominating committees, a majority of independent directors on our Board, or independent directors comprising a majority of the Board select nominees for director or determine the compensation of its officers.

As a result of our controlled company exemption, our corporate governance practices may differ from those of non-controlled companies, which are subject to all of the Nasdaq corporate governance requirements. Specifically, while we currently voluntarily maintain a Board compromised of a majority of independent directors and committees of those independent directors select director nominees and determine the compensation of our officers, we have not, in the past, always maintained such separate compensation or nominating committees. In the event we cease to be a controlled company, we will be required to comply with all of the corporate governance standards under Nasdaq’s rules, subject to applicable transition periods.

Audit and Corporate Governance Committee

To eliminate unnecessary redundancies in our independent committee structure given the size of our company and Board, we have chosen to combine our audit and nominating committees into an Audit and Corporate Governance Committee. The Audit and Corporate Governance Committee, which is a separate and independent committee comprised of a majority of the Board’s independent directors, fulfills the Board’s delegated audit and nominating duties as a single, integrated committee.

Mr. Scher serves as the Chairperson of the Audit and Corporate Governance Committee and Lead Independent Director and Ms. Levy, Ms. McWhorter and Mr. Sikar serve as members of the Audit and Corporate Governance Committee.

The Board has determined that each member of the Audit and Corporate Governance Committee (1) is “independent” as defined by applicable SEC rules and the listing standards of Nasdaq, (2) has not participated in the preparation of our financial statements or those of any of our current subsidiaries at any time during the past three years, and (3) is able to read and understand fundamental financial statements, including a balance sheet, income statement, and cash flow statement. In addition, the Board determined that Mr. Scher and Ms. McWhorter are financially literate and financially sophisticated, as those terms are defined under the rules of Nasdaq, and were “audit committee financial experts,” as defined by applicable SEC rules.

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During our fiscal year ended December 31, 2021, the Audit and Corporate Governance Committee held 9 meetings (including regularly scheduled and special meetings).

Audit and Corporate Governance Oversight

The Audit and Corporate Governance Committee oversees the adequacy and effectiveness of our internal controls and meets with Lifeway’s internal and independent auditors to review these internal controls and to discuss other financial reporting matters. The Audit and Corporate Governance Committee is also responsible for the selection, appointment, compensation, and oversight of both our independent auditors and our internal audit function. Our internal audit function reports directly to the Audit and Corporate Governance Committee, and not management. The Audit and Corporate Governance Committee reviews the financial reporting and accounting principles and standards and the audited financial statements to be included in the annual report. It also reviews the quarterly financial results and related disclosures. Additionally, the Audit and Corporate Governance Committee is responsible for the review and oversight of all related party transactions and other potential conflict of interest situations between and among Lifeway and its officers, directors, employees, and principal shareholders. The Audit and Corporate Governance Committee relies on the expertise and knowledge of management, our internal auditor, and our independent auditor in carrying out these oversight responsibilities.

Director Nominations

The Audit and Corporate Governance Committee selects, evaluates, and recommends to the Board qualified candidates for election or appointment to the Board, including by identifying individuals qualified to become Board members and members of Board committees; and recommending to the Board director nominees for the next annual meeting of shareholders or for appointment to vacancies on the Board. The Audit and Corporate Governance Committee also provides oversight to management when Lifeway conducts succession planning or searches for individuals to serve as executive officers.

The Audit and Corporate Governance Committee does not have specific minimum qualifications that it believes that a director nominee must meet. However, the Audit and Corporate Governance Committee believes that director candidates should, among other things, possess high degrees of integrity and honesty; have literacy in financial and business matters; have no material affiliations with our direct competitors, suppliers, or vendors; and preferably have experience in our business and other relevant business fields (for example, finance, accounting, law and banking). As a matter of policy, the Audit and Corporate Governance Committee considers diversity together with other factors considered when evaluating candidates but does not have a specific diversity requirement.

The Audit and Corporate Governance Committee meets in advance of each of our annual meetings of shareholders to identify and evaluate the skills and characteristics of each director candidate for nomination for election as a director. The Audit and Corporate Governance Committee reviews the candidates in accordance with the skills and qualifications set forth in the Audit and Corporate Governance Committee Charter and the rules of the SEC and Nasdaq. The Audit and Corporate Governance Committee evaluates all director nominees on the same basis, regardless of whether the nominee is recommended by a director, management, or a shareholder.

Compensation Committee

The Compensation Committee is a standing committee of the Board. The Compensation Committee’s principal purposes are to review and approve corporate goals and objectives relevant to compensation of the Company’s Named Executive Officers (as defined below), make recommendations regarding compensation for non-employee directors and administer the Company’s incentive and equity compensation plans. The Compensation Committee’s objectives and philosophy with respect to the fiscal 2021 executive compensation program, and the actions taken by the Compensation Committee in fiscal 2021 with respect to the compensation of our Named Executive Officers, are described below in “Compensation Discussion and Analysis.”

The Compensation Committee also is responsible for evaluating and making recommendations to the Board regarding director compensation. In addition, the Compensation Committee is responsible for conducting an annual risk evaluation of the Company’s compensation practices, policies and programs. During our fiscal year ended December 31, 2021, the Compensation Committee held 6 meetings (including regularly scheduled and special meetings).

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Committee Interlocks and Insider Participation

During fiscal year 2021, the Compensation Committee consisted of Mr. Scher, Ms. Levy and, commencing October 18, 2021, Ms. McWhorter. None of these members was, at any time during fiscal year 2021, or at any previous time, a Lifeway officer or employee.

None of Lifeway’s executive officers served as a member of the board of directors or compensation committee of any other entity that has one or more of its executive officers serving as a member of Lifeway’s Board. No member of the Compensation Committee has or had any relationship with us requiring disclosure under Item 404 of SEC Regulation S-K.

Fiscal Year 2021 Director Compensation

The table below describes the cash and stock award portions of the annual retainer paid to each non-employee director who served in fiscal year 2021. While directors receive annual retainers based on the June-to-June Board service year, the table below reflects payments made during fiscal year 2021. Julie Smolyansky and Edward Smolyansky received no compensation for service as directors. We have excluded them from the table because we fully describe their compensation in the “Named Executive Officer Compensation” section.

Name	Fees Earned or Paid in Cash ($)	Stock Awards (1) ($)	All Other Compensation ($)		Total ($)
Ludmila Smolyansky	–	–	1,105,427	(2)	1,105,427
Jason Scher (3)	–	30,000	197,500		227,500
Jody Levy (4)	147,502	30,000	–		177,502
Dorri McWhorter (5)	117,502	30,000	–		147,502
Pol Sikar(6)	117,502	30,000	–		147,502

(1)	Details about the amounts in the “Stock Awards” column are set forth in the table below.

Stock Awards Detail
Name	Vested Stock Award ($)	Restricted Stock Award ($)	Total ($)
Ludmila Smolyansky	–	–	–
Jason Scher(3)	–	30,000	30,000
Jody Levy	–	30,000	30,000
Dorri McWhorter	–	30,000	30,000
Pol Sikar	–	30,000	30,000

(2)	Of the All Other Compensation, (a) $504,000 represents the annual cash fees paid to Ludmila Smolyansky for her services as a consultant to Lifeway through December 31, 2021 of which $5,427 was paid in 2021 for services rendered in 2020 as a result of payments being made in arrears and the calendar of payment dates; and (b) $600,000 represents royalty payments. Both relationships are discussed further in the “Certain Relationships and Related Party Transactions” section below. Ms. Smolyansky did not receive any retainer fees in her capacity as a non-employee director. The Amended and Restated Consulting Agreement between the Company and Ludmila Smolyansky, dated December 28, 2020, was terminated as of January 17, 2022.

(3)	Includes $60,000 paid to Mr. Scher for his service on ad hoc temporary committees of the Board that completed their work and were dissolved prior to the 2021-2022 Board Year. Mr. Scher deferred, and has elected to convert to RSUs, all compensation that would have been paid to him in fiscal year 2021. Such RSUs may, if shareholders approve Proposal 5 and if vested, be settled in shares of our common stock after Mr. Scher ceases to be a director.

(4)	Includes $60,000 paid to Ms. Levy for her service on ad hoc temporary committees of the Board one which completed its work and was dissolved prior to the 2021-2022 Board Year and one of which completed its work, and was dissolved, in the 2021-2022 Board Year.

(5)	Includes $30,000 paid to Ms. McWhorter for her service on an ad hoc temporary committee of the Board which completed its work, and was dissolved, in the 2021-2022 Board year.

(6)	Includes $60,000 paid to Mr. Sikar for his service on ad hoc temporary committees of the Board on which completed its work and was dissolved prior to the 2021-2022 Board year and one of which completed its work, and was dissolved, in the 2021-2022 Board Year.

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Certain Relationships and Related Party Transactions

On March 18, 2016, Lifeway entered into a consulting agreement (the “Original Consulting Agreement”) with Ms. L. Smolyansky that was effective January 1, 2016. Under the terms and conditions of the Agreement, Ms. L. Smolyansky provided consulting services to us for which we paid Ms. L. Smolyansky an aggregate of $1,000,000 annually and prorated amounts for periods shorter than a year. On December 28, 2020, Lifeway entered into an amended and restated consulting agreement with Ms. L. Smolyansky (the “Amended and Restated Consulting Agreement”), effective as of December 31, 2020. Under the terms and conditions of the Amended and Restated Consulting Agreement, Ms. L. Smolyansky was to provide consulting services with respect to, among other things, our business strategy, international expansion and product management and expansion. For her services under the Amended and Restated Consulting Agreement, beginning in January 2021, the Company paid Ms. L. Smolyansky an annual service fee of $500,000. Ms. L. Smolyansky did not earn an annual performance fee in 2021. The Amended and Restated Consulting Agreement was terminated as of January 17, 2022.

On March 14, 2016, we entered into an endorsement agreement (the “Endorsement Agreement”) with Ms. L. Smolyansky that was effective January 1, 2016. Under the terms and conditions of the Endorsement Agreement, Ms. L. Smolyansky grants an unlimited, perpetual, non-exclusive, worldwide and, except as set forth therein, royalty free, right to use, reuse, publish, reproduce, perform, copy, create derivative works, exhibit, broadcast and display Ms. L. Smolyansky’s name, image and likeness in Marketing Materials (as defined in the Agreement). As consideration for such license, we agree to pay Ms. L. Smolyansky a royalty equal to $0.02 for each product or item sold by Lifeway during each calendar month bearing Ms. L. Smolyansky’s first name, last name, or other identifying personal characteristics; provided however that such royalty will not exceed $50,000 in any month and such royalty payments will cease upon the death of Ms. L. Smolyansky.

In 2021, Ms. L. Smolyansky was paid $505,427 pursuant to the Amended and Restated Consulting Agreement of which $5,427 was payment in arrears for services rendered by Ms. L. Smolyansky in 2020 as a result of the calendar of payments and $600,000 pursuant to the Endorsement Agreement. Ms. L. Smolyansky did not receive any retainer fees in her capacity as a non-employee director.

Jason Burdeen, Ms. J. Smolyansky’s spouse, is employed by the Company as the CEO’s Chief of Staff. Mr. Burdeen does not have an employment agreement. In 2021, Mr. Burdeen’s total compensation was $132,000. The Compensation Committee is responsible for determining and approving Mr. Burdeen’s compensation annually.

On April 28, 2022, Mr. Scher, a director, entered into a Restricted Stock Unit Award Agreement in the form attached hereto as Appendix C and converted the value of all cash and restricted stock compensation that would have been paid to him in fiscal year 2021, or $227,500, into Restricted Stock Units on the terms set forth in the Restricted Stock Unit Award Agreement and more summarized under “Proposal 6: Approval of Common Stock Issuance Upon Payment of Restricted Stock Units in Lieu of 2021 Non-Employee Director Cash and Restricted Stock Compensation.”

We have determined that there were no related party transactions in excess of $120,000 since January 1, 2021, or currently proposed, involving Lifeway except as discussed above.

Information about Current Directors and Executive Officers

Information about Julie Smolyansky, Jody Levy, Dorri McWhorter, Pol Sikar and Jason Scher can be found above in the section “Information about our Nominees.”

Ludmila Smolyansky, Director

Age: 72 Director Since: 2002	Board Leadership Roles: • Chairperson

LUDMILA SMOLYANSKY was appointed as a Director by the Board to fill a vacancy created by an increase of the maximum number of Directors up to seven and unanimously elected as the Chairperson of the Board in November 2002. Ludmila Smolyansky has been the operator of several independent delicatessen and gourmet food distributorship businesses, and imported food distributorships, and been a leading force in the health food market for over 40 years. Michael Smolyansky, her husband, founded Lifeway and Ms. L. Smolyansky served as our General Manager. In 2010, Ms. L. Smolyansky retired as a Lifeway employee. She has continued to serve Lifeway as its Chairperson of the Board and served as a consultant to Lifeway from 2011 until January 2022. Ludmila Smolyansky currently holds no other directorship in any other reporting company. She is the mother of Julie Smolyansky and Edward Smolyansky.

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Edward Smolyansky, Director

Age: 42 Director Since: 2017	Board Leadership Roles: • None

EDWARD SMOLYANSKY was elected as a Director in June 2017. Mr. Smolyansky was appointed as Chief Financial and Accounting Officer and Treasurer of Lifeway in November 2004 and appointed as the COO and Secretary in 2012. He resigned his titles as Chief Financial Officer on January 1, 2016 and as COO on August 8, 2016. Mr. Smolyansky retained his title of Chief Operating Officer when the Board appointed Mr. Hanson as Treasurer and as Secretary on October 4, 2019 and served as such until January 2022. He also served as Lifeway’s Controller from June 2002 until 2004. He received his bachelor’s degree in finance from Loyola University of Chicago in December 2001. He holds no other directorships in any other reporting company. Mr. Smolyansky is the brother of Julie Smolyansky and the son of Ludmila Smolyansky.

Eric Hanson, Chief Financial Officer and Treasurer

Age: 47 Executive Officer Since: 2018	Named Executive Officer: Yes

ERIC HANSON is our Chief Financial and Accounting Officer and Treasurer. Mr. Hanson has served as our Chief Accounting Officer since May 2018, and as our Corporate Controller since July 2016. He also served as our interim Chief Financial Officer from May 2018 through August 2018 before we permanently appointed him to that position in November 2018. Prior to joining Lifeway, he served as Director of External Reporting for The Azek Company in Skokie, Illinois from 2014 through July 2016; and as Audit Manager for Deloitte & Touche, LLP in Chicago, Illinois from 2012 through 2014. He also held various senior financial positions with Crowe Horwath from 2003 through 2012 and has over 20 years of financial reporting experience. Mr. Hanson holds a Bachelor of Science in Finance from the University of Illinois and an MBA from Northwestern University’s Kellogg School of Management.

Amy Feldman, Senior Executive Vice President, Sales

Age: 46 Executive Officer Since: 2018	Named Executive Officer: No

AMY FELDMAN is our Senior Executive Vice President of Sales. Amy previously held the top sales executive position for Lifeway Foods from 2009 through 2011. She returned to Lifeway effective October 31, 2018. Ms. Feldman has spent over 20 years in the food industry building business, brands, and teams, specifically within the fresh and natural foods arena. From 2017-2018, she served as the Senior Executive Vice President of Sales at Next Phase Enterprises, a club and mass channel food sales firm. From 2015 through 2017, Ms. Feldman was Vice President of Sales, Channel Development for Mondelez International’s Enjoy Life Foods subsidiary where she was responsible for developing strategy and introducing the brand through various trade channels such as foodservice, e-commerce, small format, and international. Prior to joining Enjoy Life, she was the Vice President of Sales, Independent Grocery Channel for Chicago-based KeHE Distributors from 2011-2015. Amy began her career at Sara Lee and holds a Bachelor in Business Administration in Food Marketing from Western Michigan University, an MBA from Golden Gate University, and a Culinary Certificate from Kendall College.

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Shareholder Engagement with Our Board

Communication with the Board

Lifeway’s annual meeting of shareholders provides an opportunity each year for shareholders to ask questions of, or otherwise communicate directly with, members of the Board on appropriate matters. Shareholders who wish to contact the Board, any committee of the Board, or any individual director or group of directors may do so by sending such written communications to:

Corporate Secretary

c/o Legal Department

Lifeway Foods, Inc.

6431 Oakton St.

Morton Grove, IL 60053

The Corporate Secretary will collect and organize any copies of written communications that we receive and provide them to the Board or the relevant director unless the Corporate Secretary or Assistant Secretary’s determines that they are inappropriate for submission to the intended recipient(s). Examples of shareholder communications that would be considered inappropriate for submission to the Board include, without limitation, customer complaints, solicitations, communications that do not relate directly or indirectly to Lifeway’s business, or communications that relate to improper or irrelevant topics. The Corporate Secretary or Assistant Secretary or their designees may analyze and prepare a response to the information contained in communications received and may deliver a copy of the communication to other Lifeway employees or agents who are responsible for analyzing or responding to complaints or requests. Communications concerning possible director nominees submitted by any of our shareholders will be forwarded to the independent directors of the Board.

Director Recommendations by Shareholders

Consistent with the Board’s Corporate Governance Guidelines, the Board will consider any candidates recommended by shareholders on the same basis that it considers recommendations from other sources. The recommendation must at a minimum include evidence of the shareholder’s ownership of Lifeway stock, along with the candidate’s name and qualifications for service as a Board member, and a document signed by the candidate indicating the candidate’s willingness to serve, if elected. The Board and our Audit and Corporate Governance Committee will evaluate such recommendations in accordance with its charter, the Bylaws and the director nominee criteria described above. In considering a candidate submitted by shareholders, the Board will take into consideration the needs of the Board and the qualifications of the candidate. Nevertheless, just as with recommendations from other sources, the Board may choose not to consider an unsolicited recommendation if no vacancy exists on the Board and/or the Board does not perceive a need to increase number of directors on the Board.

Website Access to Corporate Governance Documents

We have adopted Corporate Governance Guidelines and a Code of Ethics applicable to all members of the Board, executive officers, and employees, including our principal executive officer and principal financial officer. The Corporate Governance Guidelines, the Code of Ethics, committee charters, and other corporate governance documents are available on our website at www.lifewaykefir.com. Information contained on the website is not incorporated by reference in, or considered part of, this proxy statement. We intend to disclose any future amendments to certain provisions of our Code of Ethics, and any waivers of those provisions granted to our principal executive officer, principal financial officer, principal accounting officer or controller or persons performing similar functions, by posting the information on our website within four business days following the date of the amendment or waiver.

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6.       NAMED EXECUTIVE OFFICER COMPENSATION

Compensation Discussion and Analysis

Although SEC rules do not require smaller reporting companies to include a Compensation Discussion and Analysis (“CD&A”) in their Form 10-K or proxy statement, Lifeway has elected to voluntarily disclose this additional information in order to provide shareholders with information regarding current executive compensation.

Through discussions with shareholders, we have learned that our investors favor compensation plans for our executives tied to specific performance measures that incentivize long-term performance and value creation. In 2019, only 52.5% of the votes cast supported our Say on Pay Proposal. Shareholders we spoke to after our 2019 Say on Pay Proposal requested increased independent control of compensation, in particular for individuals related to any executive officer or director, and increased independent oversight of our compensation practices more generally. We listened and implemented the changes set forth above in “Proposal 3: Non-Binding Advisory Vote on Executive Compensation”.

This CD&A explains our overall compensation philosophy, describes the material components of our executive compensation programs, and details the determinations made by the Board and our Compensation Committee for the compensation awarded to each of the Company’s Chief Executive Officer and its two other most highly compensated individuals who were serving as executive officers at the end of the last fiscal year, for services rendered in all capacities during the last fiscal year (the “Named Executive Officers” or “NEOs”) for fiscal 2021. Our current executive officers, including our NEOs, are:

Name	Age	Officer since	Title
Julie Smolyansky	47	2002	Chief Executive Officer, President and Secretary
Edward Smolyansky*	42	2004	Chief Operating Officer
Eric Hanson	47	2018	Chief Financial and Accounting Officer and Treasurer

* Mr. Smolyansky ceased being an employee of Lifeway on January 4, 2022.

The tables that follow this CD&A contain specific data about the compensation earned by our NEOs for fiscal 2021. The discussion below is intended to help readers understand the detailed information provided in the compensation tables and put that information into the context of our overall executive compensation program.

Executive Compensation Philosophy

Our executive compensation program is based on the following objectives:

•	Balancing compensation program elements and levels that attract and motivate talented executives with forms of compensation that are performance-based and/or aligned with shareholder interests and the promotion of growth in Lifeway business and value;

•	Setting target total direct compensation (base salary, annual incentives, and long-term incentives) and related performance requirements for executives by reference to compensation ranges for peer group companies that are similarly situated to Lifeway; and

•	Appropriately adjusting total direct compensation to reflect the performance of each executive over time (as reflected in individual annual goals) as well as our annual and long-term business performance (as reflected in various corporate financial performance goals).

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We actively recruit, train and retain talented employees to understand, manage and operate our unique production process for kefir, which is not widely known, requires some specific knowledge and skills to perform and to support and to manage the sales, communications, marketing and other activities of the Company. We have built our management team through promotion and recruiting that limits the risks posed by the loss of any particular executive officer or vice president and provides for a smooth transition of responsibilities in the case of such loss. Training and retaining our employees allows for a smooth transition of the workload and responsibilities of any manager who leaves the Company. Past departures of members of our management team are limited and when they have occurred have caused no issues for production, distribution or sales of our products. We consider, among other factors, our specific challenges and achievements along with our financial performance and growth when approving executive officer compensation.

Our Compensation Committee is composed solely of independent directors. Current members of our Compensation Committee are Mr. Scher, Ms. Levy and Ms. McWhorter. Pursuant to the powers granted to the Compensation Committee in its charter, in 2021 the Compensation Committee reviewed the then current compensation for executive officers, compensation processes, the then current compensation philosophy of the Company, the companies that comprised our peer group and reports and advice from our compensation consultants. Based on these reviews, the Compensation Committee revised and approved the peer group companies and made changes to the processes of setting and paying compensation, including salaries and bonuses, to our Named Executive Officers. The Compensation Committee also further adjusted compensation setting processes to ensure it receives objective market data and reviews of performance of our Named Executive Officers from independent sources. Additional discussion of changes to our compensation setting process and procedures can be found above under “Proposal 3: Non-Binding Advisory Vote on Executive Compensation.”

The Compensation Committee reviews our compensation design and philosophy on an annual basis to ensure that our executive compensation program continues to evolve to support our strategy and objectives and aligns with our shareholders’ interests. In 2021, the Compensation Committee revised our compensation design to provide for a pool, as a percentage of Adjusted EBITDA, divided among our vice presidents and executive officers, including our Named Executive Officers.

Role of the Compensation Committee

Our Compensation Committee assists our Board by discharging responsibilities relating to the compensation of our executive officers, including our NEOs. The Compensation Committee currently has responsibility over certain matters relating to the competitive compensation of our executive officers, and directors as well as matters relating to equity-based plans. Each member of our Compensation Committee is independent in accordance with the criteria of independence set forth in Rule 5605(a)(2) of the Nasdaq Listing Rules and Rule 16b-3 of the Securities Exchange Act of 1934. We believe that their independence from management allows the members of the Compensation Committee to provide unbiased consideration of performance reviews, peer group data, and various elements that could be included in an executive compensation program for, the compensation recommendations and approvals for which the Compensation Committee is responsible. We believe that independent directors are able to apply independent judgment about which elements best achieve our compensation objectives.

The Compensation Committee is authorized to retain and terminate, without Board or management approval, the services of an independent compensation consultant to provide advice and assistance. The Compensation Committee has, the sole authority to approve the consultant’s fees and other retention terms. The Chairperson of the Compensation Committee reviews, negotiates and executes any engagement letters with compensation consultants engaged by the Compensation Committee. All compensation consultants will report directly to the Compensation Committee.

Role of our Compensation Consultant

The Compensation Committee engaged Aon’s Human Capital Solutions practice, a division of Aon plc (Aon), an independent compensation consultant, to conduct a comprehensive review and analysis of our executive and non-employee director compensation programs and to make recommendations for compensation related to fiscal 2021. Aon does not perform any other work for the Company. The Compensation Committee reviews the independence of Aon in light of SEC rules and Nasdaq listing standards regarding compensation consultants. The Compensation Committee has reviewed the level of services provided to Lifeway by Aon and does not believe the services give rise to a conflict of interest or compromise the Aon’s independence in advising the Compensation Committee in 2021.

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The 2021 Compensation Program Design

Elements of Compensation

For the year ended December 31, 2021, the compensation for our named executive officers generally consisted of a base salary, cash bonus opportunities, and equity awards. These elements (and the amounts of compensation opportunity under each element) were selected because we believe they are market prevalent and competitive elements of compensation and necessary to help us attract executive talent.

Below is a more detailed summary of the current executive compensation program as it relates to our NEOs.

Base Salaries

The NEOs receive a base salary to compensate them for the services they provide to us. The base salary payable to each named executive officer is intended to provide a fixed component of compensation reflecting the executive’s skill set, experience, role, and responsibilities. As previously disclosed above under “Proposal 3: Non-Binding Advisory Vote on Executive Compensation,” the Compensation Committee has changed the process, quality and amount of information gathered in the process of compensation setting. As a result of such changed and additional information gathering, and taking into account the results of those efforts, previous responsibility changes, the uncertainties in 2020 caused by the Covid-19 pandemic, the Company’s performance and success through those uncertainties, in 2021, no changes were made to the base salaries of the CEO or CFO. Instead, the incentive awards available to the CEO and CFO were adjusted to provide increased total compensation and an increase portion of that compensation tied to Company performance. Additionally, the COO’s total compensation, was adjusted to reduce his base salary in 2021 to further align his compensation to his responsibilities, performance and market rates for individuals performing similar functions in our peer group.

Ms. Julie Smolyansky’s base salary for 2021 was $1,000,000.

Mr. Smolyansky’s base salary for 2021 was initially $1,000,000 but was reduced to $500,000 effective February 1, 2021.

Mr. Hanson’s base salary for 2021 was $325,000.

The actual salaries paid to each named executive officer for 2021 are set forth below this CD&A in the Summary Compensation Table in the column entitled “Salary.”

2021 Annual Incentive Plan

For fiscal 2021, our CEO and CFO were eligible to receive annual cash incentive awards under the Lifeway Omnibus Plan based on financial performance of the Company. The 2021 award cycle had a one-year performance period and awards were based on achievement of a targeted Adjusted EBITDA goal set by the Compensation Committee. The Compensation Committee believes Adjusted EBITDA is a more transparent and accurate way to measure the Company’s performance because it reflects non-recurring or non-operational expenses such as stock-based compensation, gain/loss on sale of equipment, deferred revenue, and gain/loss on investments. There was also a minimum threshold Net Sales goal that had to be achieved in order for any bonus to be funded for the year. That minimum threshold was set at $100 million by the Compensation Committee. Actual Net Sales were $119.1 million, exceeding the minimum threshold.

Once the Net Sales funding trigger was met, under the annual incentive plan for fiscal 2021, if the targeted level of Adjusted EBITDA is also met as determined by the Compensation Committee, the target bonus is paid. Performance above target results in a payout of a higher percentage of salary. Performance below target results in a lower bonus payout, or no payout if the minimum threshold (floor) of Adjusted EBITDA is not met. 100% of the annual incentive award is based on financial performance.

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During the fiscal year, the Compensation Committee approved the annual financial performance targets and targeted incentive payouts for the Company’s NEOs for fiscal 2021 under the annual incentive plan, namely the Adjusted EBITDA threshold/floor, target and stretch/maximum levels of performance.

The table below shows, for each NEO that received an award, the target and maximum annual incentive award, the threshold, target, stretch and maximum expectation with respect to Adjusted EBITDA financial performance and the actual bonus payout for 2021. The financial goals used to determine NEO bonus funding are identical to those used to fund bonuses for other bonus-eligible executives and employees. The award calculation is interpolated on a sliding calculation, not a cliff achievement at each level.

NEO	Target Award	Maximum Award	Financial Performance (Adjusted EBITDA in millions)				Actual Performance (millions)	Actual Award
			Threshold/Floor	Target	Stretch	Cap/Maximum	Adj. EBITDA
			$7.5	$8.5	$9.5	$15.0
			Cash Award at Financial Performance Level
Julie Smolyansky	$500,000	$1.5 million	$325,000	$700,000	$750,000	$1,500,000	$11.952	$957,000
Eric Hanson	$75,000	$250,000	$50,000	$75,000	$100,000	$250,000	$11.952	$142,000

Adjusted EBITDA reflects EBITDA as adjusted for non-recurring or non-operational expenses such as stock-based compensation, gain/loss on sale of equipment, deferred revenue, and gain/loss on investments. Actual Adjusted EBITDA performance was more than 40% above target resulting in actual cash incentives above target as well for each NEO (approximately 190% of target for each). The Compensation Committee determined this level of annual cash incentive was earned based on significantly exceeding the target and stretch levels of financial performance set for the fiscal year.

Equity Incentive Compensation

We maintain the Lifeway Foods, Inc. 2015 Omnibus Incentive Plan, or the Omnibus Plan. The Omnibus Plan provides eligible participants (including our NEOs) the opportunity to participate in equity programs and incentivize them to work towards the long-term performance goals of Lifeway. We believe that such awards function as a compelling incentive and retention tool.

As described in further detail in the Outstanding Equity Awards at Fiscal Year End Table and related footnotes below this CD&A, the following equity awards under the Omnibus Plan were granted to our NEOs in 2021 as part of our equity program: on April 20, 2022, the Compensation Committee confirmed the achievement of the Adjusted EBITDA target for the 2021 fiscal year and authorized issuance to Julie Smolyansky and Eric Hanson of 125,000 and 18,958 shares of restricted stock, respectively, calculated by dividing the award value by the fair market value on the date the issuance was approved. One-third of the restricted stock awards vests immediately upon issuance, one-third on the one year anniversary of issuance and one-third on the second anniversary of issuance, subject to the executive’s continued service through the applicable vesting date. No shares will be issued to Ms. Smolyansky unless and until Danone provides consent to the issuance as further discussed below.

Perquisites and Benefits

Perquisites

We provide executive officers and other key managers with perquisites and other personal benefits not otherwise available to all employees that the Committee believes are reasonable and consistent with our overall compensation program and philosophy. These benefits are provided to enable us to attract and retain these executive officers and key managers. The Audit and Corporate Governance Committee has periodically reviewed, and the Compensation Committee will continue to periodically review, the levels of these perquisites provided to our executive officers together with management and the relevant Committee’s independent compensation consultant.

Of these benefits, the most significant ongoing benefit is providing each of our CEO and COO use of a Company leased vehicle. In exploring, planning, and implementing the expansion of Lifeway’s product distribution, overseeing production at our facilities and in supporting and developing the Lifeway brand and sales, our CEO and COO travel extensively. We do not provide additional compensation or bonuses to cover, reimburse, or otherwise “gross-up” any income tax owed on this compensation. Our CFO does not receive a vehicle related benefit.

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Benefits

Our executive officers, including NEOs, are eligible for health, dental, vision, life insurance, short- and long-term disability insurance, and 401(k) benefits to the same extent and subject to the same conditions as all other salaried employees at Lifeway. Our executive officers, including NEOs, may also claim executive health examination expenses each year, subject to a cap designed to cover a majority of the program fees (but not any associated medical expenses) for such executive health programs available in the Chicago, Illinois area. We treat this health examination expense as taxable compensation and provide a tax gross-up to encourage the use of this benefit by our executive officers. Our NEOs also receive certain internet and telecommunications services allowances.

Accounting and Tax Considerations

Tax Deductibility under Section 162(m). Section 162(m) of the Internal Revenue Code (“Section 162(m)”) limits the deductibility for federal income tax purposes of certain compensation paid in any year by a publicly held corporation to its “covered employees” as defined by Section 162(m) (generally, our current and former NEOs) to $1 million per executive (the “$1 million cap”). The Compensation Committee believes it is appropriate to retain the flexibility to authorize payments of compensation that may exceed the $1 million cap if, in the Compensation Committee’s judgment, it is in the Company’s best interest to do so. We generally will continue to emphasize performance-based compensation, even though it may no longer be deductible.

Accounting Considerations. We consider the accounting implications of our executive compensation program. In addition, accounting treatment is just one of many factors impacting plan design and pay determinations. Our executive compensation program is designed to achieve a favorable accounting and tax treatment so long as doing so does not conflict with the intended plan design or program objectives.

The Committee’s Process for Setting Executive Compensation

Benchmarking and Analysis: Our Peers

To set total compensation guidelines, the Compensation Committee reviewed market data of companies that are comparable to Lifeway and that it believed compete with Lifeway for executive talent, business, and capital. The Committee reviewed both specific data from public proxy filings from peer group companies and general industry data for comparable companies that are included in proprietary third-party surveys.

In identifying and approving the peer group of companies, the Committee considered market information available through public proxy filings and through Aon’s Global Compensation Databases. Aon’s Human Capital Solutions business is a leading executive compensation consulting practice. The Committee, together with Aon HCS, review the gathered data for each of our NEOs and other key employee positions based on the scope of each employee’s responsibilities at Lifeway as compared to responsibilities of equivalent positions within companies included in the peer group. Since Lifeway is somewhat smaller in terms of revenue than the peer group, on average, in terms of revenue, regression analysis was utilized to size-adjust the compensation data to Lifeway’s revenue scope of each NEO role.

The Committee believed that it was necessary to consider this market data in making compensation decisions to attract and retain talent.

In selecting peer organizations, the Committee generally considered the following screening criteria:

•	Industry;

•	Revenue;

•	Market capitalization; and;

•	Whether the company is representative of the labor market for executive talent for Lifeway.

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Castle Brands, Craft Brew Alliance, and Youngevity Alliance were removed from Lifeway’s peer group for fiscal 2021 compensation planning given the companies were no longer publicly traded.

As part of our review, we added several companies to expand the peer group for fiscal year 2021 compensation planning so that it consisted of the following companies:

Peer group used for fiscal year 2021 compensation planning

•	Alico, Inc. Agrofresh Solutions	•	Limoneira Company
•	Bridgford Foods Corp.	•	Medifast Inc.
•	Celsius Holdings Coffee Holding Co., Inc.	•	MGP Ingredients Inc. Natural Alternatives International New Age
•	Crimson Wine Group, Ltd. e.l.f Beauty	•	Primo Water Corp Reed’s
•	Farmer Bros Co	•	S&W Seed Company
•	Freshpet, Inc.	•	The Simply Good Foods Co.
•	Landec Corp	•	Tootsie Roll Industries, Inc.
		•	Turning Point Brands Inc.

The companies added were Agrofresh Solutions, Celsius Holdings, e.l.f Beauty, Natural Alternatives, New Age, and Reed’s. All met the criteria set out by the Committee and enhanced the peer group by making the group more robust in terms of size/number of companies.

In consultation with Aon, the Committee found this peer group to be peers from an executive labor market and pay benchmarking perspective. While this analysis informed the decisions of the Committees and was a reference point, and the independent Board members generally, on the range of compensation opportunities, we did not tie executive officer compensation to specific market percentiles.

In making determinations regarding executive officer compensation, in addition to benchmarking, the Compensation Committee considered several other factors such as our financial performance and financial condition, individual executive performance, tenure, expertise, the importance of the role, potential for future contributions, and comparative pay levels among the members of the senior executive team, as well as input of the compensation consultant and, subject conformity with independent analyses of all other information by the Compensation Committee, and, other than with respect to Julie Smolyansky and Mr. Smolyansky, management recommendations. The Compensation Committee typically followed most of these recommendations; however, the Committees has sole authority for the final compensation determination and may have set total compensation and incentive opportunities below, at, or above median amounts.

The Compensation Committee’s Process for Setting Compensation Levels

The Compensation Committee followed the below process and practice as closely as possible when setting executive compensation levels:

•	The Compensation Committee reviews and adjusts base salaries, if necessary, based on its review of the competitive analysis prepared by Aon, changes in title and/or job responsibilities, results of performance reviews and/or changes in our performance or financial condition and other factors discussed in this CD&A. As part of the evaluation process, the Compensation Committee solicits comments from management and employees and may consult the other disinterested Board members and its independent compensation consultant. Additionally, the executive officers have an opportunity to provide input regarding their contributions to Lifeway’s performance and achievement of any individual goals for the period being assessed.

•	Incentive compensation for executive officers is approved by the Compensation Committee for each fiscal year. After the end of the relevant fiscal year for which incentive compensation was set, the Compensation Committee certifies Lifeway’s achievement of financial performance goals, if met, for that prior fiscal year and determines the level of incentive compensation awards for our executive officers earned based on such achievement, if any.

•	Pursuant to its charter, the Compensation Committee has been delegated all Board authority to review performance of, and set the base salary and incentive awards for, certain employees and consultants, including Julie Smolyansky and Mr. Smolyansky. In accordance with its charter, the Compensation Committee reviews performance and recommends for Board approval the base salary and incentive awards for each other executive officer, including Mr. Hanson, and vice president other than those for whom authority is specifically delegated to the Compensation Committee.

•	Separate from the corporate goals which provide performance measures for incentive awards, the Compensation Committee establishes individual performance goals and objectives for each executive officer which are tracked by the human resources department and provide additional information when reviewing individual responsibilities and performance. The Compensation Committee’s compensation consultant typically provide input and recommendations to the Committee as well. The Committee then determines the performance goals and objectives for the current fiscal year.

•	The Committee also has the discretion to make equity-based and cash-based grants under the Omnibus Plan to eligible individuals for purposes of compensation, retention, or promotion, and in connection with commencement of employment.

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Information About Our Executive Team

Information about Julie Smolyansky can be found in above in the section “Information about our Nominees.” Information about the rest of our executive team can be found above in the section “Information about Current Directors and Executive Officers.”

NEO Summary Compensation Tables for Fiscal Years 2021 and 2020

The following table sets forth certain information concerning compensation received by Lifeway’s NEOs, consisting of our Chief Executive Officer and the two other most highly paid executive officers for services rendered in all capacities during fiscal year 2020 and 2021.

Summary Compensation Table
Name and Principal Position(s)	Year	Salary ($)	Bonus (1) ($)		Stock Awards (2) ($)	Nonequity incentive plan compensation (3) ($)	All Other Compensation (4) ($)	Total ($)
Julie Smolyansky	2021	1,000,000	–		783,409	957,000	25,758	2,766,167
Chief Executive Officer,	2020	1,000,000	250,000	(5)	800,320	250,000	23,856	2,324,176
President and Secretary

Edward Smolyansky(6)	2021	500,000	–		33,409	–	9,194	542,603
Former Chief Operating Officer	2020	1,000,000	–		50,320	–	9,582	1,059,902

Eric Hanson	2021	325,000	–		130,451	142,000	13,232	610,683
Chief Financial and Accounting Officer, Treasurer	2020	325,000	–		25,160	75,000	15,000	440,160

______________________

(1)	Discretionary bonuses approved for individual NEOs based on (i) the NEO’s individual contributions to the Company’s performance (including their individual performance relative to the factors covered by the Omnibus Plan); (ii) the nature and extent of the Company’s accomplishments; (iii) input from management and the Board with respect to other NEOs; (iv) individual contributions, roles, and responsibilities, which, by their nature, can involve subjective assessments; and (v) other factors deemed significant.

(2)	Stock Awards are grants of shares with time-based vesting requirements made pursuant to the Omnibus Plan. The amounts reported in this column represent the value of such awards consistent with the estimate of aggregate compensation cost to be recognized in accordance with GAAP over the service period for the stock awards granted for the relevant fiscal year. As discussed below in the section “Consent by Danone to Common Stock Issuances,” we must obtain Danone’s consent before issuing these Stock Awards when they vest (if at all). Pursuant to their terms, Mr. Smolyansky’s equity incentive awards, which were not vested upon cessation of his employment, were forfeited.

(3)	Details about the Bonus, Stock Awards, and Non-equity incentive plan compensation columns in the Summary Compensation Table assuming achievement (i) at or below threshold; (ii) at target; (ii) at maximum; and comparing those values to the actual value of incentive compensation for our NEOs are set forth in the table below.

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Incentive Compensation Awards Detail
			Potential Value of Incentive Plan Compensation					Actual Value of Total Incentive Compensation
Name and Principal Position(s)	Year	Form	Threshold ($)	Target ($)		Maximum ($)		Total Earned ($)		% of Total
Julie Smolyansky	2021	Equity	–	1,166,347	(A)	1,166,347	(A)	783,409	(B)	67%
Chief Executive Officer,		Nonequity	325,000	500,000		1,500,000		957,000		64%
President and Secretary	2020	Equity	–	1,165,799	(C)	1,165,799	(C)	800,320	(D)	69%
		Nonequity	–	250,000		250,000		250,000		100%

Edward Smolyansky	2021	Equity	–	416,347	(E)	416,347	(E)	33,409	(F)	8%
Former Chief Operating		Nonequity	–	–		–		–		–
Officer	2020	Equity	–	415,779	(G)	415,779	(G)	50,320	(H)	12%
		Nonequity	–	–		–		–		–

Eric Hanson	2021	Equity	–	321,923	(I)	321,923	(I)	130,451	(J)	41%
Chief Financial and		Nonequity	50,000	75,000		250,000		142,000		57%
Accounting Officer,	2020	Equity	–	207,899	(K)	207,899	(K)	25,160	(L)	12%
Treasurer		Nonequity	–	75,000		75,000		75,000		100%

(A)	Consists of (i) $750,000 under the 2021 short term incentive plan and (ii) $416,347 under the 2019 long term incentive plan based on performance of the Company in 2021. As discussed below in the section “Consent by Danone to Common Stock Issuances,” we must obtain Danone’s consent before issuing these awards when they vest (if at all).

(B)	Consists of (i) $750,000 under the 2021 short term incentive plan and (ii) $33,409 under the 2019 long term incentive plan based on performance of the Company in 2021. As discussed below in the section “Consent by Danone to Common Stock Issuances,” we must obtain Danone’s consent before issuing these awards when they vest (if at all).

(C)	Consists of (i) $750,000 under the 2020 short term incentive plan and (ii) $415,779 under the 2019 long term incentive plan based on performance of the Company in 2020. As discussed below in the section “Consent by Danone to Common Stock Issuances,” we must obtain Danone’s consent before issuing these awards when they vest (if at all).

(D)	Consists of (i) $750,000 under the 2020 short term incentive plan and (ii) $50,320 under the 2019 long term incentive plan based on performance of the Company in 2020. As discussed below in the section “Consent by Danone to Common Stock Issuances,” we must obtain Danone’s consent before issuing these awards when they vest (if at all).

(E)	Consists of $416,347 under the 2019 long term incentive plan based on performance of the Company in 2021. As discussed below in the section “Consent by Danone to Common Stock Issuances,” we must obtain Danone’s consent before issuing these awards when they vest (if at all).

(F)	Consists of $33,409 under the 2019 long term incentive plan based on performance of the Company in 2021. As discussed below in the section “Consent by Danone to Common Stock Issuances,” we must obtain Danone’s consent before issuing these awards when they vest (if at all). Pursuant to their terms, these awards, which were not vested upon cessation of Mr. Smolyansky’s employment, were forfeited.

(G)	Consists of $415,779 under the 2019 long term incentive plan based on performance of the Company in 2020. As discussed below in the section “Consent by Danone to Common Stock Issuances,” we must obtain Danone’s consent before issuing these awards when they vest (if at all).

(H)	Consists of $50,320 under the 2019 long term incentive plan based on performance of the Company in 2020. As discussed below in the section “Consent by Danone to Common Stock Issuances,” we must obtain Danone’s consent before issuing these awards when they vest (if at all). Pursuant to their terms, these awards, which were not vested upon cessation of Mr. Smolyansky’s employment, were forfeited.

(I)	Consists of (i) $113,750 under the 2021 short term incentive plan and (ii) $208,173 under the 2019 long term incentive plan based on performance of the Company in 2021.

(J)	Consists of (i) $113,750 under the 2021 short term incentive plan and (ii) $16,701 under the 2019 long term incentive plan based on performance of the Company in 2021.

(K)	Consists of $208,899 under the 2019 long term incentive plan based on performance of the Company in 2020.

(L)	Consists of $25,160 under the 2019 long term incentive plan based on performance of the Company in 2020.

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(4)	Details about the amounts in the “All Other Compensation” column are set forth in the table below.

All Other Compensation Details
Name and Principal Position(s)	Year	Retirement Plan Contributions (A) ($)	Personal Use of Company Vehicle (B) ($)	All Other Perks ($)		Other ($)	Total ($)
Julie Smolyansky	2021	11,600	12,958	1,200	(C)	–	25,758
Chief Executive Officer,	2020	11,400	12,456	–		–	23,856
President and Secretary

Edward Smolyansky	2021	–	7,993	1,200	(C)	–	9,194
Former Chief Operating	2020	–	7,182	2,400		–	9,582
Officer

Eric Hanson	2021	9,632	–	3,600	(C)	–	13,232
Chief Financial and	2020	11,400	–	3,600	(C)	–	15,000
Accounting Officer, Treasurer

(A)	Consists of Lifeway’s matching contributions to the Lifeway Foods Inc. 401(k) Profit Sharing Plan and Trust on behalf of the NEO.

(B)	Consists of personal use of vehicle taxable compensation.

(C)	Consists internet/telecommunications services allowance.

(5)	Consists of a $250,000 discretionary cash bonus granted to Ms. Smolyansky in recognition of the effective continuation and growth of the Company’s business during the COVID-19 pandemic which the Compensation Committee credited to the preparation by the CEO for the impact of the COVID-19 pandemic prior to shelter in place orders and shut downs, including, but not limited to, increasing supply purchases, establishing multiple back up supply lines and delivery options and establishing policies and procedures for the health and safety of the Corporation’s employees and for avoidance of production stoppage which were effective.

(6)	Mr. Smolyansky’s employment ceased on January 4, 2022.

Consent by Danone to Equity Issuances

Lifeway, members of the Smolyansky family, and Danone signed a Shareholders’ Agreement dated October 1, 1999. Under this Agreement, as amended, Danone must give its consent to, among other things, issuances of common stock to our CEO and former COO, including any performance-based, short term or long-term incentive equity awards pursuant to our Omnibus Plan.

In 2020, we sought Danone’s consent to issuance of Performance Shares to our CEO and COO, who had earned 32,015 Performance Shares in 2017 that would vest in March 2020. However, Danone declined to consent to the awards to our CEO and former COO. Therefore, the Audit and Corporate Governance Committee later cancelled and extinguished the vested portion of our CEO and former COO’s Performance Share award in exchange for incentive cash payments to Ms. J. Smolyansky and Mr. Smolyansky under the Omnibus Plan in the amount of $58,587 each, the value of the vested portion of the Performance Share award on its vesting date.

In 2021, we sought Danone’s consent to issuances of restricted stock awards to (i) our CEO, who had earned $800,320 shares of restricted stock, $50,320 of which would vest immediately upon issuance or on December 31, 2021 and one-third of the remainder of which would vest on each of April 29, 2022, 2023 and 2024 and (ii) our former COO, who had earned $50,320 shares of restricted stock which would vest immediately upon issuance or on December 31, 2021. Our COO’s awards were not vested upon the cessation of his employment with the Company and so were forfeited. Pursuit of Danone’s consent with respect to our CEO’s earned awards is ongoing and such shares have not been issued.

The Compensation Committee continues to review what is the appropriate equity and non-equity incentive awards to our CEO. As part of our benchmarking and analysis process described above, the Compensation Committee have determined that Lifeway’s peers, as well as numerous other publicly traded corporations led by founders and/or controlling shareholders, make such awards to their named executive officers (even when such NEOs also hold substantial or controlling stakes in those companies).

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COMPENSATION COMMITTEE COMPENSATION REPORT

The following report does not constitute soliciting material and is not considered filed or incorporated by reference into any other filing by the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis section of this proxy statement, including the related compensation tables, notes, and narrative discussion. Based on its review and discussions with management, the Compensation Committee recommended to the Board the inclusion of the Compensation Discussion and Analysis in this proxy statement.

Respectfully Submitted,

COMPENSATION COMMITTEE

Jason Scher, Chairperson

Jody Levy

Dorri McWhorter

THE FOREGOING COMPENSATION COMMITTEE REPORT SHALL NOT BE “SOLICITING MATERIAL” OR BE DEEMED FILED WITH THE SEC, NOR SHALL SUCH INFORMATION BE INCORPORATED BY REFERENCE INTO ANY FILING UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE EXCHANGE ACT, EXCEPT TO THE EXTENT THE COMPANY SPECIFICALLY INCORPORATES IT BY REFERENCE INTO SUCH FILING.

Employment agreements, severance, and change-in-control arrangements between Lifeway and Named Executive Officers

NEO Employment Agreements

Julie Smolyansky serves Lifeway pursuant to an employment agreement dated as of September 12, 2002. Pursuant to the agreement, Ms. Smolyansky is entitled to an annual base salary and an annual bonus subject to such incentive bonus targets and plans that Lifeway may adopt from time to time. In both 2020 and 2021, Ms. Smolyansky was entitled to receive an annual base salary of $1,000,000, an amount that the Board, through the Compensation Committee, reviews annually. She is also eligible for certain cash, equity, and other incentive awards based on the satisfaction of the Compensation Committee’s pre-established performance goals. In 2020 and 2021, the Compensation Committee set bonus targets for her in compliance with its Omnibus Plan and applicable IRS regulations governing performance-based compensation for which Ms. Smolyansky is eligible. In the event that (a) Ms. Smolyansky is terminated other than for Cause (as defined therein) or (b) Ms. Smolyansky terminates her employment for Good Reason (as defined in the agreement) or due to her death, then Ms. Smolyansky is entitled to a lump sum payment consisting of (y) twice her then-current base salary and (z) the aggregate of the annual bonus for which she is then eligible under the agreement and any plans.

Edward Smolyansky’s employment ceased on January 4, 2022 and was not governed by an agreement. Mr. Smolyansky’s base salary was $1,000,000 in 2020 and $500,000 in 2021. Mr. Smolyansky was not eligible to receive bonuses in 2020 and 2021.

Eric Hanson serves Lifeway pursuant to an employment agreement dated as of November 19, 2018. The agreement renews automatically for successive terms of one year on January 1, unless pursuant to the agreement it is terminated earlier or the Board or Compensation Committee gives timely notice of non-renewal. Mr. Hanson’s base salary was $325,000 in each of 2020 and 2021. His base salary is subject to annual review by the Compensation Committee and the Board. Pursuant to the agreement, Mr. Hanson is also eligible for certain cash, equity, and other incentive awards based on the satisfaction of the Board’s pre-established performance goals. In 2020 and 2021, the Board set bonus targets for him in compliance with its Omnibus Plan and applicable IRS regulations governing performance-based compensation. Lifeway may terminate Mr. Hanson’s employment for any lawful reason, with or without Cause, and Mr. Hanson may resign for or without Good Reason (each as defined in the agreement).

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Pursuant to his employment agreement, Mr. Hanson, upon Non-Renewal, termination without Cause, or by his resignation with Good Reason (as defined in his Employment Agreement), will be entitled to certain payments and benefits shown in the tables below. Receipt of any severance amounts under Mr. Hanson’s Employment Agreement is conditioned on execution of an enforceable general release of claims in a form satisfactory to Lifeway.

	Non-Renewal	Termination without Cause or Resignation for Good Reason	Termination for Cause or Resignation Without Good Reason
Base Salary	3 months after termination date	The remainder of the term or 6 months, whichever is greater	Through termination date

Bonus Payments	Greater of (i) bonus for fiscal year of termination date and (ii) bonus paid for fiscal year prior to termination date	Greater of (i) bonus for fiscal year of termination date and (ii) bonus paid for fiscal year prior to termination date	None

Outstanding Equity Awards	Vested but unsettled outstanding equity awards	Accelerated vesting of all outstanding equity awards	Vested but unsettled outstanding equity awards

Health Insurance	Company-paid COBRA premiums through the earliest of (i) three calendar months after termination date, (ii) the date executive becomes eligible for group health insurance through another employer, or (iii) the date executive ceases to be eligible for COBRA coverage	Company-paid COBRA premiums through the earliest of (i) six calendar months after termination date, (ii) the date executive becomes eligible for group health insurance through another employer, or (iii) the date executive ceases to be eligible for COBRA coverage	None

Financial Services or Transition-Related	None	$10,000	None

Omnibus Plan Change of Control Provisions

Pursuant to Articles 16.1 and 16.2 of the Omnibus Plan, if, prior to the vesting date of an Award under the Omnibus Plan, a Change of Control occurs and the NEO receives neither (i) a Replacement Award nor (ii) payment for the cancellation and termination of the Award, then all then-outstanding and unvested Stock Options, Stock Appreciation Rights, and Awards whose vesting depends merely on the satisfaction of a service obligation by the NEO shall vest in full and be free of vesting restrictions.

Pursuant to Article 16.3 of the Omnibus Plan, upon an NEO’s termination of employment other than for Cause in connection with or within two years after a Change of Control, then (i) all Replacement Awards shall become fully vested and (if applicable) exercisable and free of restrictions, and (ii) all Stock Options and Stock Appreciation Rights held by the NEO on the date of termination that were held on the date of the Change of Control shall remain exercisable for the term of the Stock Option or Stock Appreciation Right.

Capitalized terms used in this section but not defined herein have the meanings assigned to them in the Omnibus Plan.

There are no other agreements with the NEOs that provide for payments in connection with resignation, retirement, termination of employment, or change in control other than the employment agreements described above.

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Equity Compensation Plans

The following table sets forth certain information, as of December 31, 2021, regarding the shares of Lifeway’s common stock authorized for issuance under our Omnibus Plan.

Plan category	(a) Number of securities to be issued upon exercise of outstanding options, warrants and rights	(b) Weighted-average exercise price of outstanding options, warrants and rights	(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders	40,550	$10.42	3,280,710
Equity compensation plans not approved by security holders	0	$0	–
Total	40,550	$10.42	3,280,710

On March 29, 2016, Lifeway filed a registration statement on Form S-8 with the SEC in connection with the Omnibus Plan covering 3,500,000 shares of our common stock, as adjusted. We adopted the Omnibus Plan on December 14, 2015. Pursuant to the Plan, we may issue common stock, options to purchase common stock, stock appreciation rights, restricted stock, restricted stock units, performance units, performance shares, cash-based awards and other stock-based awards to our employees. A total of 3,280,710 shares were eligible for issuance under the Plan as of December 31, 2021. The Compensation Committee has the discretion to determine the option price, number of shares, grant date, and vesting terms of awards granted under the Plan.

Outstanding Equity Awards at Fiscal Year End

The following table provides information regarding each unexercised stock option and unvested restricted stock award held by our NEOs as of December 31, 2021.

	Stock awards
Name	Number of shares or units of stock that have not vested (#)	Market value of shares of units of stock that have not vested ($) (1)	Equity incentive plan awards: Number of unearned shares, units or other rights that have not vested (#)	Equity incentive plan awards: Market or payout value of unearned shares, units or other rights that have not vested ($) (1)
Julie Smolyansky	–	$–	193,297	$1,639,166

Edward Smolyansky	–	$–	–	$–

Eric Hanson	–	$–	16,680	$190,478

(1)	The market values of these stock awards are calculated by multiplying the number of unvested/unearned shares held by the applicable NEO by the closing price of our common stock on December 31, 2021, the last trading day of our fiscal year, which was $4.60.

(2)	Represents a time-based restricted stock award pursuant to Lifeway’s 2015 Omnibus Incentive Plan. As discussed above in the section “Consent by Danone to Common Stock Issuances,” unvested stock awards (Performance Shares) are subject to Danone’s consent to issuances of performance-based, long-term incentive stock awards for fiscal year 2020 to our CEO and COO.

(3)	Represents a time-based restricted stock award pursuant to Lifeway’s 2015 Omnibus Incentive Plan the amount of which is recorded as a liability as of 12/31/2021. As discussed above in the section “Consent by Danone to Common Stock Issuances,” unvested stock awards (Performance Shares) are subject to Danone’s consent to issuances of performance-based, short term or long-term incentive stock awards to our CEO and COO.

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Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires our directors, executive officers, and persons who beneficially own more than 10% of its Common Stock to file reports of ownership and changes in ownership with the SEC and to furnish us with copies of all such reports they file. Based on our review of the copies of such forms that we received, or written representations from certain reporting persons, we believe that none of our directors, executive officers, or persons who beneficially own more than 10% of Lifeway’s Common Stock failed to comply with Section 16(a) reporting requirements in the fiscal year ended December 31, 2021, with the exception of a Form 4 report for Ludmila Smolyansky reporting eight late transactions, a Form report for Ludmila Smolyansky reporting four late transactions, a Form 4 for Edward Smolyansky reporting two late transactions, a Form 4 for Amy Feldman reporting one late transaction, a Form 4 for Eric Hanson reporting one late transaction, a Form 4 for Eric Hanson reporting one late transaction, a Form 4 for Julie Smolyansky reporting two late transactions, a Form 4 for Dorri McWhorter reporting one late transaction, a Form 4 for Jason Scher reporting one late transaction, a Form 4 for Pol Sikar reporting one late transaction and a Form 4 for Jody Levy reporting one late transaction.

Ownership of Common Stock by Certain Beneficial Owners and Management

As of April 25, 2022, Lifeway’s directors, director nominees and Named Executive Officers beneficially own, directly or indirectly, in the aggregate, approximately 51.18% of its outstanding Common Stock. These shareholders have significant influence over our business affairs, with the ability to control matters requiring approval by our shareholders including election of directors and matters such as approvals of mergers or other business combinations.

The following table sets forth, as of April 25, 2022, certain information with respect to the beneficial ownership of the Common Stock for (i) each person, or group of affiliated persons, known by Lifeway to beneficially own more than 5% of the outstanding shares of our Common Stock, (ii) each of our directors, (iii) each of our Named Executive Officers, and (iv) all of our directors and executive officers as a group.

	Shares Beneficially Owned (b)
Name and Address (a)	Number		Percent
Directors, Nominees and Named Executive Officers
Julie Smolyansky	2,497,802	(c)	16.04%
Juan Carlos (“JC”) Dalto (Nominee)	–		*
Jody Levy	5,156	(d)	*
Dorri McWhorter	3,802	(e)	*
Perfecto Sanchez (Nominee)	–		*
Jason Scher	16,963	(f)	*
Pol Sikar	16,459	(g)	*
Edward Smolyansky	2,459,814	(h)	15.94%
Ludmila Smolyansky	3,413,984	(i)	22.12%
Eric Hanson	58,791	(j)	*
All directors and executive officers as a group (8 persons)	7,972,951	(k)	51.18%

5% Holders
Danone North America PBC 1 Maple Avenue White Plains, NY 10605	3,454,756		22.38%

____________

*	Less than 1%

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(a)	Unless otherwise indicated, the business address of each person or entity named in the table is c/o Lifeway Foods, Inc., 6431 Oakton St., Morton Grove, IL 60053.

(b)	Applicable percentage of ownership is based on 15,434,936 shares of Common Stock outstanding as of April 25, 2022. Beneficial ownership is determined in accordance with SEC rules and includes voting and investment power with respect to shares. Shares of Common Stock subject to options, warrants, or other convertible securities exercisable within 60 days after April 25, 2022 are deemed outstanding for computing the percentage ownership of the person holding such options, warrants, or other convertible securities, but are not deemed outstanding for computing the percentage of any other person. Except as otherwise noted, the named beneficial owner has the sole voting and investment power with respect to the shares of Common Stock shown. The information in this table is based solely on statements in filings with the SEC or other information made available to the Company that is deemed reliable.

(c)	Includes (i) 22,216 shares held by Ms. Smolyansky on behalf of minor children, (ii) 4,636 shares held by Ms. Smolyansky’s spouse, (iii) 500,000 shares held by Smolyansky Family Holdings, LLC (the “Smolyansky LLC”) of which Ms. Smolyansky beneficially owns 50% and (iv) 137,499 shares of restricted stock which may be issued to Julie Smolyansky and vest within 60 days of April 25, 2022 upon consent by Danone as further discussed above under "Consent by Danone to Equity Issuance". Excludes 180,798 shares of restricted stock that will not be issued within 60 days of April 25, 2022. Ms. Smolyansky shares the power to vote and dispose of the shares held by the Smolyansky LLC with Mr. Smolyansky. Ms. Smolyansky disclaims beneficial ownership of the shares held by the Smolyansky LLC except to the extent of any pecuniary interest therein. An aggregate of 583,000 of Julie Smolyansky’s shares are pledged to a lender in accordance with the terms and conditions of a full recourse loan agreement with such lender.

(d)	Excludes 15,584 shares of restricted stock which will not be issued within 60 days of April 25, 2022.

(e)	Excludes 12,876 shares of restricted stock which will not be issued within 60 days of April 25, 2022.

(f)	Includes 2,739 shares of restricted stock which may be issued within 60 days of April 25, 2022. Excludes 48,229 shares of common stock which will not be issued within 60 days of April 25, 2022, including 40,625 shares of common stock underlying RSUs the issuance of which is subject to shareholder approval at the Annual Meeting.

(g)	Includes 2,739 shares of restricted stock which will be issued within 60 days of April 25, 2022. Excludes 16,459 shares of restricted stock which will not be issued within 60 days of April 25, 2022.

(h)	(h) Includes 500,000 shares held by Smolyansky Family Holdings, LLC (the “Smolyansky LLC”) of which Mr. Smolyansky beneficially owns 50%. Excludes 13,739 shares of restricted stock which were forfeited according to the terms of the 2019 LTIP when Mr. Smolyansky ceased to be an employee of the Company. Mr. Smolyansky shares the power to vote and dispose of the shares held by the Smolyansky LLC with Julie Smolyansky. Mr. Smolyansky disclaims beneficial ownership of the shares held by the Smolyansky LLC except to the extent of any pecuniary interest therein. All of Mr. Smolyansky’s shares are pledged to a lender in accordance with the terms and conditions of a full recourse loan agreement with such lender.

(i)	Includes (i) 3,413,984 shares held by the Ludmila Smolyansky Trust 2/1/05, of which Mrs. Smolyansky is the trustee and (ii) 27,343 shares held by The Smolyansky Family Foundation, of which Mrs. Smolyansky is the trustee. All of Ludmila Smolyansky’s shares are pledged to a lender in accordance with the terms and conditions of a full recourse loan agreement with such lender.

(j)	Excludes 12,638 shares of restricted stock which will not be issued within 60 days of April 25, 2022.

(k)	Includes shares of stock noted in (c)-(j) above which may be issued within 60 days of April 25, 2022, including the 500,000 shares of stock held by the Smolyansky LLC without duplication though such shares are included in both of Ms. Julie’s Smolyansky’s and Mr. Smolyansky’s beneficial ownership of shares.

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7.       AUDIT MATTERS

AUDIT AND CORPORATE GOVERNANCE COMMITTEE

AUDIT REPORT

The Board has the ultimate authority for effective corporate governance, including oversight of Lifeway’s management. The Audit and Corporate Governance Committee assists the Board in fulfilling its responsibilities by overseeing, among other things, Lifeway’s accounting and financial reporting processes (including the internal audit function), the audits of Lifeway’s consolidated financial statements and internal control over financial reporting, the qualifications and performance of the independent registered public accounting firm engaged as Lifeway’s independent auditor, and the performance and continued retention of Lifeway’s internal auditor.

The Audit and Corporate Governance Committee relies on the expertise and knowledge of management, the internal auditor, and the independent auditor in carrying out its oversight responsibilities. Management is responsible for the preparation, presentation, and integrity of Lifeway’s consolidated financial statements, accounting and financial reporting principles, internal control over financial reporting, and disclosure controls and procedures designed to ensure compliance with accounting standards, applicable laws, and regulations. Together with Lifeway’s internal auditor, management is also responsible for objectively reviewing and evaluating the adequacy, effectiveness, and quality of Lifeway’s system of internal control. Lifeway’s independent auditor, Mayer Hoffman McCann (MHM), is responsible for performing an independent audit of the Company’s consolidated financial statements and expressing an opinion on the conformity of those financial statements with accounting principles generally accepted in the United States. MHM is also responsible for expressing an opinion on the effectiveness of Lifeway’s internal control over financial reporting.

During fiscal year 2021, the Audit and Corporate Governance Committee fulfilled its responsibilities as set forth in its charter and further described above in the “Board Committees” section. The Audit and Corporate Governance Committee has reviewed and discussed with management, and the independent auditor, Lifeway’s audited consolidated financial statements and related footnotes for the fiscal year ended December 31, 2021, and the independent auditor’s report on those financial statements. Management represented to the Audit and Corporate Governance Committee that Lifeway’s consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States. MHM presented the matters required to be discussed with the Audit and Corporate Governance Committee by Public Company Accounting Oversight Board standards and Rule 2-07 of SEC Regulation S-X. This review included a discussion with management, the internal auditor, and the independent auditor of the quality (not merely the acceptability) of Lifeway’s accounting principles, the reasonableness of significant estimates and judgments, and the disclosures in Lifeway’s consolidated financial statements, including the disclosures relating to critical accounting policies.

Based on the reviews and discussions described above, the Audit and Corporate Governance Committee recommended to the Board that the audited consolidated financial statements be included in Lifeway’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021 for filing with the SEC.

The Audit and Corporate Governance Committee also recognizes the importance of maintaining the independence of Lifeway’s independent auditor, both in fact and appearance, and takes a number of measures to ensure independence. With input from management and MHM, the Audit and Corporate Governance Committee also assesses MHM’s performance and leads the selection of MHM’s audit engagement partner. As part of its auditor engagement process, the Audit and Corporate Governance Committee consults with management and considers whether to rotate the independent audit firm. MHM has served as Lifeway’s independent auditor since 2015. In addition, MHM has provided the Audit and Corporate Governance Committee with the written disclosures and letter required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit and Corporate Governance Committee concerning independence. The Audit and Corporate Governance Committee has reviewed these materials and discussed MHM’s independence with the firm.

As a result of the review and discussions described above, the Audit and Corporate Governance Committee concluded that the selection of MHM as the independent registered public accounting firm for fiscal year 2022 is in the best interest of Lifeway and its shareholders. The Audit and Corporate Governance Committee therefore recommended to the Board that it have shareholders ratify this selection at the Annual Meeting.

Respectfully Submitted,

AUDIT AND CORPORATE GOVERNANCE COMMITTEE

Jason Scher, Chairperson

Jody Levy

Pol Sikar

Dorri McWhorter

THE FOREGOING AUDIT AND CORPORATE GOVERNANCE COMMITTEE AUDIT REPORT SHALL NOT BE “SOLICITING MATERIAL” OR BE DEEMED FILED WITH THE SEC, NOR SHALL SUCH INFORMATION BE INCORPORATED BY REFERENCE INTO ANY FILING UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE EXCHANGE ACT, EXCEPT TO THE EXTENT WE SPECIFICALLY INCORPORATE IT BY REFERENCE INTO SUCH FILING.

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Fees Billed by Mayer Hoffman McCann P.C. (MHM)

The following table sets forth the fees for professional audit services rendered by the Company’s independent registered public accounting firm Mayer Hoffman McCann P.C. (MHM) in connection with fiscal years ended December 31, 2021 and 2020 and fees billed for other services rendered by MHM during those periods:

Fees Billed by Independent Registered Public Accounting Firm

Type of Fees	2021	2020
(1) Audit Fees	$493,719	$448,767	(a)
(2) Audit-Related Fees	–	–
(3) Tax Fees	–	–
(4) All Other Fees	–	–
	$493,719	$448,767	(a)

(a) Includes $3,767 of audit fees in connection with the filing of Amendment No. 1 to the Company’s Form 10-K for the fiscal year ended December 31, 2020.

In the above table, in accordance with the SEC’s definitions and rules, “audit fees” are fees Lifeway paid to its independent registered public accountant for professional services in connection with the audit of our consolidated financial statements for the fiscal years ended December 31, 2021 and 2020 included in Form 10-K, for the review of the unaudited financial statements included in Form 10-Qs within those fiscal years, and for services that are normally provided by the accountant in connection with statutory and regulatory filings or engagements; “audit-related fees” are fees for work performed during those fiscal years for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements; “tax fees” are fees for work performed during those fiscal years for tax compliance, tax advice, and tax planning; and “all other fees” are fees for work performed during those fiscal years for any services not included in the first three categories. All of the services set forth in sections (1) through (4) above were approved by the Audit and Corporate Governance Committee in accordance with its charter.

For the fiscal years ended December 31, 2021 and 2020, we retained certain firms other than MHM for tax compliance, tax advice, tax planning and other accounting advice.

Pre-Approval of Audit and Non-Audit Services

Lifeway’s Audit and Corporate Governance Committee has adopted policies and procedures for pre-approving all non-audit work performed by its auditors. The policy sets forth the procedures and conditions for both pre-approval of audit-related services to be performed by its auditors (assurance and related services that are reasonably related to the performance of the auditors’ review of the financial statements or that are traditionally performed by the independent auditor) and specific pre-approval for all other services for the current fiscal year consistent with the SEC’s rules on auditor independence. The Audit and Corporate Governance Committee is asked to pre-approve the engagement of the independent auditor and the projected fees for audit services for the current fiscal year during the first quarter of each year.

Unless a type of service has received general pre-approval, it will require specific pre-approval by the Audit and Corporate Governance Committee if it is to be provided by the auditors. Any proposed services exceeding pre-approved cost levels or budgeted amounts will also require specific pre-approval by the Audit and Corporate Governance Committee. In determining whether to approve a particular audit or permitted non-audit service, the Audit and Corporate Governance Committee will consider, among other things, whether the service is consistent with maintaining the independence of the independent registered public accounting firm. The Audit and Corporate Governance Committee will also consider whether the independent registered public accounting firm is best positioned to provide the most effective and efficient service to us and whether the service might be expected to enhance our ability to manage or control risk or improve audit quality. Specifically, the Audit and Corporate Governance Committee has not pre-approved the use of MHM for non-audit services. There was no non-audit work performed by MHM for the fiscal years ended December 31, 2021 or December 31, 2020.

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8.       OTHER MATTERS

Certain Information Regarding Participants in the Solicitation of Proxies

Under applicable SEC rules and regulations, the members of the Board, the Board’s nominees, and certain executive officers and other employees of the Company are “participants” with respect to the Company’s solicitation of proxies in connection with the Annual Meeting. Certain required information regarding these “participants” is set forth in Annex A to this proxy statement.

Availability of Bylaws

A copy of the Bylaws may be obtained by accessing our filings on the SEC’s website at www.sec.gov. You may also contact our Corporate Secretary at our principal executive offices for a copy of the relevant bylaw provisions regarding the requirements for making shareholder proposals and nominating director candidates.

2021 Annual Report

Our financial statements for our fiscal year ended December 31, 2021, are included in our Annual Report on Form 10-K, filed with the SEC on or about [●], which we will make available to shareholders at the same time as this proxy statement. Our proxy materials and our annual report are posted on our website at www.lifewaykefir.com and are available from the SEC at its website at www.sec.gov. You may also obtain a copy of our annual report, free of charge, by sending a written request to Lifeway Foods, Inc., 6431 Oakton Street, Morton Grove, Illinois 60053, Attention: Corporate Secretary.

Information contained on, or that can be accessed through, our website is not intended to be incorporated by reference into this proxy statement, and references to our website address in this proxy statement are inactive textual references only.

* * *

By Order of the Board of Directors
Julie Smolyansky President, Chief Executive Officer and Secretary
Morton Grove, Illinois Date: [●], 2022

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ANNEX A

INFORMATION CONCERNING PARTICIPANTS IN THE SOLICITATION OF PROXIES

Under applicable SEC rules and regulations, the members of the Board, the Board’s nominees and certain officers or other employees of our Company may be deemed to be “participants” with respect to our solicitation of proxies in connection with the Annual Meeting. The following sets forth certain information about the persons who may be deemed “participants.”

Directors and Nominees

The following table sets forth the names and business addresses of our directors and nominees for director, as well as the names and principal business addresses of the corporation or other organization in which the principal occupations or employment of the Directors is carried on. The principal occupations or employment of the directors are set forth elsewhere in this Proxy Statement.

Name	Business Name and Address
Julie Smolyansky	Lifeway Foods, Inc., 6431 Oakton St., Morton Grove, IL 60053
Juan Carlos (“JC”) Dalto	Dole Sunshine Company, Americas, 3059 Townsgate Road, Westlake Village, CA 91361
Jody Levy	Summit Group Endeavors LLC, 340 S. Lemon Avenue #4113, Walnut, CA 91789
Dorri McWhorter	YMCA of Metropolitan Chicago, 1030 W. Van Buren Street, Chicago, IL 60607
Perfecto Sanchez	Keep The Change Consulting, LLC, 120 Walker Street, 2nd Floor, New York, NY 10012
Jason Scher	JAMP,LLP, 220 E. Illinois Ave., Chicago, IL 60611
Pol Sikar	Montrose Glass and Mirror Inc., 3916 W. Montrose Ave., Chicago, IL 60618

Edward Smolyansky and Ludmila Smolyansky are both members of the Board. Their terms as directors conclude at the Annual Meeting. Neither has been nominated by the Board to stand for election as directors at the Annual Meeting. Applicable SEC rules provide that Mr. Smolyansky and Ludmila Smolyansky are participants in the Company’s solicitation. Accordingly, their names appear in this Annex A solely for that reason. The principal occupations or employment of Mr. Smolyansky and Ludmila Smolyansky are set forth elsewhere in this proxy statement.

Certain Officers and Other Employees

The following table sets forth the names and principal occupation of the Company’s officers or other employees who may be deemed to be “participants.” The principal business address of each such person is Lifeway Foods, Inc., 6431 Oakton Street, Morton Grove, Illinois 60053.

Name	Principal Occupation
Eric Hanson	Chief Financial Officer and Treasurer
Jason Burdeen	Chief of Staff
Amy Feldman	Senior Executive Vice President, Sales
Derek Miller	Vice President, Communications

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Information Regarding Ownership of our Company’s Securities by the Participants

Except as described in this Annex A, or as otherwise indicated in this proxy statement, none of the persons listed above under “Directors and Nominees” and “Certain Officers and Other Employees” beneficially owns any of our securities of record. The number of shares of our common stock held by the persons listed above under the titles “Directors and Nominees” and “Certain Officers and Other Employees” as of [●], 2022, is set forth elsewhere in this proxy statement.

	Shares Beneficially Owned (b)
Name	Number		Percent
Jason Burden	–		–
Amy Feldman	26,848	(1)	*
Derek Miller	19,826	(2)	*

(1) Excludes 8,334 shares of restricted stock that will not be issued within 60 days of April 25, 2022.

(2) Excludes 5,555 shares of restricted stock that will not be issued within 60 days of April 25, 2022.

Information Regarding Transactions in our Company’s Securities by the Participants

The following table sets forth purchases and sales of our Company’s securities from April 10, 2020, to April 10, 2022, by the persons listed above under the titles “Directors and Nominees” and “Certain Officers and Other Employees.” None of the purchase price or market value of the securities listed below is represented by funds borrowed or otherwise obtained for the purpose of acquiring or holding such securities.

Company Securities Purchased or Sold Since April 10, 2020, through April 10, 2022

Name	Date	Purchase/(Sale) of Common Stock (number of shares)	Notes
Julie Smolyansky	4/17/2020	1,600	(1)
	4/17/2020	300	(1)
	8/18/2020	3,100	(1)
	11/20/2020	1,000	(1)
	4/29/2021	177,757	(3)
	9/10/2021	2,000	(1)
Jody Levy	7/15/2020	15,468	(3)
	8/12/2021	5,272	(3)
Dorri McWhorter	7/15/2020	11,406	(3)
	8/12/2021	5,272	(3)
Jason Scher	7/15/2020	11,406	(3)
	8/12/2021	5,272	(3)
Pol Sikar	7/15/2020	11,406	(3)
	8/12/2021	5,272	(3)
Edward Smolyansky	8/19/2020	(5,000)	(2)
	8/20/2020	(8,000)	(2)
	8/21/2020	(3,000)	(2)
	9/9/2020	(8,000)	(2)
	12/18/2020	(5,000))	(2)
	12/31/2020	(10,000)	(2)
	4/29/2021	31,559	(3)
	5/21/2021	(6,000)	(2)
	5/24/2021	(4,000)	(2)
	5/26/2021	(2,500)	(2)
	5/28/2021	500,000	(4)
	6/8/2021	(5,000)	(2)
	6/9/2021	(5,000)	(2)

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Ludmila Smolyansky	11/20/2020	(20,000)	(2)
	11/23/2020	(17,000)	(2)
	11/24/2020	(8,000)	(2)
	12/16/2020	(20,000)	(2)
	12/17/2020	(5,000)	(2)
	5/28/2021	(500,000)	(4)
	6/2/2021	(15,000)	(2)
	6/10/2021	(8,000)	(2)
	6/28/2021	(5,000)	(2)
	6/30/2021	(5,000)	(2)
	8/23/2021	(8,500)	(2)
	8/24/2021	(5,000)	(2)
	8/25/2021	(10,000)	(2)
	8/26/2021	(5,000)	(2)
	8/27/2021	(12,838)	(2)
	9/20/2021	(4,000)	(2)
	11/18/2021	(6,000)	(2)
	11/19/2021	(4,000)	(2)
	11/30/2021	(15,000)	(2)
	12/09/2021	(10,000)	(2)
	12/10/2021	(10,000)	(2)
Eric Hanson	3/17/2020	(955)	(5)
	6/9/2020	(3,547)	(5)
	4/1/2021	(3,941)	(5)
	4/29/2021	15,779	(3)
Jason Burdeen	-	-	(6)
Amy Feldman	4/29/2021	6,311	(3)
Derek Miller	6/9/2020	4,597	(3)
	6/9/2020	(1,625)	(5)
	4/1/2021	4,597	(3)
	4/1/2021	(2,002)	(5)
	6/24/2021	554	(3)
	6/24/2021	(146)	(5)

_____________________

(1) Open market or private purchase

(2) Open market or private sale

(3) Grant or award or other acquisition pursuant to Rule 16b-3(d)

(4) Bona fide gift

(5) Payment of exercise price or tax liability by delivering or withholding securities incident to the receipt, exercise or vesting of a security issued in accordance with Rule 16b-3(e)

(6) As Julie Smolyansky’s spouse, any transactions by Jason Burdeen are reflected in Julie Smolyansky’s filings. There were no transactions reported for Jason Burdeen on Julie Smolyansky’s filings during the relevant period.

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Miscellaneous Information Concerning Participants

Except as described in this Annex A or otherwise disclosed in this proxy statement, no person listed above under “Directors and Nominees” and “Certain Officers and Other Employees” or any of his or her “associates” beneficially owns (within the meaning of Rule 13d-3 under the Exchange Act), directly or indirectly, any shares or other securities of the Company or any of its subsidiaries. Furthermore, except as described in this Annex A or otherwise disclosed in this proxy statement, no such person or any of his or her associates is either a party to any transaction or series of similar transactions in the last fiscal year, or any currently proposed transaction or series of similar transactions (1) to which the Company or any of its subsidiaries was or is to be a party, (2) in which the amount involved exceeds $120,000 and (3) in which such person or associate had or will have a direct or indirect material interest. None of the participants have been convicted in a criminal proceeding during the past 10 years.

Except as described in this Annex A or otherwise disclosed in this proxy statement, no person listed above under “Directors and Nominees” and “Certain Officers and Other Employees” or any of his or her associates has entered into any arrangement or understanding with any person with respect to (1) any future employment with the Company or its affiliates, or (2) any future transactions to which the Company or any of its affiliates will or may be a party.

Except as described in this Annex A or otherwise disclosed in this proxy statement, there are no contracts, arrangements or understandings by any of the persons listed above under “Directors and Nominees” and “Certain Officers and Other Employees” within the past year with any person with respect to any of our securities, including, but not limited to, joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits, or the giving or withholding of proxies.

Except as described in this Annex A or otherwise disclosed in this proxy statement, no persons listed above under “Directors and Nominees” and “Certain Officers and Other Employees” has any substantial interest, direct or indirect, by security holdings or otherwise, in any matter to be acted upon at the Annual Meeting (and no other person who is a party to an arrangement or understanding pursuant to which a nominee for election as director is proposed to be elected has any such interests).

57

Appendix A

LIFEWAY FOODS, INC. 2022 OMNIBUS INCENTIVE PLAN

Lifeway Foods, Inc.

2022 Omnibus Incentive Plan

Effective _______________, 2022

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Lifeway Foods, Inc.
2022 Omnibus Incentive Plan

Establishment, Purpose, and Duration

Establishment. Lifeway Foods, Inc., an Illinois corporation (hereinafter referred to as the “Company”) establishes this incentive compensation plan to be known as the Lifeway Foods, Inc. 2022 Omnibus Incentive Plan (this “Plan”), as set forth in this document.

This Plan permits the grant of Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units, Cash-Based Awards, and Other Stock- Based Awards.

This Plan’s effective date is the date this Plan is approved by the Company’s shareholders (the “Effective Date”), and this Plan shall remain in effect as provided in Section 1.3 hereof. Upon its effectiveness, the Plan shall supersede the Lifeway Foods, Inc. Omnibus Incentive Plan (the “Prior Plan”) such that no further awards shall be made under the Prior Plan. This Plan shall not, in any way, affect awards under the Prior Plan that are outstanding as of the Effective Date.

Purpose of this Plan. The purpose of this Plan is to provide a means whereby Employees develop a sense of proprietorship by Employees, and personal involvement of Employees and Third Party Service Providers in the development and financial success of the Company, and to encourage them to devote their best efforts to the business of the Company, thereby advancing the interests of the Company and its shareholders. A further purpose of this Plan is to provide a means through which the Company may attract able individuals to become Employees and Third Party Service Providers and to provide a means whereby those individuals upon whom the responsibilities of the successful administration and management of the Company are of importance, can acquire and maintain stock ownership, thereby strengthening their concern for the welfare of the Company.

Duration of this Plan. Unless sooner terminated as provided herein, this Plan shall terminate ten (10) years from the Effective Date. After this Plan is terminated, no Awards may be granted but Awards previously granted shall remain outstanding in accordance with their applicable terms and conditions and this Plan’s terms and conditions. Notwithstanding the foregoing, no Incentive Stock Options may be granted more than ten (10) years after the earlier of (a) adoption of this Plan by the Board, or (b) the Effective Date.

Definitions

Whenever used in this Plan, the following terms shall have the meanings set forth below, and when the meaning is intended, the initial letter of the word shall be capitalized.

“Affiliate” shall mean any corporation or other entity (including, but not limited to, a partnership or a limited liability company), that is affiliated with the Company through stock or equity ownership or otherwise, and is designated as an Affiliate for purposes of this Plan by the Committee.

“Annual Award Limit” has the meaning set forth in Section 4.1.

“Award” means, individually or collectively, a grant under this Plan of Nonqualified Stock Options, Incentive Stock Options, SARs, Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units, Cash-Based Awards, or Other Stock-Based Awards, in each case subject to the terms of this Plan.

“Award Agreement” means either (i) a written agreement entered into by the Company and a Participant setting forth the terms and provisions applicable to an Award granted under this Plan, or (ii) a written or electronic statement issued by the Company to a Participant describing the terms and provisions of such Award, including any amendment or modification thereof. The Committee may provide for the use of electronic, internet, or other non-paper Award Agreements, and the use of electronic, internet, or other non-paper means for the acceptance thereof and actions thereunder by a Participant.

“Beneficial Owner” shall have the meaning ascribed to such term in Rule 13d-3 of the General Rules and Regulations under the Exchange Act.

“Board” or “Board of Directors” means the Board of Directors of the Company.

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“Cash-Based Award” means an Award, denominated in cash, granted to a Participant as described in Article 10.

“Cause” means, unless otherwise specified in an Award Agreement or in an applicable employment agreement between the Company and a Participant, with respect to any Participant, as determined by the Committee in its sole discretion:

(for Employees only) willful refusal to follow the lawful directions of a supervisor, which directions are consistent with normal business practice;

indictment or conviction of, or plea of nolo contendere to, (i) any felony, or (ii) another crime involving dishonesty or moral turpitude if such other crime is work-related, materially impairs Participant’s ability to perform services for the Company, or results in harm to the Company or any Subsidiary or Affiliate;

engaging in any theft, embezzlement, financial misappropriation, or fraud, regardless of its relationship to the Company;

willfully engaging in any illegal conduct or gross misconduct or act of dishonesty, which is injurious to the Company or any Subsidiary or Affiliate;

failure to reasonably cooperate in any audit or investigation of the Company’s business or financial practices;

failure to obtain, and maintain in good standing, or provide documentation of any license, certification, or registration required by law or which the Company may from time to time require; or

material breach or violation of any material provision of Participant-Employee’s employment, or a Third Party Service Provider’s service contract.

“Change of Control” means the occurrence of any of the following events:

(a)	Any one Person, or more than one Person acting as a group, excluding Julie Smolyansky, Edward Smolyansky, Ludmila Smolyansky and members of their families, acquires ownership of stock (as determined under Section 318(a) of the Code) of the Company that, together with stock held by such Person or group, constitutes more than fifty percent (50%) of the total Fair Market Value or total voting power of the stock of the Company; provided, however, that if any one Person or more than one Person acting as a group, is considered to own more than fifty percent (50%) of the total Fair Market Value or total voting power of the stock of the Company, the acquisition of additional stock by the same Person or Persons is not considered to cause a Change in Control of the Company. This paragraph applies only when there is a transfer of stock of the Company (or issuance of stock of the Company) and stock in the Company remains outstanding after the transaction.

(b)	Any one Person, or more than one Person acting as a group, excluding Julie Smolyansky, Edward Smolyansky, Ludmila Smolyansky and members of their families, acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such Person or Persons) ownership of stock (as determined under Section 318(a) of the Code) of the Company possessing thirty percent (30%) or more of the total voting power of the stock of the Company; provided, however, that if any one Person or more than one Person acting as a group, is considered to own thirty percent (30%) or more of the total voting power of the stock of the Company, the acquisition of additional stock by the same Person or Persons is not considered to cause a Change in Control of the Company.

(c)	a majority of members of the Company’s Board of Directors (the “Incumbent Directors”) is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the Incumbent Directors, provided that no other Company is a majority shareholder of the Company.

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(d)	any one Person, or more than one Person acting as a group, acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such Person or Persons) assets from the Company that have a total gross Fair Market Value equal to or more than forty percent (40%) of the total gross Fair Market Value of all of the assets of the Company immediately prior to such acquisition(s); provided, however, that a transfer of assets by the Company is not treated as a Change in Control if the assets are transferred to (A) a shareholder of the Company (immediately before the asset transfer) in exchange for or with respect to its stock; (B) an entity, fifty percent (50%) or more of the total value or voting power of which is owned, directly or indirectly, by the Company; (C) a Person, or more than one Person acting as a group, that owns, directly or indirectly, fifty percent (50%) or more of the total value or voting power of all outstanding stock of the Company; or (D) an entity, at least fifty percent (50%) of the total value or voting power of which is owned, directly or indirectly, by a Person described in the previous subsection (C). For purposes of this paragraph, (1) gross Fair Market Value means the value of the assets of the Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets, and (2) a Person’s status is determined immediately after the transfer of the assets.

(e)	Persons will be considered to be acting as a group if they are owners of a Company that enters into a merger, consolidation, purchase or acquisition of stock, or similar transaction with the Company. If a Person, including an entity, owns stock in both Companies that enter into a merger, consolidation, purchase or acquisition of stock, or similar transaction, such shareholder is considered to be acting as a group with other shareholders in the Company prior to the transaction giving rise to the Change in Control and not with respect to the ownership interest in the other Company. Persons will not be considered to be acting as a group solely because they purchase or own stock of the Company at the same time, or as a result of the same public offering.

“Code” means the U.S. Internal Revenue Code of 1986, as amended from time to time. For purposes of this Plan, references to sections of the Code shall be deemed to include references to any applicable regulations thereunder and any successor or similar provision.

“Committee” means the Compensation Committee of the Board or a subcommittee thereof, or any other committee designated by the Board to administer this Plan. The members of the Committee shall (i) be appointed from time to time by and shall serve at the discretion of the Board, and (ii) shall consist of “non-employee directors” as defined in Section 16 of the Exchange Act. If the Committee does not exist or cannot function for any reason, the Board may take any action under this Plan that would otherwise be the responsibility of the Committee.

“Company” or “Corporation” means Lifeway Foods, Inc. and any successor thereto as provided in Article 20 herein.

“Disability” means that a Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months.

“Effective Date” has the meaning set forth in Section 1.1.

“Employee” means any individual performing services for the Company, an Affiliate, or a Subsidiary and designated as an employee of the Company, its Affiliates, and/or its Subsidiaries on the payroll records thereof. An Employee shall not include any individual during any period they are classified or treated by the Company, Affiliate, and/or Subsidiary as an independent contractor, a consultant, or any employee of an employment, consulting, or temporary agency or any other entity other than the Company, Affiliate, and/or Subsidiary, without regard to whether such individual is subsequently determined to have been, or is subsequently retroactively reclassified as a common-law employee of the Company, Affiliate, and/or Subsidiary during such period.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, or any successor act thereto.

“Fair Market Value” means, on any given date, the closing price of a Share as reported on the Nasdaq Global Market (“NASDAQ”) composite tape on such date, or if Shares were not traded on NASDAQ on such day, then on the next preceding day that Shares were traded on NASDAQ; in the event Shares are traded only on an exchange other than NASDAQ, references herein to NASDAQ shall mean such other exchange. The Company may use an alternate method of determining the value of Shares for accounting or any other purpose.

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“Full Value Award” means an Award other than in the form of an ISO, NQSO, or SAR and which is settle by the issuance of Shares.

“Good Reason” shall apply to Employees only and means, unless otherwise specified in an Award Agreement or an employment agreement, the occurrence of any of the following events, as determined by the Committee, without the express written consent of Participant, unless such events are corrected in all material respects by the Company within thirty (30) days following written notification by Participant to the Company of the occurrence of one of the following: (i) a material diminution in Participant’s base salary, other than pursuant to across-the-board reductions affecting similarly situated employees of the Company; (ii) a material diminution in Participant’s duties, authorities or responsibilities contemplated hereunder (other than temporarily while physically or mentally incapacitated or as required by applicable law); (iii) the permanent relocation of Participant’s primary work location by more than fifty (50) miles from its then current location; or (iv) the Company materially breaches the terms of an employment agreement with Participant.

“Grant Date” means the date an Award is granted to a Participant pursuant to this Plan.

“Grant Price” means the price established at the time of grant of an SAR pursuant to Article 7, used to determine whether there is any payment due upon exercise of the SAR.

“Incentive Stock Option” or “ISO” means an Option to purchase Shares granted under Article 6 to an Employee and that is designated as an Incentive Stock Option and that is intended to meet the requirements of Code Section 422, or any successor provision.

“Insider” shall mean an individual who is, on the relevant date, an officer, or director of the Company, or a more than ten percent (10%) Beneficial Owner of any class of the Company’s equity securities that is registered pursuant to Section 12 of the Exchange Act, as determined by the Board in accordance with Section 16 of the Exchange Act.

“Nonqualified Stock Option” or “NQSO” means an Option that is not intended to meet the requirements of Code Section 422, or that otherwise does not meet such requirements.

“Option” means an Incentive Stock Option or a Nonqualified Stock Option, as described in Article 6.

“Option Price” means the price at which a Share may be purchased by a Participant pursuant to an Option.

“Other Stock-Based Award” means an equity-based or equity-related Award not otherwise described by the terms of this Plan, granted pursuant to Article 10.

“Participant” means any eligible individual as set forth in Article 5 to whom an Award is granted.

“Performance-Based Compensation” means compensation under an Award that is subject to performance-based criteria as a component of the Award.

“Performance Measures” means measures as described in Article 12 on which the performance goals are based.

“Performance Period” means the period of time during which the performance goals must be met in order to determine the amount and/or vesting of an Award.

“Performance Share” means an Award under Article 9 herein and subject to the terms of this Plan, denominated in Shares, the value of which at the time it is payable is determined by the extent to which the applicable Performance Measures have been achieved.

“Performance Unit” means an Award under Article 9 herein and subject to the terms of this Plan, denominated in units, the value of which at the time it is payable is determined by the extent to which the applicable Performance Measures have been achieved.

“Period of Restriction” means the period when Restricted Stock or Restricted Stock Units are subject to a substantial risk of forfeiture (based on the passage of time, the achievement of performance goals, or upon the occurrence of other events as determined by the Committee, in its discretion), as provided in Article 8.

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“Person” shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including a “group” as defined in Section 13(d) thereof.

“Plan” means this Lifeway Foods, Inc. 2022 Omnibus Incentive Plan.

“Restricted Stock” means an Award granted to a Participant pursuant to Article 8.

“Restricted Stock Unit” means an Award granted to a Participant pursuant to Article 8, except no Shares are actually awarded to the Participant on the Grant Date.

“Share” means a share of common stock of the Company.

“Stock Appreciation Right” or “SAR” means an Award, designated as an SAR, pursuant to the terms of Article 7 herein.

“Subsidiary” means any corporation or other entity, whether domestic or foreign, in which the Company has or obtains, directly or indirectly, a proprietary interest of more than fifty percent (50%) by reason of stock ownership or otherwise.

“Third Party Service Provider” means any consultant, agent, advisor, or independent contractor (other than a non-employee director serving on the Company’s Board) who renders services to the Company, a Subsidiary, or an Affiliate that (a) are not in connection with the offer and sale of Company’s securities in a capital raising transaction, and (b) do not directly or indirectly promote or maintain a market for the Company’s securities.

Administration

General. The Committee shall be responsible for administering this Plan, subject to this Article 3 and the other provisions of this Plan. The Committee may employ attorneys, consultants, accountants, agents, and other individuals, any of whom may be an Employee, and the Committee, the Company, and its officers and directors shall be entitled to rely upon the advice, opinions, or valuations of any such individuals. All actions taken and all interpretations and determinations made by the Committee shall be final and binding upon the Participants, the Company, and all other interested individuals.

Authority of the Committee. The Committee shall have full and exclusive discretionary power to interpret the terms and the intent of this Plan and any Award Agreement or other agreement or document ancillary to or in connection with this Plan, to determine eligibility for Awards and to adopt such rules, regulations, forms, instruments, and guidelines for administering this Plan as the Committee may deem necessary or proper. Such authority shall include, but not be limited to, selecting Award recipients, establishing all Award terms and conditions, including the terms and conditions set forth in Award Agreements, granting Awards as an alternative to or as the form of payment for grants or rights earned or due under compensation plans or arrangements of the Company, construing any ambiguous provision of this Plan or any Award Agreement, and, subject to Article 18, adopting modifications and amendments to this Plan or any Award Agreement, including without limitation, any that are necessary to comply with the laws of the countries and other jurisdictions in which the Company, its Affiliates, and/or its Subsidiaries operate.

Delegation. The Committee may delegate to one or more of its members or to one or more officers of the Company, and/or its Subsidiaries and Affiliates or to one or more agents or advisors such administrative duties or powers as it may deem advisable, and the Committee or any individuals to whom it has delegated duties or powers as aforesaid may employ one or more individuals to render advice with respect to any responsibility the Committee or such individuals may have under this Plan. The Committee may, by resolution, authorize one or more officers of the Company to do one or both of the following on the same basis as can the Committee: (a) designate Employees and/or Third Party Service Providers to be recipients of Awards and (b) determine the size of any such Awards; provided, however, (i) the Committee shall not delegate such responsibilities to any such officer for Awards granted to an Employee or Third Party Service Provider who is considered an Insider; (ii) the resolution providing such authorization sets forth the total number of Awards such officer(s) may grant; and (iii) the officer(s) shall report periodically to the Committee regarding the nature and scope of the Awards granted pursuant to the authority delegated.

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Shares Subject to this Plan and Maximum Awards

Number of Shares Available for Awards and Maximum Amount of Non-Share Awards.

Subject to adjustment as provided in Section 4.3:

The maximum number of Shares available for issuance to Participants under this Plan, inclusive of Shares issued and Shares underlying outstanding awards granted on or after the Effective Date. if any, is 3,280,710 Shares, which number is intended to equal the number of Shares available under the Prior Plan as of the Effective Date of this Plan, plus any Shares underlying any award granted under the Prior Plan that expires, terminates, or is cancelled or forfeited under the terms of the Prior Plan after the Effective Date of this Plan.

The maximum aggregate number of Shares issuable pursuant to the exercise of Incentive Stock Options shall equal the maximum number of Shares available for issuance under the Plan.

Share Usage. Shares covered by an Award shall only be counted as used to the extent they are actually issued. The number of Shares available for Awards under this Plan shall be reduced by one (1) Share for each Share covered by such Award or to which such Award relates. Awards that do not entitle the holder thereof to receive or purchase Shares shall not be counted against the aggregate number of Shares available for Awards under this Plan. In addition, any Shares related to Awards which terminate by expiration, forfeiture, cancellation, or otherwise without the issuance of such Shares shall be available again for grant under this Plan. In no event, however, will the following Shares again become available for Awards or increase the number of Shares available for grant under this Plan: (i) Shares tendered by the Participant in payment of the exercise price of an Option; (ii) Shares withheld from exercised Awards for tax withholding purposes; (iii) Shares subject to a SAR that are not issued in connection with the settlement of that SAR; and (iv) Shares repurchased by the Company with proceeds received from the exercise of an Option. The Shares available for issuance under this Plan may consist, in whole or in part, of authorized and unissued Shares, treasury Shares, or Shares reacquired by the Company in any manner.

Adjustments in Authorized Shares. In the event of any corporate event or transaction (including, but not limited to, a change in the Shares of the Company or the capitalization of the Company) such as a merger, consolidation, reorganization, recapitalization, separation, partial or complete liquidation, stock dividend, stock split, reverse stock split, split up, spin-off, or other distribution of stock or property of the Company, combination of Shares, exchange of Shares, dividend in kind, or other like change in capital structure, number of outstanding Shares or distribution (other than normal cash dividends) to shareholders of the Company, or any similar corporate event or transaction, the Committee, in its sole discretion, in order to prevent dilution or enlargement of Participants’ rights under this Plan, shall substitute or adjust, as applicable, the number and kind of Shares that may be issued under this Plan or under particular forms of Awards, the number and kind of Shares subject to outstanding Awards, the Option Price or Grant Price applicable to outstanding Awards, Annual Award Limits, and other value determinations applicable to outstanding Awards.

The Committee, in its sole discretion, may also make appropriate adjustments in the terms of any Awards under this Plan to reflect or relate to such changes or distributions and to modify any other terms of outstanding Awards, including modifications of performance goals and changes in the length of Performance Periods. The determination of the Committee as to the foregoing adjustments, if any, shall be conclusive and binding on Participants under this Plan.

Subject to the provisions of Article 18 and notwithstanding anything else herein to the contrary, without affecting the number of Shares reserved or available hereunder, the Committee may authorize the issuance or assumption of benefits under this Plan in connection with any merger, consolidation, acquisition of property or stock, or reorganization upon such terms and conditions as it may deem appropriate (including, but not limited to, a conversion of equity awards into Awards under this Plan in a manner consistent with paragraph 53 of FASB Interpretation No. 44), subject to compliance with the rules under Code Sections 422 and 424, as and where applicable.

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Eligibility and Participation

Eligibility. Individuals eligible to participate in this Plan include all Employees and Third Party Service Providers.

Actual Participation. Subject to the provisions of this Plan, the Committee may, from time to time, select from all eligible individuals, those individuals to whom Awards shall be granted and shall determine, in its sole discretion, the nature of any and all terms permissible by law, and the amount of each Award.

Stock Options

Grant of Options. Subject to the terms and provisions of this Plan, Options may be granted to Participants in such number, and upon such terms, and at any time and from time to time as shall be determined by the Committee, in its sole discretion.

Award Agreement. Each Option grant shall be evidenced by an Award Agreement that shall specify the Option Price, the maximum duration of the Option, the number of Shares to which the Option pertains, the conditions upon which an Option shall become vested and exercisable, and such other provisions as the Committee shall determine which are not inconsistent with the terms of this Plan. The Award Agreement also shall specify whether the Option is intended to be an ISO or a NQSO.

Option Price. The Option Price for each grant of an Option under this Plan shall be determined by the Committee in its sole discretion and shall be specified in the Award Agreement; provided, however, the Option Price must be at least equal to one hundred percent (100%) of the Fair Market Value of the Shares as determined on the Grant Date.

Term of Options. Each Option granted to a Participant shall expire at such time as the Committee shall determine at the time of grant; provided, however, no Option shall be exercisable later than the day before the tenth (10th) anniversary date of its grant. Notwithstanding the foregoing, for Nonqualified Stock Options granted to Participants outside the United States, the Committee has the authority to grant Nonqualified Stock Options that have a term greater than ten (10) years.

Exercise of Options. Subject to Article 13, Options granted under this Article 6 shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall in each instance approve, which terms and restrictions need not be the same for each grant or for each Participant.

Payment. Options granted under this Article 6 shall be exercised by the delivery of a notice of exercise to the Company or an agent designated by the Company in a form specified or accepted by the Committee, or by complying with any alternative procedures which may be authorized by the Committee, setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment for the Shares.

A condition of the issuance of the Shares as to which an Option shall be exercised shall be the payment of the Option Price. The Option Price of any Option shall be payable to the Company in full either:

in cash or its equivalent;

by tendering (either by actual delivery or attestation) previously acquired Shares having an aggregate Fair Market Value at the time of exercise equal to the Option Price (provided that except as otherwise determined by the Committee, the Shares that are tendered must have been held by the Participant for at least six (6) months (or such other period, if any, as the Committee may permit) prior to their tender to satisfy the Option Price if acquired under this Plan or any other compensation plan maintained by the Company or have been purchased on the open market);

by a cashless (broker-assisted) exercise;

by a combination of (a), (b), and/or (c); or

any other method approved or accepted by the Committee in its sole discretion.

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Subject to any governing rules or regulations, as soon as practicable after receipt of written notification of exercise and full payment (including satisfaction of any applicable tax withholding), the Company shall deliver to the Participant evidence of book entry Shares, or upon the Participant’s request, Share certificates in an appropriate amount based upon the number of Shares purchased under the Option(s).

Unless otherwise determined by the Committee, all payments under all of the methods indicated above shall be paid in United States dollars.

Restrictions on Share Transferability. The Committee may impose such restrictions on any Shares acquired pursuant to the exercise of an Option granted under this Article 6 as it may deem advisable, including, without limitation, minimum holding period requirements, restrictions under applicable federal securities laws, under the requirements of any stock exchange or market upon which such Shares are then listed and/or traded, or under any blue sky or state securities laws applicable to such Shares.

Termination of Employment. Each Participant’s Award Agreement shall set forth the extent to which the Participant shall have the right to exercise the Option following termination of the Participant’s employment or provision of services to the Company, its Affiliates, and/or its Subsidiaries, as the case may be. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with each Participant, need not be uniform among all Options issued pursuant to this Article 6, and may reflect distinctions based on the reasons for termination.

Notification of Disqualifying Disposition. If any Participant shall make any disposition of Shares issued pursuant to the exercise of an ISO under the circumstances described in Code Section 421(b) (relating to certain disqualifying dispositions), such Participant shall notify the Company of such disposition within ten (10) days thereof.

Stock Appreciation Rights

Grant of SARs. Subject to the terms and conditions of this Plan, SARs may be granted to Participants at any time and from time to time as shall be determined by the Committee.

Subject to the terms and conditions of this Plan, the Committee shall have complete discretion in determining the number of SARs granted to each Participant and, consistent with the provisions of this Plan, in determining the terms and conditions pertaining to such SARs.

The Grant Price for each grant of an SAR shall be determined by the Committee and shall be specified in the Award Agreement; provided, however, the Grant Price on the Grant Date must be at least equal to one hundred percent (100%) of the Fair Market Value of the Shares as determined on the Grant Date.

SAR Agreement. Each SAR Award shall be evidenced by an Award Agreement that shall specify the Grant Price, the term of the SAR, and such other provisions as the Committee shall determine.

Term of SAR. The term of an SAR granted under this Plan shall be determined by the Committee, in its sole discretion, and except as determined otherwise by the Committee and specified in the SAR Award Agreement, no SAR shall be exercisable later than the tenth (10th) anniversary date of its grant. Notwithstanding the foregoing, for SARs granted to Participants outside the United States, the Committee has the authority to grant SARs that have a term greater than ten (10) years.

Exercise of SARs. SARs may be exercised upon whatever terms and conditions the Committee, in its sole discretion, imposes.

Settlement of SARs. Upon the exercise of an SAR, a Participant shall be entitled to receive payment from the Company in an amount determined by multiplying:

The excess of the Fair Market Value of a Share on the date of exercise over the Grant Price; by

The number of Shares with respect to which the SAR is exercised.

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At the discretion of the Committee, the payment upon SAR exercise may be in cash, Shares, or any combination thereof, or in any other manner approved by the Committee in its sole discretion. The Committee’s determination regarding the form of SAR payout shall be set forth in the Award Agreement pertaining to the grant of the SAR.

Termination of Employment. Each Award Agreement shall set forth the extent to which the Participant shall have the right to exercise the SAR following termination of the Participant’s employment with or provision of services to the Company, its Affiliates, and/or its Subsidiaries, as the case may be. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with Participants, need not be uniform among all SARs issued pursuant to this Plan, and may reflect distinctions based on the reasons for termination.

Other Restrictions. The Committee shall impose such other conditions and/or restrictions on any Shares received upon exercise of an SAR granted pursuant to this Plan as it may deem advisable or desirable. These restrictions may include, but shall not be limited to, a requirement that the Participant hold the Shares received upon exercise of an SAR for a specified period of time.

Restricted Stock and Restricted Stock Units

Grant of Restricted Stock or Restricted Stock Units. Subject to the terms and provisions of this Plan, the Committee, at any time and from time to time, may grant Shares of Restricted Stock and/or Restricted Stock Units to Participants in such amounts as the Committee shall determine. Restricted Stock Units shall be similar to Restricted Stock except that no Shares are actually awarded to the Participant on the Grant Date.

Restricted Stock or Restricted Stock Unit Agreement. Each Restricted Stock and/or Restricted Stock Unit grant shall be evidenced by an Award Agreement that shall specify the Period(s) of Restriction, the number of Shares of Restricted Stock or the number of Restricted Stock Units granted, and such other provisions as the Committee shall determine.

Other Restrictions. The Committee shall impose such other conditions and/or restrictions on any Shares of Restricted Stock or Restricted Stock Units granted pursuant to this Plan as it may deem advisable including, without limitation, restrictions based upon the achievement of specific performance goals, time-based restrictions on vesting following the attainment of the performance goals, time-based restrictions, and/or restrictions under applicable laws or under the requirements of any stock exchange or market upon which such Shares are listed or traded, or holding requirements or sale restrictions placed on the Shares by the Company upon vesting of such Restricted Stock or Restricted Stock Units.

To the extent deemed appropriate by the Committee, the Company may retain the certificates representing Shares of Restricted Stock in the Company’s possession until such time as all conditions and/or restrictions applicable to such Shares have been satisfied or lapse.

Except as otherwise provided in this Article 8, Shares of Restricted Stock covered by each Restricted Stock Award shall become freely transferable by the Participant after all conditions and restrictions applicable to such Shares have been satisfied or lapse (including satisfaction of any applicable tax withholding obligations), and Restricted Stock Units shall be paid in cash, Shares, or a combination of cash and Shares as the Committee, in its sole discretion shall determine.

Certificate Legend. In addition to any legends placed on certificates pursuant to Section 8.3, each certificate representing Shares of Restricted Stock granted pursuant to this Plan may bear a legend such as the following or as otherwise determined by the Committee in its sole discretion:

The sale or transfer of Shares of stock represented by this certificate, whether voluntary, involuntary, or by operation of law, is subject to certain restrictions on transfer as set forth in the Lifeway Foods, Inc. 2022 Omnibus Incentive Plan, and in the associated Award Agreement. A copy of this Plan and such Award Agreement may be obtained from Lifeway Foods, Inc.

Voting Rights. Unless otherwise determined by the Committee and set forth in a Participant’s Award Agreement, to the extent permitted or required by law, as determined by the Committee, Participants holding Shares of Restricted Stock granted hereunder may be granted the right to exercise full voting rights with respect to those Shares during the Period of Restriction. A Participant shall have no voting rights with respect to any Restricted Stock Units granted hereunder.

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Termination of Employment. Each Award Agreement shall set forth the extent to which the Participant shall have the right to retain Restricted Stock and/or Restricted Stock Units following termination of the Participant’s employment with or provision of services to the Company, its Affiliates, and/or its Subsidiaries, as the case may be. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with each Participant, need not be uniform among all Shares of Restricted Stock or Restricted Stock Units issued pursuant to this Plan, and may reflect distinctions based on the reasons for termination.

Section 83(b) Election. The Committee may provide in an Award Agreement that the Award of Restricted Stock is conditioned upon the Participant making or refraining from making an election with respect to the Award under Code Section 83(b). If a Participant makes an election pursuant to Code Section 83(b) concerning a Restricted Stock Award, the Participant shall be required to file promptly a copy of such election with the Company.

Performance Units/Performance Shares

Grant of Performance Units/Performance Shares. Subject to the terms and provisions of this Plan, the Committee, at any time and from time to time, may grant Performance Units and/or Performance Shares to Participants in such amounts and upon such terms as the Committee shall determine. Performance Units and Performance Shares that are earned (as described in Section 9.3) may be subject to vesting requirements as set forth in the applicable Award Agreement. Except as the Committee may provide in the event of the death, Disability, involuntary termination without Cause (including voluntary termination for Good Reason with respect to eligible Employees), retirement of a Participant or in the event of a Change in Control to the extent provided in Article 16, Performance Units and Performance Shares may not vest prior to the expiration of at least one (1) year of a Performance Period.

Value of Performance Units/Performance Shares. Each Performance Unit shall have an initial value that is established by the Committee at the time of grant. Each Performance Share shall have an initial value equal to the Fair Market Value of a Share on the Grant Date. The Committee shall set performance goals in its discretion which, depending on the extent to which they are met, will determine the value and/or number of Performance Units/Performance Shares that may be earned by the Participant.

Earning of Performance Units/Performance Shares. Subject to the terms of this Plan, after the applicable Performance Period and vesting period, if any, have ended, the holder of Performance Units/Performance Shares shall be entitled to receive payout on the value and number of Performance Units/Performance Shares earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding performance goals have been achieved.

Form and Timing of Payment of Performance Units/Performance Shares. Payment of earned and vested Performance Units/Performance Shares shall be as determined by the Committee and as evidenced in the Award Agreement. Subject to the terms of this Plan, the Committee, in its sole discretion, may pay earned and vested Performance Units/Performance Shares in the form of cash or in Shares (or in a combination thereof). Any Shares may be granted subject to any restrictions deemed appropriate by the Committee. The determination of the Committee with respect to the form of payout of such Awards shall be set forth in the Award Agreement pertaining to the grant of the Award.

Termination of Employment. Each Award Agreement shall set forth the extent to which the Participant shall have the right to retain Performance Units and/or Performance Shares following termination of the Participant’s employment with the Company, its Affiliates, and/or its Subsidiaries, as the case may be. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with each Participant, need not be uniform among all Awards of Performance Units or Performance Shares issued pursuant to this Plan, and may reflect distinctions based on the reasons for termination.

Cash-Based Awards and Other Stock-Based Awards

Grant of Cash-Based Awards. Subject to the terms and provisions of this Plan, the Committee, at any time and from time to time, may grant Cash-Based Awards to Participants in such amounts and upon such terms as the Committee may determine.

Other Stock-Based Awards. The Committee may grant other types of equity-based or equity-related Awards not otherwise described by the terms of this Plan (including the grant or offer for sale of unrestricted Shares) in such amounts and subject to such terms and conditions, as the Committee shall determine. Such Awards may involve the transfer of actual Shares to Participants, or payment in cash or otherwise of amounts based on the value of Shares and may include, without limitation, Awards designed to comply with or take advantage of the applicable local laws of jurisdictions other than the United States.

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Value of Cash-Based and Other Stock-Based Awards. Each Cash-Based Award shall specify a payment amount or payment range as determined by the Committee. Each Other Stock-Based Award shall be expressed in terms of Shares or units based on Shares, as determined by the Committee. The Committee may establish performance goals in its discretion. If the Committee exercises its discretion to establish performance goals, the number and/or value of Cash-Based Awards or Other Stock-Based Awards that will be paid out to the Participant will depend on the extent to which the performance goals are met.

Payment of Cash-Based Awards and Other Stock-Based Awards. Payment, if any, with respect to a Cash-Based Award or an Other Stock-Based Award shall be made in accordance with the terms of the Award, in cash or Shares as the Committee determines.

Termination of Employment. The Committee shall determine the extent to which the Participant shall have the right to receive Cash-Based Awards or Other Stock-Based Awards following termination of the Participant’s employment with or provision of services to the Company, its Affiliates, and/or its Subsidiaries, as the case may be. Such provisions shall be determined in the sole discretion of the Committee and may be included in an agreement entered into with each Participant, but need not be uniform among all Awards of Cash-Based Awards or Other Stock- Based Awards issued pursuant to this Plan, and may reflect distinctions based on the reasons for termination.

Transferability of Awards

Transferability. Except as provided in Section 11.2 below, during a Participant’s lifetime, their Awards shall be exercisable only by the Participant. Awards shall not be transferable other than by will or the laws of descent and distribution; no Awards shall be subject, in whole or in part, to attachment, execution, or levy of any kind; and any purported transfer in violation hereof shall be null and void. The Committee may establish such procedures as it deems appropriate for a Participant to designate a beneficiary to whom any amounts payable or Shares deliverable in the event of, or following, the Participant’s death, may be provided.

Committee Action. The Committee may, in its discretion, determine that notwithstanding Section 11.1, any or all Awards (other than ISOs) shall be transferable to and exercisable by such transferees, and subject to such terms and conditions, as the Committee may deem appropriate; provided, however, no Award may be transferred for value (as defined in the General Instructions to Form S-8).

Performance Measures

Performance Measures. The Committee shall have full discretionary authority to select Performance Measures and related performance goals upon which payment or vesting of an Award depends. The performance goals upon which the payment or vesting of an Award to a Covered Employee that is intended to qualify as Performance-Based Compensation shall be any or any combination of the following Performance Measures:

Net earnings or net income (before or after taxes) and/or net earnings or net income of continuing operations;

Earnings per share (basic or diluted) and/or net earnings per share or net income per share of continuing operations;

Net sales or revenue growth (including, but not limited to, innovation as measured as a percentage of sales of new products);

Net operating profit;

Return measures (including, but not limited to, return on assets, capital, invested capital, equity, sales, or revenue);

Cash flow (including, but not limited to, throughput, operating cash flow, free cash flow, cash flow return on equity, and cash flow return on investment);

Earnings before or after taxes, interest, depreciation, and/or amortization;

(h)            Earnings before taxes;

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(i)             Gross or operating margins;

(j)             Corporate value measures;

(k)            Capital expenditures;

(l)             Unit volumes;

(m)           Productivity ratios;

(n)	Share price (including, but not limited to, growth measures and total shareholder return);

(o)            Cost or expense;

(p)           Margins (including, but not limited to, debt or profit);

(q)	Operating efficiency;

(r)	Market share;

(s)	Customer satisfaction;

(t)	Working capital targets or any element thereof;

(u)	Economic value added or EVA® (net operating profit after tax minus the sum of capital multiplied by the cost of capital);

(v)	Health, safety and environmental performance;

(w)	Corporate social responsibility and/or diversity;

(x)	Strategic milestones (including, but not limited to, debt reduction, improvement of cost of debt, equity or capital, completion of projects, achievement of synergies or integration objectives, or improvements to credit rating, inventory turnover, weighted average cost of capital, implementation of significant new processes, productivity or production, product quality, and any combination of the foregoing);

(y)	Strategic sustainability metrics (including, but not limited to, corporate governance, consumer advocacy, enterprise risk management, employee development, and portfolio restructuring);

(z)	Gross, operating, stockholder equity, or net worth;

(aa)	Deleveraging; and

(bb)	Any other measure of performance that the Committee determines to be appropriate.

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Any one or more Performance Measure(s) may be used to measure the performance of any Participant, the Company, Subsidiary, and/or Affiliate as a whole or any business unit or line of business of the Company, Subsidiary, and/or Affiliate or any combination thereof, as the Committee may deem appropriate, or any of the above Performance Measures on an absolute, gross, total, net per share, average, adjusted or relative basis (or measure based on changes therein), including, as compared to the performance of a group of comparator companies, or published or special index that the Committee, in its sole discretion, deems appropriate, or the Company may select Performance Measure (n) above as compared to various stock market indices.

Evaluation of Performance. The Committee may provide in any such Award that any evaluation of performance may include or exclude any of the following events that occurs during a Performance Period: (a) asset write- downs, (b) litigation or claim judgments or settlements, (c) the effect of changes in tax laws, accounting principles, or other laws or provisions affecting reported results, (d) any reorganization and restructuring programs, (e) extraordinary nonrecurring items as described in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to shareholders for the applicable year, (f) acquisitions or divestitures, and (g) foreign exchange gains and losses.

Adjustment of Performance-Based Compensation. The Committee shall retain the discretion to adjust such Awards downward, either on a formula or discretionary basis or any combination, as the Committee determines.

Minimum Vesting of Share-Based Awards

Notwithstanding any other provision of this Plan to the contrary, Awards granted pursuant to Article 6, 7, 8, or 10 of this Plan shall be subject to a minimum vesting period of at least one (1) year, provided, however, such vesting may be cliff or graded (starting no earlier than one (1) year after grant, provided, that, no more than five percent (5%) of the maximum number of Shares authorized for issuance under this Plan pursuant to Section 4.1(a) may be granted with a minimum vesting period of less than one (1) year. Nothing in this Article 13 shall preclude the Committee from taking action, in its sole discretion, to accelerate the vesting of any Award in connection with or following a Participant’s death, Disability, involuntary termination of service (other than for Cause), an Employee’s termination for Good Reason or, subject to Article 17, the consummation of a Change in Control.

Dividend Equivalents

Any Participant selected by the Committee may be granted dividend equivalents based on the dividends declared on Shares that are subject to any Award, to be credited as of dividend payment dates, during the period between the date the Award is granted and the date the Award is exercised, vests or expires, as determined by the Committee. Such dividend equivalents shall be converted to cash or additional Shares by such formula and at such time and subject to such limitations as may be determined by the Committee. Notwithstanding the foregoing, for all Awards, the payment of dividend equivalents prior to an Award becoming vested shall be prohibited, and the Committee shall determine the extent to which dividend equivalents may accrue during the vesting period and become payable upon vesting.

Beneficiary Designation

Each Participant under this Plan may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under this Plan is to be paid in case of his death before he receives any or all of such benefit. Each such designation shall revoke all prior designations by the same Participant, shall be in a form prescribed by the Committee, and will be effective only when filed by the Participant in writing with the Company, or the Company’s designated agent, during the Participant’s lifetime. In the absence of any such beneficiary designation, benefits remaining unpaid or rights remaining unexercised at the Participant’s death shall be paid to or exercised by the Participant’s executor, administrator, or legal representative.

Rights of Participants

Employment. Nothing in this Plan or an Award Agreement shall interfere with or limit in any way the right of the Company, its Affiliates, and/or its Subsidiaries, to terminate any Participant’s employment, or service to the Company, at any time or for any reason not prohibited by law, nor confer upon any Participant any right to continue their employment or service as a Third Party Service Provider for any specified period of time.

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Neither an Award nor any benefits arising under this Plan shall constitute an employment contract with the Company, its Affiliates, and/or its Subsidiaries and, accordingly, subject to Articles 3 and 18, this Plan and the benefits hereunder may be terminated at any time in the sole and exclusive discretion of the Committee without giving rise to any liability on the part of the Company, its Affiliates or Subsidiaries, or the Committee.

Participation. No individual shall have the right to be selected to receive an Award under this Plan, or, having been so selected, to be selected to receive a future Award.

Rights as a Shareholder. Except as otherwise provided herein, a Participant shall have none of the rights of a shareholder with respect to Shares covered by any Award until the Participant becomes the record holder of such Shares.

Change of Control

Change of Control of the Company. Notwithstanding any other provision of this Plan to the contrary, the provisions of this Article 17 shall apply in the event of a Change of Control, unless otherwise determined by the Committee in connection with the grant of an Award as reflected in the applicable Award Agreement or other agreement between the Participant and the Company or a subsidiary or Affiliate.

If, upon a Change of Control, a Participant receives a new Award which qualifies as a “Replacement Award” (as defined below), the Award shall continue subject to the terms of the Replacement Award.

If, upon a Change of Control that results in the Company’s Shares no longer being traded on the NASDAQ or another established securities market and no Replacement Award is granted to a Participant, the unvested portion of an Award whose vesting is based only on a service requirement shall become immediately vested and exercisable, as applicable, upon the Change of Control.

Notwithstanding subparagraph (a) and except as may be otherwise provided in an Award Agreement, upon a Change of Control, with respect to Awards that are Performance Shares or Performance Units issued pursuant to Article 9 of this Plan, a pro-rata portion of the Award shall be immediately earned, vested and payable; such portion shall be determined based on the portion of the Performance Period that has elapsed as of (i) the date of the Change of Control, if the Performance Measure is based on stock price, or (ii) the end of the last full calendar quarter preceding or commensurate with the date of the Change of Control if the Performance Measure is not based on stock price (in each case, the “Adjusted Measurement Date”). The Award amount that will be considered earned and payable will be calculated based on the higher of target or actual performance measured as of the Adjusted Measurement Date. To the extent any earned Awards that are Performance Shares or Performance Units have not been paid prior to the Change of Control because they are subject to vesting, such earned but unvested Awards shall become immediately vested, and payable upon the Change of Control.

Except as provided in subparagraph (c) or as otherwise provided in an Award Agreement, if, following a Change of Control, the Company’s Shares continue to be traded on the NASDAQ or another established securities market, outstanding Awards shall continue in effect and be treated as Replacement Awards as described in subparagraph (a).

Notwithstanding any of subparagraphs (a), (b) or (d) of this Section 17.1, the Committee may, in its sole discretion, determine that any or all outstanding Awards granted under this Plan, whether or not exercisable, will be canceled and terminated, and that in connection with such cancellation and termination, the holder of such Award may receive for each Share of Common Stock subject to such Awards a cash payment (or the delivery of shares of stock, other securities or a combination of cash, stock and securities equivalent to such cash payment) equal to the difference, if any, between the consideration received by shareholders of the Company in respect of a Share of Common Stock in connection with such transaction and the purchase price per share, if any, under the Award multiplied by the number of Shares of Common Stock subject to such Award; provided that if such product is zero or less or to the extent that the Award is not then exercisable, the Awards will be canceled and terminated without payment therefor.

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Replacement Awards. An Award shall be considered a Replacement Award if: (i) it has a value at least equal to the value of the Award it is replacing as determined by the Committee in its sole discretion; (ii) it relates to publicly traded equity securities of the Company or its successor in the Change of Control or another entity that is affiliated with the Company or its successor following the Change of Control; and (iii) its other terms and conditions are not less favorable to the Participant than the terms and conditions of the Award it is replacing (including the provisions that would apply in the event of a subsequent Change of Control). Without limiting the generality of the foregoing, the Replacement Award may take the form of a continuation of the Award it is replacing if the requirements of the preceding sentence are satisfied. The determination of whether the conditions of this Section 17.2 are satisfied shall be made by the Committee, as constituted immediately before the Change of Control, in its sole discretion.

Termination of Employment. With respect to Employees only, except as may otherwise be provided in the Award Agreement, upon a termination of employment other than for Cause, of an Employee; occurring in connection with or during the period of two (2) years after a Change of Control, (i) all Replacement Awards held by the Employee shall become fully vested and (if applicable) exercisable and free of restrictions, and (ii) all Stock Options and Stock Appreciation Rights held by the Employee immediately before the termination of employment that the Employee held as of the date of the Change of Control or that constitute Replacement Awards shall remain exercisable for not less than one (1) year following such termination or until the expiration of the stated term of such Stock Option or SAR, whichever period is shorter; provided, that if the applicable Award Agreement provides for a longer period of exercisability, that provision shall control.

Reduction of Excess Parachute Payments. Except as may be provided in an employment or severance compensation or service agreement between the Company and the Participant, if, in connection with a Change of Control, a Participant’s payment of any Awards will cause the Participant to be liable for federal excise tax under Code Section 4999 levied on certain “excess parachute payments” as defined in Code Section 280G (“Excise Tax”), then the payments made pursuant to the Awards shall be reduced (or repaid to the Company, if previously paid or provided) as provided below:

If the payments due upon of Change of Control under this Plan and any other agreement between a Participant and the Company, exceed 2.99 times the Participant’s “base amount,” as defined in Code Section 280G, a reduced payment amount shall be calculated by reducing the payments to the minimum extent necessary so that no portion of any payment, as so reduced or repaid, constitutes an excess parachute payment. If it is determined that any Excise Tax is payable by a Participant, the Participant shall receive either (i) all payments otherwise due; or (ii) the reduced payment amount described in the preceding sentence, whichever will provide the Participant with the greater after-tax economic benefit taking into account for these purposes any applicable Excise Tax.

Whether payments are to be reduced pursuant to this Section 17.3, and the extent to which they are to be so reduced, will be determined solely by the Company in good faith and the Company will notify the Participant in writing of its determination.

In no event shall a Participant be entitled to receive any kind of gross-up payment or Excise Tax reimbursement from the Company.

Amendment, Modification, Suspension, and Termination

Amendment, Modification, Suspension, and Termination. Subject to Section 18.3, the Committee may, at any time and from time to time, alter, amend, modify, suspend, or terminate this Plan and any Award Agreement in whole or in part; provided, however, that, (i) without the prior approval of the Company’s shareholders and except as provided in Section 4.3, Options or SARs issued under this Plan will not be repriced, repurchased (including a cash buyout), replaced, or regranted through cancellation, or by lowering the Option Price of a previously granted Option or the Grant Price of a previously granted SAR, (ii) any amendment of this Plan must comply with the rules of the NASDAQ, and (iii) no material amendment of this Plan shall be made without shareholder approval if shareholder approval is required by law, regulation, or stock exchange rule.

Adjustment of Awards Upon the Occurrence of Certain Unusual or Nonrecurring Events. The Committee may make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in Section 4.3 hereof) affecting the Company or the financial statements of the Company or of changes in applicable laws, regulations, or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent unintended dilution or enlargement of the benefits or potential benefits intended to be made available under this Plan. The determination of the Committee as to the foregoing adjustments, if any, shall be conclusive and binding on Participants under this Plan.

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Awards Previously Granted. Notwithstanding any other provision of this Plan to the contrary (other than Section 18.4), no termination, amendment, suspension, or modification of this Plan or an Award Agreement shall adversely affect in any material way any Award previously granted under this Plan, without the written consent of the Participant holding such Award.

Amendment to Conform to Law. Notwithstanding any other provision of this Plan to the contrary, the Committee may amend this Plan or an Award Agreement, to take effect retroactively or otherwise, as deemed necessary or advisable for the purpose of conforming this Plan or an Award Agreement to any present or future law relating to plans of this or similar nature (including, but not limited to, Code Section 409A), and to the administrative regulations and rulings promulgated thereunder. By accepting an Award under this Plan, a Participant agrees to any amendment made pursuant to this Section 18.4 to any Award granted under this Plan without further consideration or action.

Withholding

Tax Withholding. The Company shall have the power and the right to deduct or withhold from any amounts due and owing to the Participant, or require a Participant to remit to the Company, up to the maximum statutory amount to satisfy federal, state, and local taxes, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising as a result of this Plan.

Share Withholding. With respect to withholding required upon the lapse of restrictions on Restricted Stock and Restricted Stock Units, or upon the achievement of performance goals related to Performance Shares, or any other taxable event arising as a result of an Award granted hereunder, the Committee may establish provisions in the applicable Award Agreements to satisfy the withholding requirement, in whole or in part, by having the Company withhold whole Shares having a Fair Market Value on the date the tax is to be determined up to the maximum statutory total tax withholding that could be imposed on the transaction.

Successors

All obligations of the Company under this Plan with respect to Awards granted hereunder shall be binding on any successor to the Company, regardless of whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

General Provisions

Forfeiture Events. Any Awards granted under this Plan will be subject to recoupment in accordance with any clawback policy that the Company currently has in effect, or is required to adopt or modify, pursuant to the listing standards of any national securities exchange or association on which the Company’s securities are listed or as is otherwise required by the Dodd-Frank Wall Street Reform and Consumer Protection Act or the Sarbanes-Oxley Act of 2002, or other applicable law (“Clawback Policy”). In addition, the Committee or the Board may impose such clawback, recovery or recoupment provisions in an Award Agreement as the Committee or the Board determines necessary or appropriate, including but not limited to a reacquisition right in respect of previously acquired Shares or other cash or property as set forth in the Award Agreement. No recovery of compensation under this Section will be an event giving rise to a right to resign for “good reason” or “constructive termination” (or similar term) under any agreement or otherwise with the Company.

Legend. The certificates for Shares may include any legend which the Committee deems appropriate to reflect any restrictions on transfer of such Shares.

Gender and Number. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine, the plural shall include the singular, and the singular shall include the plural.

Severability. In the event any provision of this Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of this Plan, and this Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

Requirements of Law. The granting of Awards and the issuance of Shares under this Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

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Delivery of Title. The Company shall have no obligation to issue or deliver evidence of title for Shares issued under this Plan prior to:

Obtaining any approvals from governmental agencies that the Company determines are necessary or advisable; and

Completion of any registration or other qualification of the Shares under any applicable national or foreign law or ruling of any governmental body that the Company determines to be necessary or advisable.

Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

Investment Representations. The Committee may require any individual receiving Shares pursuant to an Award under this Plan to represent and warrant in writing that the individual is acquiring the Shares for investment and without any present intention to sell or distribute such Shares.

Employees Based Outside the United States. Notwithstanding any provision of this Plan to the contrary, in order to comply with the laws in other countries in which the Company, its Affiliates, and/or its Subsidiaries operate or have Employees, Third Party Service Providers, the Committee, in its sole discretion, shall have the power and authority to:

Determine which Affiliates and Subsidiaries shall be covered by this Plan;

Determine which Employees and/or Third Party Service Providers outside the United States are eligible to participate in this Plan;

Modify the terms and conditions of any Award granted to Employees and/or Third Party Service Providers outside the United States to comply with applicable foreign laws;

Establish subplans and modify exercise procedures and other terms and procedures, to the extent such actions may be necessary or advisable. Any subplans and modifications to Plan terms and procedures established under this Section 21.9 by the Committee shall be attached to this Plan document as appendices; and

Take any action, before or after an Award is made, that it deems advisable to obtain approval or comply with any necessary local government regulatory exemptions or approvals.

Notwithstanding the above, the Committee may not take any actions hereunder, and no Awards shall be granted, that would violate applicable law.

Uncertificated Shares. To the extent that this Plan provides for issuance of certificates to reflect the transfer of Shares, the transfer of such Shares may be effected on a noncertificated basis, to the extent not prohibited by applicable law or the rules of any stock exchange.

Unfunded Plan. Participants shall have no right, title, or interest whatsoever in or to any investments that the Company, and/or its Subsidiaries, and/or its Affiliates may make to aid it in meeting its obligations under this Plan. Nothing contained in this Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company and any Participant, beneficiary, legal representative, or any other individual. To the extent that any individual acquires a right to receive payments from the Company, its Subsidiaries, and/or its Affiliates under this Plan, such right shall be no greater than the right of an unsecured general creditor of the Company, a Subsidiary, or an Affiliate, as the case may be. All payments to be made hereunder shall be paid from the general funds of the Company, a Subsidiary, or an Affiliate, as the case may be and no special or separate fund shall be established and no segregation of assets shall be made to assure payment of such amounts except as expressly set forth in this Plan.

No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to this Plan or any Award. To the extent an Award that is payable under this Plan shall include fractional Shares, such fractional Shares shall be rounded to the nearest whole Share.

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Retirement and Welfare Plans. Neither Awards made under this Plan nor Shares or cash paid pursuant to such Awards may be included as “compensation” for purposes of computing the benefits payable to any Participant under the Company’s or any Subsidiary’s or Affiliate’s retirement plans (both qualified and non-qualified) or welfare benefit plans unless such other plan expressly provides that such compensation shall be taken into account in computing a Participant’s benefit.

Deferred Compensation. If any Award would be considered deferred compensation as defined under Code Section 409A and if this Plan fails to meet the requirements of Code Section 409A with respect to such Award, then such Award shall be null and void. However, the Committee may permit deferrals of compensation pursuant to the terms of a Participant’s Award Agreement, a separate plan or a subplan which meets the requirements of Code Section 409A and any related guidance. Additionally, to the extent any Award is subject to Code Section 409A, notwithstanding any provision herein to the contrary, this Plan does not permit the acceleration or delay of the time or schedule of any distribution related to such Award, except as permitted by Code Section 409A, the regulations thereunder, and/or the Secretary of the United States Treasury.

Nonexclusivity of this Plan. The adoption of this Plan shall not be construed as creating any limitations on the power of the Board or Committee to adopt such other compensation arrangements as it may deem desirable for any Participant.

No Constraint on Corporate Action. Nothing in this Plan shall be construed to: (i) limit, impair, or otherwise affect the Company’s or a Subsidiary’s or an Affiliate’s right or power to make adjustments, reclassifications, reorganizations, or changes of its capital or business structure, or to merge or consolidate, or dissolve, liquidate, sell, or transfer all or any part of its business or assets; or (ii) limit the right or power of the Company or a Subsidiary or an Affiliate to take any action which such entity deems to be necessary or appropriate.

Governing Law. This Plan shall be governed by the laws of the State of Illinois, without regard to choice-of-law principles. The Participants consent to personal and exclusive jurisdiction and venue in Cook County in the State of Illinois. Any controversy or claim arising out of or relating to (i) a Participant’s employment with the Company or a Subsidiary or Affiliate and/or (ii) the Plan, or the breach thereof, shall be settled by arbitration administered by the American Arbitration Association in accordance with its Employment Arbitration Rules before a single arbitrator in Chicago, Illinois, and judgment on the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. The Company and the Participant will each be responsible for their own attorneys’ fees and expenses incurred in connection with any such arbitration. The decision arrived at by the arbitrator shall be binding upon all parties to the arbitration and no appeal shall lie therefrom, except as provided by the Federal Arbitration Act. These arbitration procedures are intended to be the exclusive method of resolving any claim or dispute arising out of or related to this Plan, including the applicability of this Section; provided, however, that any party seeking injunctive relief in connection with a breach or anticipated breach of the Plan will do so in a state or federal court of competent jurisdiction within the Northern District of Illinois.

As evidence of its adoption of this Plan, the Company has caused this document to be executed by its duly authorized officer on the ___ day of __________, 2022.

LIFEWAY FOODS, INC.

By:

Name: Julie Smolyansky

Title: Chief Executive Officer

A-20

Appendix B

LIFEWAY FOODS, INC. 2022 NON-EMPLOYEE DIRECTOR EQUITY AND DEFERRED COMPENSATION PLAN

Lifeway Foods, Inc.
2022 Non-Employee Director Equity and

Deferred Compensation Plan

Effective____________ __, 2022

B-1

Lifeway Foods, Inc.
2022 Non-Employee Director Equity and

Deferred Compensation Plan

Establishment, Purpose, and Duration

Establishment. Lifeway Foods, Inc. (the “Company”), establishes a compensation plan to be known as the Lifeway Foods, Inc. Non-Employee Director Equity and Deferred Compensation Plan (this “Plan”), in accordance with the terms and conditions of the Plan as set forth in this document.

This Plan’s effective date is the date this Plan is approved by the Company's shareholders at an Annual Meeting (the “Effective Date”), and this Plan shall remain in effect as provided in Section 1.3 hereof.

Purpose of this Plan. The purpose of this Plan is to enable the Company to pay part of the compensation of its non-employee Directors in restricted stock units (“RSUs”) as defined below representing the Company’s common stock and to allow the Company’s non-employee Directors to defer some or all of their directors’ fees.

Duration of this Plan. Unless sooner terminated as provided herein, this Plan shall terminate ten years from the Effective Date. After this Plan is terminated, no RSU Compensation may be granted but RSU Compensation previously granted shall remain outstanding in accordance with its applicable terms and conditions and this Plan’s terms and conditions.

Definitions

Whenever used in this Plan, the following terms shall have the meanings set forth below, and when the meaning is intended, the initial letter of the word shall be capitalized.

“Administrator” means the Chief Financial Officer of the Company.

“Affiliate” shall mean any corporation or other entity (including, but not limited to, a partnership or a limited liability company), that is affiliated with the Company through stock or equity ownership or otherwise, and is designated as an Affiliate for purposes of this Plan by the Administrator.

“Annual Grant Limits” and “Grant Limits” shall mean the number of RSUs and dollar amounts set forth in Section 4.1.

“Annual Meeting” means the annual meeting of the shareholders of the Company held in the relevant year.

“Beneficiary” or “Beneficiaries” means any person or persons designated on a Beneficiary Designation Form by a Director as allowed in Article 10 to receive RSU Compensation and unpaid Deferred Benefits under this Plan. If there is no valid designation by the Director, or if the designated Beneficiary or Beneficiaries fail to survive the Director or otherwise fail to take the benefit, the Director’s Beneficiary shall be the first of the following who survives the Director: (i) a Director’s spouse (the person legally married to the Director when the Director dies); (ii) the Director’s children in equal shares, and (iii) the Director’s estate.

“Beneficiary Designation Form” means a form acceptable to the Administrator or its designee used by a Director pursuant to Article 10 hereof to name their Beneficiary or Beneficiaries who will receive their RSU Compensation and unpaid Deferred Benefits under this Plan, if any, when they die.

“Board” or “Board of Directors” means the Board of Directors of the Company.

“Cash Compensation” means any retainers or other fees payable to a Director in cash in consideration for services performed as a Director.

B-2

“Change in Control” means the occurrence of any of the following events:

Any one Person, or more than one Person acting as a group, excluding Julie Smolyansky, Edward Smolyansky, Ludmila Smolyansky and members of their families, acquires ownership of stock (as determined under Section 318(a) of the Code) of the Company that, together with stock held by such Person or group, constitutes more than fifty percent (50%) of the total Fair Market Value or total voting power of the stock of the Company; provided, however, that if any one Person or more than one Person acting as a group, is considered to own more than fifty percent (50%) of the total Fair Market Value or total voting power of the stock of the Company, the acquisition of additional stock by the same Person or Persons is not considered to cause a Change in Control of the Company. This paragraph applies only when there is a transfer of stock of the Company (or issuance of stock of the Company) and stock in the Company remains outstanding after the transaction.

Any one Person, or more than one Person acting as a group, excluding Julie Smolyansky, Edward Smolyansky, Ludmila Smolyansky and members of their families, acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such Person or Persons) ownership of stock (as determined under Section 318(a) of the Code) of the Company possessing thirty percent (30%) or more of the total voting power of the stock of the Company; provided, however, that if any one Person or more than one Person acting as a group, is considered to own thirty percent (30%) or more of the total voting power of the stock of the Company, the acquisition of additional stock by the same Person or Persons is not considered to cause a Change in Control of the Company.

a majority of members of the Company's Board of Directors (the "Incumbent Directors") is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the Incumbent Directors, provided that no other Company is a majority shareholder of the Company.

any one Person, or more than one Person acting as a group, acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such Person or Persons) assets from the Company that have a total gross Fair Market Value equal to or more than forty percent (40%) of the total gross Fair Market Value of all of the assets of the Company immediately prior to such acquisition(s); provided, however, that a transfer of assets by the Company is not treated as a Change in Control if the assets are transferred to (A) a shareholder of the Company (immediately before the asset transfer) in exchange for or with respect to its stock; (B) an entity, fifty percent (50%) or more of the total value or voting power of which is owned, directly or indirectly, by the Company; (C) a Person, or more than one Person acting as a group, that owns, directly or indirectly, fifty percent (50%) or more of the total value or voting power of all outstanding stock of the Company; or (D) an entity, at least fifty percent (50%) of the total value or voting power of which is owned, directly or indirectly, by a Person described in the previous subsection (C). For purposes of this paragraph, (1) gross Fair Market Value means the value of the assets of the Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets, and (2) a Person's status is determined immediately after the transfer of the assets.

Persons will be considered to be acting as a group if they are owners of a Company that enters into a merger, consolidation, purchase or acquisition of stock, or similar transaction with the Company. If a Person, including an entity, owns stock in both Companies that enter into a merger, consolidation, purchase or acquisition of stock, or similar transaction, such shareholder is considered to be acting as a group with other shareholders in the Company prior to the transaction giving rise to the Change in Control and not with respect to the ownership interest in the other Company. Persons will not be considered to be acting as a group solely because they purchase or own stock of the Company at the same time, or as a result of the same public offering.

For purposes of this section, the following terms have the meanings set forth below:

(a)	“Beneficial Owner” shall have the meaning ascribed to such term in Rule 13d-3 of the General Rules and Regulations under the Exchange Act.

(b)	“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, or any successor act thereto.

(c)	"Person" shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including a “group” as defined in Section 13(d) thereof.

B-3

“Code” means the U.S. Internal Revenue Code of 1986, as amended from time to time. For purposes of this Plan, references to sections of the Code shall be deemed to include references to any applicable regulations thereunder and any successor or similar provision.

“Common Stock” means the common stock of the Company.

“Company” means Lifeway Foods, Inc. and any successor thereto as provided in Article 11 herein.

“Compensation Year” means the 12-month period commencing on each July 1st and ending the following June 30th during which Directors’ Cash Compensation is paid.

“Deferral Election” means a Director’s election to defer Cash Compensation or RSU Compensation granted or earned during the Deferral Year.

“Deferral Election Form” means any instrument, whether in paper, electronic or such other form or manner prescribed by the Administrator, governed by the provisions of Article 7 of this Plan, including the related Beneficiary Designation Form that applies to all of that Director’s Deferred Benefits under the Plan.

“Deferral Year” means a calendar year for which a Director has an operative Deferral Election Form.

“Deferred Benefit” means either a Deferred Cash Benefit or a Deferred RSU Benefit under the Plan for a Director who has submitted an operative Deferral Election Form pursuant to Article 7 of this Plan.

“Deferred Cash Account” means that bookkeeping record established for each Director who elects to defer some or all of their Cash Compensation as cash for a Compensation Year. A Deferred Cash Account is established only for purposes of measuring a Deferred Cash Benefit and not to segregate assets or to identify assets that may or must be used to satisfy a Deferred Cash Benefit. A Deferred Cash Account will be credited with the Director’s Cash Compensation deferred as a Deferred Cash Benefit according to a Deferral Election Form and according to Section 7.3 of this Plan. There will be no crediting of interest, earnings or losses on Deferred Cash Accounts.

“Deferred Cash Benefit” means the Cash Compensation that a Director elects to defer as a Deferred Cash Benefit under Article 7, that results in payments governed by Section 7.3 and Article 8 of this Plan.

“Deferred RSU Account” means that bookkeeping record established for each Director who elects to defer some or all of their Cash Compensation and/or RSU Compensation as a Deferred RSU Benefit. A Deferred RSU Account is established only for purposes of measuring a Deferred RSU Benefit and not to segregate assets or to identify assets that may or must be used to satisfy a Deferred RSU Benefit. A Deferred RSU Account will be credited with the Director’s Cash Compensation and/or RSU Compensation deferred as a Deferred RSU Benefit according to a Deferral Election Form and according to Section 7.4 of this Plan.

“Deferred RSU Benefit” means cash and/or RSU Compensation that a Director elects to defer as RSUs under Article 7 that results in payments governed by Section 7.4 and Article 8 of this Plan.

“Director” means each director of the Company who is not an employee of the Company.

“Disabled” or “Disability” means a Director’s inability to engage in any substantial gainful activity because of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted, or can be expected to last, for a continuous period of twelve (12) months or longer.

“Effective Date” has the meaning set forth in Section 1.1.

“Election Date” means the date established by this Plan as the date before which a Director must submit a valid Deferral Election Form to the Administrator. For each Deferral Year, the Election Date is December 31 of the preceding calendar year. However, for an individual who becomes a Director during a Deferral Year, the Election Date is the thirtieth day following the date they become a Director. The Administrator may set an earlier date as the Election Date for any Deferral Year.

B-4

“Fair Market Value” means, on any given date, the closing price of a Share as reported on the Nasdaq Global Market (“Nasdaq”) composite tape on such date, or if Shares were not traded on the Nasdaq on such day, then on the next preceding day that Shares were traded on the Nasdaq; in the event Shares are traded only on an exchange other than the Nasdaq, references herein to the Nasdaq shall mean such other exchange. The Company may use an alternate method of determining the value of Shares for accounting or any other purpose.

“Financial Emergency” means a severe financial hardship to the Director resulting from an illness or accident of the Director, the Director’s spouse, or the Director’s dependent; loss of the Director’s property due to casualty; or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Director and qualifying as an Unforeseeable Emergency for purposes of Code Section 409A.

“Grant” means the grant of RSUs made to Directors pursuant to Article 6 of this Plan.

“Grant Date” means the date a Grant is made to a Director pursuant to Article 6 of this Plan.

“Plan” means this Lifeway Foods, Inc. 2022 Non-Employee Director Equity and Deferred Compensation Plan.

“RSUs” means the restricted stock units that are granted under Article 6, or are accrued in a Director’s Deferred RSU Account pursuant to Section 7.4. Each RSU shall equal the value of one Share. Cash Compensation that a Director has elected to defer as a Deferred RSU Benefit shall be converted to RSUs based on the Fair Market Value of Shares on the date the Cash Compensation would otherwise be paid to the Director.

“RSU Compensation” means RSUs granted to the Directors pursuant to Article 6, if any, as part of their annual compensation.

“Share” means a share of Common Stock of the Company.

“Subsidiary” means any corporation or other entity, whether domestic or foreign, in which the Company has or obtains, directly or indirectly, a proprietary interest of more than fifty percent (50%) by reason of stock ownership or otherwise.

“Terminate”, “Terminating”, or “Termination”, with respect to a Director, means cessation of their relationship with the Company as a director whether by death, Disability or severance for any other reason provided there is a “separation from service” for purposes of Code Section 409A.

“Vesting Year” means, with respect to each Grant pursuant to Article 6, the 12-month period commencing on the date of an Annual Meeting at which an RSU Grant is made, and with respect to that Grant, all subsequent 12-month periods until the RSUs are either fully vested or forfeited pursuant to the terms of the Grant and this Plan.

Administration

General. The Administrator shall be responsible for administering this Plan, subject to this Article 3 and the other provisions of this Plan. The Administrator may employ attorneys, consultants, accountants, agents, and other individuals, any of whom may be an employee, and the Administrator, the Company, and its officers and Directors shall be entitled to rely upon the advice, opinions, or valuations of any such individuals. All actions taken and all interpretations and determinations made by the Administrator shall be final and binding upon the Directors, the Company, and all other interested individuals.

Authority of the Administrator. The Administrator shall have full and exclusive discretionary power to interpret the terms and the intent of this Plan and any agreement or document ancillary to or in connection with this Plan, to determine eligibility for Grants and the right to make deferrals, and to adopt such rules, regulations, forms, instruments, and guidelines for administering this Plan as the Administrator may deem necessary or proper. Such authority shall include, but not be limited to, determining Grant recipients, establishing Grant and deferral terms and conditions, construing any ambiguous provision of the Plan, and, subject to Article 12, adopting modifications and amendments to this Plan, including without limitation, any that are necessary to comply with applicable laws.

Delegation. The Administrator may delegate to one or more officers of the Company, and/or its Subsidiaries and Affiliates or to one or more agents or advisors such administrative duties or powers as it may deem advisable, and the Administrator or any individuals to whom it has delegated duties or powers as aforesaid may employ one or more individuals to render advice with respect to any responsibility the Administrator or such individuals may have under this Plan.

B-5

Shares Subject to this Plan and Maximum Grants

Number of Shares Available for Grants.

(a)	Subject to adjustment as provided in Section 4.3, the maximum number of Shares available for issuance to Directors under this Plan is 500,000 Shares.

(b)	The aggregate Fair Market Value (determined as of the Grant Date) of Shares that may be issued as RSU Compensation Grants under Section 6.1 of this Plan to a Director in any year shall not exceed $170,000.

Share Usage. RSUs covered by a Grant or deferral election under Section 7.4 shall only be counted as Shares used to the extent they are actually issued. Any Shares related to Grants or Deferred RSUs which terminate by forfeiture, cancellation, or otherwise shall be available again for grant under this Plan. The Shares available for issuance under this Plan may consist, in whole or in part, of authorized and unissued Shares, treasury Shares, or Shares reacquired by the Company in any manner.

Adjustments in Authorized Shares. In the event of any corporate event or transaction (including, but not limited to, a change in the Shares of the Company or the capitalization of the Company) such as a merger, consolidation, reorganization, recapitalization, separation, partial or complete liquidation, stock dividend, stock split, reverse stock split, split up, spin-off, or other distribution of stock or property of the Company, combination of Shares, exchange of Shares, dividend in kind, or other like change in capital structure, number of outstanding Shares or distribution (other than normal cash dividends) to shareholders of the Company, or any similar corporate event or transaction, the Administrator, in its sole discretion, in order to prevent dilution or enlargement of Directors’ rights under this Plan, shall substitute or adjust, as applicable, the number and kind of Shares that may be issued under this Plan, the number and kind of Shares subject to outstanding Grants or deferral elections, the Annual Grant Limits, and other value determinations applicable to outstanding Grants and Deferred RSUs.

The Administrator, in its sole discretion, may also make appropriate adjustments in the terms of any Grants under this Plan to reflect or relate to such changes or distributions and to modify any other terms of outstanding Grants. The determination of the Administrator as to the foregoing adjustments, if any, shall be conclusive and binding on Directors under this Plan.

Subject to the provisions of Section 6.7 and notwithstanding anything else herein to the contrary, without affecting the number of Shares reserved or available hereunder, the Administrator may authorize the issuance or assumption of benefits under this Plan in connection with any merger, consolidation, acquisition of property or stock, or reorganization upon such terms and conditions as it may deem appropriate.

Eligibility and Participation

Eligibility. Each Director of the Company shall be eligible to participate in this Plan until the Director is no longer serving as a non-employee director of the Company.

Grants of RSUs

Annual Grants. As of the date of the Company’s Annual Meeting each year, the Company may make a Grant of RSUs to each Director. The number of RSUs granted to each Director, if any, shall be determined solely at the discretion of the Company, and the Company’s decision to make an RSU Grant in one year, shall not entitle any Director to RSU Grants in any other year. Except as provided herein, the RSUs shall remain unvested and forfeitable.

Partial Year Directors. For individuals who become Directors after the date of the Annual Meeting for a year in which an RSU Grant pursuant to Section 6.1 has been made, such Directors shall receive a pro-rata RSU Grant; the pro-rata number of RSUs made under such Grant shall equal the number of RSUs granted pursuant to Section 6.1, times a fraction; the numerator of such fraction shall equal (365 – x) where x = the number of days that have elapsed since the RSU Grant under Section 6.1 for that year was made, and the denominator of such fraction shall be 365.

Limits on Shares and RSUs. The Administrator shall have the authority to increase the number of RSUs granted to each Director for a year but in no event shall the amount granted exceed the limits set forth in Article 4 above.

B-6

Vesting and Payment of RSUs. Subject to Section 6.7, each Director’s RSUs pursuant to a Grant (including the RSUs of Directors whose Grants were subject to Section 6.2) shall become vested and non-forfeitable based on the number of Vesting Years that the Company shall designate for such Grant as of the Grant Date. The Company may determine each year, in its sole discretion, that a different vesting schedule shall apply to the Grant for that year without regard to the vesting schedule that applies to any prior years’ Grants. Unless deferred pursuant to Article 7 hereof, any RSUs that become vested shall be paid out in Shares as soon as administratively practicable after the RSUs vest, and such payment shall in no event be made later than March 15th of the year following the year in which the RSUs vest.

Death or Disability Before Vesting. Subject to Section 6.7, if a Director dies or becomes Disabled while they are a Director, all RSUs that are forfeitable shall become fully vested and paid as of the date of the Director’s death or Disability.

Forfeiture of Nonvested RSUs. (a) Subject to subparagraph (b), and Sections 6.5 and 6.7, all RSUs that are forfeitable shall be forfeited if a Director Terminates their service as a director before the RSUs become vested under Section 6.4.

(b)     Notwithstanding subparagraph (a) hereof, a Director who elects not to stand for reelection as a Director at the next-following Annual Meeting, shall vest in a pro-rata portion of their outstanding Grants at the Annual Meeting at which their service as a Director Terminates. For the avoidance of doubt, (i) if such Director’s service Terminates prior to such Annual Meeting for any reason, the Director shall not be entitled to pro-rata accelerated vesting pursuant to this Section 6.6(b); and (ii) for purposes of determining the pro-rata number of outstanding RSU Grants that shall vest under this subparagraph (b), if the applicable Grant provides for multi-year vesting, each Vesting Year’s tranche shall be calculated separately based on the specific vesting period applicable to such tranche.

Change in Control of the Company. Notwithstanding any other provision of this Plan to the contrary, the provisions of this Section 6.7 shall apply in the event of a Change in Control, unless otherwise determined by the Administrator in connection with a Grant or Deferred RSUs.

If, upon a Change of Control, a Director receives a new Grant or other amount which qualifies as a “Replacement Grant” (as defined below), the Award shall continue subject to the terms of the Replacement Grant.

If, upon a Change of Control that results in the Company’s Shares no longer being traded on the Nasdaq or another established securities market and no Replacement Grant is granted to a Director, the unvested portion of a Grant shall become immediately vested upon the Change of Control.

If, following a Change of Control, the Company’s Shares continue to be traded on the Nasdaq or another established securities market, outstanding Grants shall continue in effect and be treated as Replacement Awards as described in subparagraph (a).

Notwithstanding any of subparagraphs (a), (b) or (c) of this Section 6.7, the Administrator may, in its sole discretion, determine that any or all outstanding RSU Grants and Deferred RSUs under this Plan will be canceled and terminated, and that in connection with such cancellation and termination, the holder of such Grant or Deferred RSUs may receive for each Share of Common Stock subject to such Grant or Deferred RSU a cash payment (or the delivery of shares of stock, other securities or a combination of cash, stock and securities equivalent to such cash payment) equal to the consideration received by shareholders of the Company in respect of a Share of Common Stock in connection with such transaction multiplied by the number of Shares of Common Stock subject to such Grant or Deferred RSUs.

A grant shall be considered a Replacement Grant if: (i) it has a value at least equal to the value of the Grant or Deferred RSUs it is replacing as determined by the Administrator in its sole discretion; (ii) it relates to publicly traded equity securities of the Company or its successor in the Change of Control or another entity that is affiliated with the Company or its successor following the Change of Control; and (iii) its other terms and conditions are not less favorable to the Director than the terms and conditions of the Grant or Deferred RSUs it is replacing (including the provisions that would apply in the event of a subsequent Change of Control). Without limiting the generality of the foregoing, the Replacement Grant may take the form of a continuation of the Grant or Deferred RSUs it is replacing if the requirements of the preceding sentence are satisfied. The determination of whether the conditions of this Section 6.7 are satisfied shall be made by the Administrator (in place immediately prior to the Change in Control) in its sole discretion.

With respect to Grants for which a Deferral Election has been made under Article 7, such Grants shall vest pursuant to paragraph (a) but the Deferral Election with respect to such Grants shall remain in place.

B-7

Dividend Equivalents. (a) If, prior to vesting and the payment of any RSUs, the Company declares a cash or stock dividend on its Shares, then, on the payment date of the dividend, a Director’s RSUs and Deferred RSU Account, as applicable, shall be credited with dividend equivalents in an amount equal to the dividends that would have been paid to the Director if the Director held one Share for each RSU.

(b)                The dividend equivalents credited to the Director will be deemed to be reinvested in additional RSUs (rounded to the nearest whole share) and will be subject to the same terms and conditions as the RSU which they are attributable and shall vest or be forfeited (if applicable) at the same time as the RSUs to which they are attributable. Such additional RSUs shall also be credited with additional RSUs as any further dividends are declared.

Dividend equivalents shall be vested and paid on the same date that the RSUs to which they are attributable are vested and paid.

RSU Award Documents. Each RSU Grant under this Article 6 shall be evidenced by an Award Agreement that shall specify the number of RSUs Granted, the relevant terms that shall govern the RSU Grant, and such other provisions as the Administrator shall determine.

Deferral Elections

Right to Elect Deferrals. A Director may elect a Deferred Benefit for any Deferral Year if they are a Director at the beginning of that Deferral Year or they become a Director during that Deferral Year.

A Deferral Election is valid when a Deferral Election Form is completed, signed by the electing Director, and received by the Administrator. Deferral Elections are governed by the provisions of this Article 7.

Before each Deferral Year’s Election Date, each Director will be provided with a Deferral Election Form. Under the Deferral Election Form for a single Deferral Year, a Director may elect on or before the Election Date to defer the receipt of all or part of their Cash Compensation (in 10% multiples) as a Deferred Cash Benefit for the Deferral Year, that will be earned and payable after the Election Date.

Before each Deferral Year’s Election Date, a Director may also elect to defer the receipt of all or part of their Cash Compensation and/or RSU Compensation granted during the Deferral Year (in 10% multiples) as a Deferred RSU Benefit.

Prior to the Election Date, the Administrator may reject any Deferral Election Form for any or no reason, including to the extent necessary to comply with any federal tax or securities laws or regulations. However, the Administrator’s rejection of any Deferral Election Form must be based upon action taken without regard to any vote of the Director whose Deferral Election Form is under consideration, and the Administrator’s rejections must be made on a uniform basis with respect to similarly situated Directors. If the Administrator rejects a Deferral Election Form, the Director must be paid the amounts such Director would then have been entitled to receive if such Director had not submitted the rejected Deferral Election Form.

A Director may not revise or revoke a Deferral Election Form after the Deferral Year begins. Any revocation of a Deferral Election Form before the beginning of the Deferral Year is the same as a failure to submit a Deferral Election Form. Any writing signed by a Director expressing an intention to revoke their Deferral Election Form and delivered to the Administrator before the close of business on the relevant Election Date shall constitute a revocation of such form.

The Plan is unfunded. A Deferred Benefit is at all times a mere contractual obligation of the Company. The Company will not segregate any funds or assets for Deferred Benefits nor issue any notes or security for the payment of any Deferred Benefit.

A Director has no control over Deferred Benefits except according to their Deferral Election Forms and Beneficiary Designation Forms.

A Director’s Deferred Cash Account and Deferred RSU Account are not subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, or charge, and any attempt to do so is void. Deferred Benefits are not subject to attachment or legal process for a Director’s debts or other obligations. Nothing contained in this Plan gives any Director any interest, lien, or claim against any specific asset of the Company. A Director or their Beneficiary has no rights to receive Deferred Benefits other than as a general creditor of the Company.

B-8

Effect of No Election. A Director who has not submitted a valid Deferral Election Form to the Administrator on or before the relevant Election Date may not defer their Cash Compensation or RSU Compensation for the applicable Deferral Year.

Deferred Cash Benefits.

Deferred Cash Benefits will be allocated to a Deferred Cash Account for each Director as of the day they would have been paid to such Director but for the applicable Deferral Election. No interest, earnings or losses shall be credited or accrued on Deferred Cash Benefits for so long as such amounts are deferred under this Plan.

Deferred RSU Benefits.

Deferred RSU Benefits will be allocated to a Deferred RSU Account for each electing Director and credited with a number of RSUs pursuant to Sections 2.31 and 6.8, as applicable. The value of a Deferred RSU Account as of any date shall equal the Fair Market Value of the Shares represented by the RSUs that are allocated to such Deferred RSU Account on such date. Dividends with respect to Shares underlying Deferred RSU Benefits will be credited to such Benefits pursuant to Section 6.8.

Distributions

Time and Form of Payments.

Deferred Cash Benefits will be distributed in cash and Deferred RSU Benefits will be distributed in Shares of Common Stock equal to the number of whole RSUs credited to the Director’s Deferred RSU Account determined as of the distribution date. However, cash will be paid in lieu of fractional RSUs credited to the Director’s Deferred RSU Account.

All Deferred Benefits will be paid in a lump sum.

A Director’s Deferred Benefits, to the extent vested as applicable, shall be paid as soon as practicable following the date the Director has a Termination.

Death. Upon a Director’s death, their Beneficiary will receive the Beneficiary’s portion of the Director’s Deferred Cash Account and Deferred RSU Account in a lump sum payment as soon as administratively feasible following the Director’s death.

Hardship Distributions

At the request of a Director before the Director’s Termination, a Director’s vested Deferred Benefits under this Plan shall be paid in the event of a Financial Emergency. An accelerated distribution on account of a Financial Emergency must be limited to the amount determined by the Administrator to be necessary to satisfy the Financial Emergency plus amounts necessary to pay applicable income taxes and penalties.

For purposes of an accelerated distribution under this section, the Deferred RSU Benefit’s value is determined by the value of the Deferred RSU Account, as set out in Section 7.4, at the time of distribution.

Distributions under this section must first be made from the Director’s Deferred Cash Account before accelerating the distribution of any amount attributable to a Deferred RSU Benefit.

(d)       A distribution under this section is in lieu of that portion of the Deferred Benefit that would have been paid otherwise. A Deferred Cash Benefit is adjusted for a distribution under this section by reducing the Director’s Deferred Cash Account by the amount of the distribution. A Deferred RSU Benefit is adjusted for a distribution under this section by reducing the value of the Director’s Deferred RSU Account by the amount of the distribution.

B-9

Beneficiary Designation

Each Director under this Plan may, from time to time, name a Beneficiary or Beneficiaries (who may be named contingently or successively) who will receive any vested RSU Compensation or unpaid Deferred Benefit under this Plan in case of the Director’s death before their RSU Compensation or their Deferred Benefits are paid. Each such designation shall revoke all prior designations by the same Director, shall be in a form prescribed by the Administrator, and will be effective only when filed by the Director in writing with the Company during the Director’s lifetime. In the absence of any such Beneficiary designation, benefits remaining unpaid at the Director’s death shall be paid to the default Beneficiary.

Successors

All obligations of the Company under this Plan with respect to Grants made hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

Amendment, Modification, Suspension, and Termination

Amendment, Modification, Suspension, and Termination. The Board may at any time and from time to time, alter, amend, modify, suspend, or terminate this Plan in whole or in part; provided, however, that, without the prior approval of the Company’s shareholders, no such amendment shall increase the number of Shares that may be granted to any Director, except as otherwise described in this Plan, or increase the total number of Shares that may be granted under the Plan. In addition, any amendment of the Plan must comply with the rules of the Nasdaq and no material amendment of this Plan shall be made without shareholder approval if shareholder approval is required by law, regulation, or stock exchange rule.

Plan Termination. Except for a termination of the Plan caused by the determination of the Board that the laws upon which the Plan is based have changed in a manner that negates the Plan’s objectives, this Plan may not be altered, amended, suspended, or terminated without the majority consent of all Directors who are Directors if that action would result either in a distribution of all Deferred Benefits in any manner other than as provided in this Plan or that would result in immediate taxation of Deferred Benefits to Directors.

Upon termination of the Plan, all vested benefits shall be paid upon the earliest to occur of the following events:

1.	Termination and liquidation of the Plan within 12 months of a qualifying corporate dissolution or bankruptcy;

2.	Termination and liquidation of the Plan pursuant to irrevocable action of the Company within 30 days before, or 12 months after, a Change in Control that qualifies as a distribution event under Code Section 409A;

3.	A termination and liquidation of the Plan (i) that does not occur proximate to a downturn in the Company’s financial condition; (ii) where all plans required to be aggregated with the Plan are terminated; (iii) where no liquidation payments are made for at least 12 months after the Plan is terminated; (iv) where all payments are made by 24 months after the Plan is terminated; and (v) where the Company does not adopt a new plan of the same type, for at least three years after the Plan is terminated; or

4.	The occurrence of an applicable distribution event pursuant to the other terms of the Plan.

Distributions made under this Section 12.2 shall be paid in the form of a lump sum.

Adjustment of Grants Upon the Occurrence of Certain Unusual or Nonrecurring Events. The Administrator may make adjustments in the terms and conditions of, and the criteria included in, Grants and Deferred RSUs in recognition of unusual or nonrecurring events (including, without limitation, the events described in Section 4.3 hereof) affecting the Company or the financial statements of the Company or of changes in applicable laws, regulations, or accounting principles, whenever the Administrator determines that such adjustments are appropriate in order to prevent unintended dilution or enlargement of the benefits or potential benefits intended to be made available under this Plan. The determination of the Administrator as to the foregoing adjustments, if any, shall be conclusive and binding on Directors under this Plan.

B-10

Amendment to Conform to Law. Notwithstanding any other provision of this Plan to the contrary, the Plan shall be amended, to take effect retroactively or otherwise, as deemed necessary or advisable for the purpose of conforming the Plan to any present or future law relating to plans of this or similar nature (including, but not limited to, Code Section 409A), and to the administrative regulations and rulings promulgated thereunder. By accepting a Grant under this Plan, a Director agrees to any amendment made pursuant to this Section 12.4 to any Grant made under the Plan without further consideration or action.

General Provisions

Forfeiture Events. Any Shares, including Shares represented by RSUs, issuable under this Plan will be subject to recoupment in accordance with any clawback policy that the Company currently has in effect, or is required to adopt or modify, pursuant to the listing standards of any national securities exchange or association on which the Company’s securities are listed or as is otherwise required by the Dodd-Frank Wall Street Reform and Consumer Protection Act or the Sarbanes-Oxley Act of 2002, or other applicable law (“Clawback Policy”). In addition, the Committee or the Board may impose such clawback, recovery or recoupment provisions on any Shares payable under this Plan as the Administrator determines necessary or appropriate, including but not limited to a reacquisition right in respect of previously acquired Shares or other cash or property.

Legend. The certificates for Shares may include any legend which the Administrator deems appropriate to reflect any restrictions on transfer of such Shares.

Gender and Number. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine, the plural shall include the singular, and the singular shall include the plural.

Non-Assignability. Deferred Benefits may not be assigned by a Director or Beneficiary.

Severability. In the event any provision of this Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of this Plan, and this Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

Requirements of Law. The granting of RSUs and issuance of Shares under this Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

Delivery of Title. The Company shall have no obligation to issue or deliver evidence of title for Shares issued under this Plan prior to: (a) obtaining any approvals from governmental agencies that the Company determines are necessary or advisable; and (b) completion of any registration or other qualification of the Shares under any applicable national or foreign law or ruling of any governmental body that the Company determines to be necessary or advisable.

Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue such Shares as to which such requisite authority shall not have been obtained.

Investment Representations. The Administrator may require any individual receiving Shares under this Plan to represent and warrant in writing that the individual is acquiring the Shares for investment and without any present intention to sell or distribute such Shares.

Uncertificated Shares. To the extent that this Plan provides for issuance of certificates to reflect the transfer of Shares, the transfer of such Shares may be effected on a noncertificated basis, to the extent not prohibited by applicable law or the rules of any stock exchange.

Unfunded Plan. Directors shall have no right, title, or interest whatsoever in or to any investments that the Company, and/or its Subsidiaries, and/or its Affiliates may make to aid it in meeting its obligations under this Plan. Nothing contained in this Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company and any Director, beneficiary, legal representative, or any other individual. To the extent that any individual acquires a right to receive payments from the Company, its Subsidiaries, and/or its Affiliates under this Plan, such right shall be no greater than the right of an unsecured general creditor of the Company, a Subsidiary, or an Affiliate, as the case may be. All payments to be made hereunder shall be paid from the general funds of the Company, a Subsidiary, or an Affiliate, as the case may be and no special or separate fund shall be established and no segregation of assets shall be made to assure payment of such amounts except as expressly set forth in this Plan.

B-11

Nonexclusivity of this Plan. The adoption of this Plan shall not be construed as creating any limitations on the power of the Board or Administrator to adopt such other compensation arrangements as it may deem desirable for any Director.

No Constraint on Corporate Action. Nothing in this Plan shall be construed to: (i) limit, impair, or otherwise affect the Company’s or a Subsidiary’s or an Affiliate’s right or power to make adjustments, reclassifications, reorganizations, or changes of its capital or business structure, or to merge or consolidate, or dissolve, liquidate, sell, or transfer all or any part of its business or assets; or, (ii) limit the right or power of the Company or a Subsidiary or an Affiliate to take any action which such entity deems to be necessary or appropriate.

No Right to Continued Board Membership. Nothing in this Plan shall confer on any Director the right to continued service as a member of the Board or in any other capacity.

Governing Law. The Plan and each Grant, RSU, and Deferred Benefit hereunder shall be governed by the laws of the State of Illinois, without regard to choice-of-law principles. The Directors consent to personal and exclusive jurisdiction and venue Cook County in the State of Illinois. Any controversy or claim arising out of or relating to (i) a Director’s service with the Company or a Subsidiary or Affiliate and/or (ii) the Plan, or the breach thereof, shall be settled by arbitration administered by the American Arbitration Association in accordance with its Employment Arbitration Rules before a single arbitrator in Chicago, Illinois, and judgment on the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. The Company and the Director will each be responsible for their own attorneys’ fees and expenses incurred in connection with any such arbitration. The decision arrived at by the arbitrator shall be binding upon all parties to the arbitration and no appeal shall lie therefrom, except as provided by the Federal Arbitration Act. These arbitration procedures are intended to be the exclusive method of resolving any claim or dispute arising out of or related to this Plan, including the applicability of this Section; provided, however, that any party seeking injunctive relief in connection with a breach or anticipated breach of the Plan will do so in a state or federal court of competent jurisdiction within the Northern District of the State of Illinois.

Code Section 409A. Notwithstanding any other provision of this Plan, it is intended that all benefits under this Plan that are subject to Code Section 409A, including vested RSU Compensation that has been deferred pursuant to Article 7, shall satisfy the provisions of Code Section 409A, and this Plan shall be interpreted and administered, as necessary, to comply with such provisions.

Notices. Notices and elections under this Plan must be in writing. A notice or election is deemed delivered if it is delivered personally or if it is mailed by registered or certified mail to the person at their last known business address.

Waiver. The waiver of a breach of any provision in this Plan does not operate as and may not be construed as a waiver of any later breach.

As evidence of its adoption of this Plan, the Company has caused this document to be executed by its duly authorized officer the ___ day of ___________, 2022.

LIFEWAY FOODS, INC.

By: ______________________

Name:

Title:

B-12

Appendix C

FORM OF RESTRICTED STOCK UNIT AWARD AGREEMENT

RESTRICTED STOCK UNIT AGREEMENT

LIFEWAY FOODS, INC.

This Agreement is made as of ___________ and is by and between Lifeway Foods, Inc., an Illinois corporation (the “Company”) and [NAME] (“Director”), a non-employee director.

Restricted Stock Units

1.	Grant Date. After compensation to the board of directors (the “Board”) on August 12, 2021 was approved by the Board, the Company hereby grants Director as of April 27, 2022 (the “Grant Date”), an award (“Award”) in the form of [__________] restricted stock units (the “Units”), subject to the terms and conditions set forth herein.

2.	Accounts. The Units granted to Director shall be credited to an account (the “Account”) established and maintained for Director. The Account shall be the record of Units granted to the Director pursuant to this Agreement, is solely for accounting purposes and shall not require a segregation of any Company assets.

3.	Terms and Conditions. Except as otherwise provided herein, the Units shall remain non-vested and subject to substantial risk of forfeiture.

Valuation of Restricted Stock Units

4.	Value of Units. The value of each Unit on any date shall be equal to the value of one share of the Company’s common stock (“Company Stock”) on such date.

5.	Value of Stock. For purposes of this Agreement, the value of the Company’s Common Stock is the closing price of the Company Stock on the relevant date.

Vesting of Restricted Stock Units

6.	Vesting. Of the [_________] Units, Director’s interest in [_________] Units is fully vested and non-forfeitable as of the date hereof1. With respect to remaining [________]2 Units, Director’s interest in [__________]3 Units will vest and become non-forfeitable on August 12, 2022; [________][3] Units will vest and become non-forfeitable on August 12, 2023 and the remaining [__________][3] Units shall vest and become non-forfeitable on August 12, 2024. In the event of a change of control of the Company, the unvested Units shall become fully vested.

Termination of Service During the Vesting Period

7.	Death or Disability. Anything in this Agreement to the contrary notwithstanding, if Director dies or becomes Disabled while serving as a director for the Company or an Affiliate and prior to the forfeiture of the Units under Section 8, all Units that are forfeitable shall become non-forfeitable as of the date of Director’s death or Disability, as the case may be and shall be paid in accordance with the provisions contained herein. For purposes of this Agreement, “Disability” or “Disabled” means Director’s permanent and total disability within the meaning of Section 22(e)(3) of the Code.

8.	Forfeiture. If Director’s service as a director for the Company or an Affiliate terminates for any reason other than Director’s death or Disability, all unvested Units at such time shall be forfeited.

1 Number inserted in both places is the number of RSUs to be issued in conversion of the amount of cash compensation being converted.

2 Number of RSUs to be issued upon conversion of restricted stock compensation.

3 1/3 of the number of RSUs to be issued upon conversion of restricted stock compensation

C-1

Payment of Awards

9.	Time of Payment. Payment of Director’s vested Units shall only be made as soon as practicable after Director no longer serves as a director for the Company.

10.	Form of Payment. If previously approved by the Company’s shareholders, the vested Units shall be paid in whole shares of the Company’s Common Stock and if not previously approved by the Company’s shareholders, the vested Units shall be paid in cash equal to the number of vested Units multiplied by the value of the Company Stock (as determined in accordance with Section 5) on the last day that the Director serves as a director of the Company.

11.	Death of Director. If Director dies prior to the payment of his or her non-forfeitable Units, such Units shall be paid to his or her beneficiary or his estate. The Company shall pay the amounts due hereunder to the beneficiary designated by Director or his executor. If Director fails to designate a beneficiary, or if at the time of the Director’s death there is no surviving beneficiary, any amounts payable will be paid to the Director’s estate.

General Provisions

12.	No Right to Continued Service. Neither this Award nor the granting or vesting of Units shall confer upon Director any right with respect to continuance of service as a director for the Company or an Affiliate.

13.	Change in Capital Structure. The terms of this grant shall be adjusted as the Compensation Committee determines is equitable in the event the Company effects one or more stock dividends, stock split-ups, subdivisions or consolidations of shares or other similar changes in capitalization.

14.	Section 409A. This Agreement is intended to comply with, or satisfy an exemption from, the provisions of Section 409A of the Code. To that end this Agreement shall at all times be interpreted in a manner that is consistent with Section 409A of the Code. Notwithstanding any other provision in this Agreement to the contrary, the Company shall have the right, in its sole discretion, to adopt such amendments to this Agreement or take such other actions (including amendments and actions with retroactive effect) as it determines is necessary or appropriate for this Agreement to comply with Section 409A of the Code or an exemption therefrom.

15.	Governing Law. This Award shall be governed by the laws of the State of Illinois and applicable Federal law. All disputes arising under this Award shall be adjudicated solely within the state or Federal courts located within the State of Illinois.

16.	Binding Effect. Subject to the limitations stated above, this Award shall be binding upon and inure to the benefit of the legatees, distributees, and personal representatives of Director and the successors of the Company.

IN WITNESS WHEREOF, the Company has caused this Award to be signed on its behalf.

LIFEWAY FOODS, INC.

By: ______________________________

DIRECTOR

_____________________________________

C-2

PRELIMINARY COPY
SUBJECT TO COMPLETION

LIFEWAY FOODS INC.

c/o GEORGESON LLC

1290 Avenue of the Americas, 9th Floor

EVERY VOTE IS IMPORTANT

EASY VOTING OPTIONS:

VOTE ON THE INTERNET

Log on to:

www.proxy-direct.com

or scan the QR code

VOTE BY PHONE

Call 1-800-337-3503

Follow the recorded instructions

VOTE BY MAIL

Vote, sign and date this WHITE Proxy Card and return in the

Please detach at perforation before mailing.

WHITE PROXY CARD

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. The undersigned hereby appoints Julie Smolyansky and Eric Hanson, and each or any of them, as proxies, each with the power of substitution, and hereby authorizes them to represent and vote the shares of the undersigned, with all the powers that the undersigned would possess if personally present, at the Annual Meeting of Shareholders of Lifeway Foods, Inc. ("Lifeway") to be held on [●], 2022 at [●], or at any postponement, adjournment or other delay thereof (the "Annual Meeting").

All shares represented by this WHITE proxy will be voted as directed by the shareholder. If no such directions are indicated, the proxies will have authority to vote FOR ALL nominees for director named in Proposal 1 and FOR Proposals 2 through 6. This proxy also delegates discretionary authority to the proxies to vote, to the extent permitted by Rule 14a-4(c) under the Securities Exchange Act of 1934, upon such other business as may properly come before the Annual Meeting.

The undersigned hereby revokes all proxies previously given by the undersigned to vote at the Annual Meeting.

VOTE VIA THE INTERNET: www.proxy-direct.com
VOTE VIA THE TELEPHONE: 1-800-337-3503

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LIF_32754_042722

PLEASE SIGN, DATE AND RETURN THE PROXY CARD USING THE ENCLOSED ENVELOPE.

xxxxxxxxxxxxxx code

PRELIMINARY COPY
SUBJECT TO COMPLETION

EVERY VOTE IS IMPORTANT

Important Notice Regarding the Availability of Proxy Materials for the 2022 Annual Meeting of Shareholders to be held on [●], 2022
The Proxy Statement and WHITE Proxy Card for this meeting are available at:
https://www.proxy-direct.com/lif-32754

IF YOU VOTE BY TELEPHONE OR INTERNET, PLEASE DO NOT MAIL THIS WHITE PROXY CARD

Please detach at perforation before mailing.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THE PROXY WILL BE VOTED FOR ALL NOMINEES FOR DIRECTOR NAMED IN PROPOSAL 1 AND FOR PROPOSALS 2 THROUGH 6.

TO VOTE MARK BLOCKS BELOW IN BLUE OR BLACK INK AS SHOWN IN THIS EXAMPLE: ☒

[redacted]posals **The Board of Directors recommends you vote "FOR ALL" nominees for director named in Proposal 1 and "FOR" Proposals 2 through 6.**

		FOR ALL	WITHHOLD ALL	FOR ALL EXCEPT
1.	Election of Directors: Nominees: 01. Julie Smolyansky 02. Juan Carlos ("JC") Dalto 03. Jody Levy 04. Dorri McWhorter 05. Perfecto Sanchez 06. Jason Scher 07. Pol Sikar INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark the box "FOR ALL EXCEPT" and write the nominee's number on the line provided ______________________			

[redacted] **Authorized Signatures — This section must be completed for your vote to be counted. — Sign and Date Below**

Note: Please sign exactly as your name(s) appear(s) on this White Proxy Card, and date it. When shares are held jointly, each holder should sign. When signing as attorney, executor, guardian, administrator, trustee, officer of corporation or other entity or in another representative capacity, please give the full title under the signature.

Date (mm/dd/yyyy) — Please print date below	Signature 1 — Please keep signature within the box	Signature 2 — Please keep signature within the box

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